Exhibit 10.54

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

COLLABORATION AND LICENCE AGREEMENT
Between
AMGEN INC.
and
CELLTECH R&D LIMITED
Re
BEER

BEER
COLLABORATION AND LICENCE AGREEMENT
I N DE X

Article	Description	Page
	Recitals	1

1	Definitions	2

2	Scope of Relationship 2.1 Exclusive Collaboration 2.2 Provision of Assistance 2.3 Decision Making and Obligations 2.4 Transfer of Materials 2.5 Third Party Research Agreements 2.6 Employee Obligations 2.7 No Parking	16 16 16 16 16 17 17 17

3	Research & Development of Antibody Products 3.1 Collaboration Regarding Research & Development 3.2 Activities 3.3 Sharing of Information 3.4 Celltech Opt-Out Right 3.5 Budgets 3.6 Costs 3.7 Governance of Research and Development	18 18 19 24 25 28 29 31

i

4	Regulatory 4.1 Rights and Responsibilities through [*] 4.2 Rights and Responsibilities of Territorial Commercial Leads 4.3 Additional Rights and Responsibilities of Manufacturing Lead 4.4 Co-operation 4.5 Access to INDs 4.6 Adverse Event Reporting; Customer Complaints 4.7 Communications 4.8 Recalls 4.9 Applications for Regulatory Exclusivity	34 34 36 36 36 36 36 37 39 40

5	Commercialisation of Antibody Products 5.1 Territorial Commercial Lead 5.2 Co-Detailer 5.3 Third Parties 5.4 Joint Commercialisation Committee Formation 5.5 Joint Commercialisation Committee and Territorial Commercial Lead Responsibilities 5.6 Decision Making 5.7 Dispute Resolution 5.8 Commercialisation Plan 5.9 Country Plans 5.10 Implementation of Commercialisation Plan and Country Plan 5.11 Co-Detailing 5.12 Commercialisation Budget 5.13 Public Statements Regarding Antibody Products 5.14 Medical and Other Inquiries 5.15 Compliance with Laws 5.16 Detailing Reports 5.17 Post-Regulatory Approval Activities	40 40 42 42 42 43 44 45 45 45 46 46 48 49 49 49 50 52

6	Manufacture and Supply 6.1 Manufacturing 6.2 Manufacture of Antibody Products for Development 6.3 Manufacture of Antibody Product(s) for Commercialisation 6.4 Third Party Manufacturers 6.5 Standards of Supply 6.6 Audit 6.7 Manufacturing Option 6.8 Quality Responsibility	52 52 53 53 54 55 55 55 58

7	Consideration 7.1 Up-front Fees 7.2 Milestone Payments	58 58 58

8	Compensation 8.1 Product Contribution 8.2 Calculation and Duration of Product Contribution 8.3 Quarterly Reconciliation of Product Contribution 8.4 Payments; Tax Matters 8.5 Records; Audits	59 59 59 59 61 62

9	Collaboration 9.1 Collaboration Committee Formation 9.2 Collaboration Committee Responsibilities 9.3 Decision Making; Administrative Matters	63 63 63 64

10	Grant of Rights 10.1 Patent Licences 10.2 Trademark; Copyright Licences	65 65 66

11	Intellectual Property Rights 11.1 Ownership 11.2 Prosecution and Defence 11.3 Patent and Trademark Expenses 11.4 Enforcement 11.5 Infringement Defence 11.6 Trademarks 11.7 Patent Markings 11.8 Co-operation 11.9 Third Party Licences	67 67 67 72 73 74 75 75 75 76

12	Confidentiality and Non-Use 12.1 Confidential Information 12.2 Disclosure 12.3 Exceptions 12.4 Terms of Agreement 12.5 Public Announcements 12.6 Residual Information 12.7 Third Party Obligations	77 77 77 79 80 80 81 81

13	Publications 13.1 Procedure 13.2 Credit	81 81 82

14	Term and Termination 14.1 Term 14.2 Termination for Convenience 14.3 Mutual Consent 14.4 Termination for Default 14.5 Bankruptcy 14.6 Additional Termination Right of Celltech 14.7 Opt-Out by Celltech 14.8 Continuing Party; Effective Date of Termination 14.9 Effects of Termination 14.10 Accrued Rights	82 82 82 83 83 84 85 86 86 86 93

15	Dispute Resolution 15.1 Referral of Unresolved Matters to [*]	93 93

16	Representations and Warranties 16.1 Authority and Consents 16.2 Mutual Representations and Warranties 16.3 Additional Representation and Warranty of Celltech 16.4 Mutual Covenants 16.5 Disclaimer of Representation and Warranty	94 94 95 95 95 96

17	Change of Control 17.1 Change of Control	97 97

18	Indemnification; Insurance 18.1 Indemnification by Amgen 18.2 Indemnification by Celltech 18.3 Joint Liability 18.4 Insurance 18.5 No Liability 18.6 Pre-Effective Date Losses	97 97 98 99 99 100 100

v

19	Miscellaneous 19.1 Amendments 19.2 Notices 19.3 Force Majeure 19.4 Use of Names, Logos or Symbols 19.5 Governing Law; Jurisdiction 19.6 Performance by Affiliates 19.7 Assignment 19.8 [*] 19.9 Joint Committees 19.10 Subcontracting 19.11 No Strict Construction 19.12 Interpretation and Schedules 19.13 Severability 19.14 No Consequential Damages 19.15 General Provisions 19.16 Whole Agreement	100 100 100 101 101 102 103 103 104 104 104 105 105 105 105 106 107

Schedule
A	Research Plan	108 - 110
B	Costs and Calculation of Product Contribution	111 - 114
C	Principles for Detail Cost	115
D	Net Sales Definition	116 - 117
E	Calculation of Fully Absorbed Manufacturing Cost	118 - 120
F	Patent Rights	121 - 131
G	Antibody Licence Agreement

COLLABORATION AND LICENCE AGREEMENT
This Collaboration and Licence Agreement (the “Agreement”) is made and entered into the 10th day of May, 2002 (the “Effective Date”) by and between:
AMGEN INC., a corporation organised and existing under the laws of the State of Delaware, USA and having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 USA (“Amgen”), and
CELLTECH R & D LIMITED, a company organised and existing under the laws of England and having its principal office at 208 Bath Road, Slough, Berkshire SL1 3WE, England (“Celltech”).
RECITALS
WHEREAS,

A.
Celltech and Amgen are biopharmaceutical companies with an ongoing interest in the research, development, manufacture and commercialisation of pharmaceutical products for the treatment of human diseases.

B.
Celltech and/or its Affiliates have developed certain intellectual property rights, technology, know-how and expertise which relate to BEER, the modulation of which may be useful in the treatment of the Osteoporosis Indication and Other Indications (all terms used in these recitals as defined in Article 1), and which may be useful in Developing and exploiting of BEER technology and know-how and Antibody Products.

C.
Amgen has reviewed and evaluated the technology, know-how and intellectual property rights relating to Celltech's BEER programme supplied by Celltech under terms of confidentiality and limited use and Amgen now wishes to collaborate with Celltech regarding using BEER technology, intellectual property rights and know-how in the further Research, Development and Commercialisation of Antibody Products.

D.
Amgen and/or its Affiliates have certain technology, know-how and expertise which may be useful in Developing and exploiting of BEER technology and know-how and Antibody Products, and Celltech now wishes to collaborate with Amgen regarding using BEER technology and know-how in the further Research, Development and Commercialisation of Antibody Products.

E.
The Parties believe it to be in their mutual interest and in the interest of the public to grant each other such intellectual property licences and other rights as are necessary to continue the research and development begun by Celltech so as to Commercialise Antibody Products resulting from the aforesaid Research and Development.

NOW, THEREFORE, Celltech and Amgen, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
When used in this Agreement, each of the following terms shall have the meanings set forth in this Article 1:
“Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organised under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.
“Amgen Initial Countries” means the United States, Canada, Mexico and Japan.
“[*] Know-How” means, other than [*] Know-How and [*] Know-How, all Information and Materials which are [*] for the [*] of Antibody Products to the extent the same are [*] whether [*].
“[*] Patent Rights” means, other than [*] Patent Rights and [*] Patent Rights, (i) all Patent Rights to the extent the same are [*] and which claim [*] Know-How and (ii) all Patent Rights of [*] to the extent the same are [*]; and in each case which if not licensed herein would be infringed by [*] Antibody Products.

“[*] Know-How” means all Information and Materials characterized, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to [*] in the course of the [*] of Antibody Products [*] and, in each case, [*] of [*].
“[*] Patent Rights” means those Patent Rights of [*] which specifically disclose and claim [*] Know-How.
“[*] Technology” means, collectively, [*] Know-How, [*] Know-How, [*] Patent Rights, [*] Patent Rights, and [*]'s interest in [*] Know-How and [*]'s interest in [*] Patent Rights.
“Amgen Territory” means each or all countries (a) in the Amgen Initial Countries and (b) in the Territory in which Amgen is designated the Territorial Commercial Lead pursuant to Article 5.1.
“[*] Trademarks” means the Trademarks including house marks and house dress [*] from time to time [*] and used on or in connection with Antibody Products, but excluding the [*] Trademarks.
“Antibody(ies)” means a polyclonal or monoclonal antibody, whether multiple or single chain, recombinant or naturally occurring or a combination of the foregoing, whole or fragment, monospecific or multi-specific, and any analogs, constructs, conjugates, fusions or chemical or other modifications and/or attachments thereof.
“Antibody Product(s)” means any Antibody or Antibodies in whatever form that is (i) delivered by [*] to [*]; (ii) [*] by [*]; or (iii) [*] by [*]; and in each case that binds to BEER. Antibody Product also includes any product incorporating any such Antibody.
“Antibody Raw Material” means the bulk Antibody Product, manufactured and quality control tested in accordance with Article 6 (including, if appropriate, [*] and suitable for use in the manufacture of Antibody Product in Finished Form.
“BEER” means any protein or a portion thereof comprising the polypeptide sequence of [*] and any polypeptide sequence having [*] and any [*].
“Business Day” means a day on which banking institutions in both New York, New York, USA, and London, England are open for business.
“[*] Patent Rights” means the patent applications and patents set forth in Part A of Schedule F and all Patent Rights that issue from or claim priority from those Patent Rights and foreign counterparts thereof.

“[*] Patent Rights” means the Patent Rights set forth in Part B of Schedule F and all Patent Rights that issue from or claim priority from those Patent Rights and foreign counterparts thereof
“Celltech Initial Countries” means (a) the United Kingdom, France, Germany, Spain, Italy, Norway, Switzerland and any country in addition to those named which, as of the date of first Regulatory Approval for Commercialisation of an Antibody Product is a member state of the European Union; and (b) Australia and New Zealand.
“[*] Know‑How” means, other than [*] Know-How and [*] Know-How, all Information and Materials relating to Antibodies or BEER which are [*] for the [*] of Antibody Products to the extent the same are [*] whether [*].
“[*] Patent Rights” means, other than [*] Patent Rights, [*] Patent Rights and [*] Patent Rights, (i) all Patent Rights to the extent the same are [*] and which claim [*] Know-How and (ii) all Patent Rights of [*] to the extent the same are [*]; and in each case which if not licensed herein would be infringed by [*] Antibody Products. [*] Patent Rights include [*] Patent Rights.
“[*] Know-How” means all Information and Materials characterized, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to [*] in the course of the [*] of Antibody Products [*] and, in each case, any [*] of [*].
“[*] Patent Rights” means those Patent Rights of [*] which specifically disclose and claim [*] Know-How.
“[*] Technology” means, collectively, [*] Know-How, [*] Know-How, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, and [*] Know-How and [*] Patent Rights.
“Celltech Territory” means each or all countries (a) in the Celltech Initial Countries and (b) in the Territory in which Celltech is designated the Territorial Commercial Lead pursuant to Article 5.1.
“[*] Trademarks” means the Trademarks including house marks and house dress [*] from time to time [*] and used on or in connection with Antibody Products but excluding the [*] Trademarks.
“Collaboration Committee” means the committee formed pursuant to Article 9.1.
“Commercialisation” or “Commercialise” means any and all activities (whether before or after Regulatory Approval) directed to the marketing, Detailing and Promotion of an Antibody Product after Regulatory Approval for commercial sale has been obtained and shall include pre-launch and post-launch marketing, manufacturing for commercial sale, Promoting, Detailing, distributing, offering to sell and selling an Antibody Product, importing an Antibody Product for sale, conducting Marketing Clinical Studies (but not Development clinical studies), and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “Commercialising” means to engage in Commercialisation and “Commercialised” shall have a corresponding meaning.
“Commercialisation Expense” shall have the meaning as set forth in Schedule B.
“Commercialisation Plan” means the comprehensive plan and overall strategy, and any updates thereto, and consolidated budget for the Commercialisation of the Antibody Products to be prepared pursuant to Article 5.8.
“Commercially Reasonable Efforts” means efforts and resources commonly associated with good business practice and standards in the research-based pharmaceutical industry to research, develop or commercialise (as appropriate) a product of similar market potential at a similar stage in its product life, taking into account efficacy, the competitiveness of alternative products and product candidates in the marketplace (excluding other products owned or controlled or marketed by a Party or any of its Affiliates), the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent rights, alternative Third Party products and product candidates and other relevant factors. Commercially Reasonable Efforts where appropriate shall be determined on a market-by-market basis for a particular product, and the level of effort may change over time, reflecting changes in the status of the product and the market involved.
“Confidential Information” means all Information disclosed in good faith for the purposes of this Agreement which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such Information is disclosed by the disclosing Party to the other Party. Notwithstanding anything in the foregoing to the contrary, Information which is disclosed in good faith for the purposes of the Agreement, whether orally, electronically, visually or in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the Information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made or (b) if such Information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties. Any Information of a Party disclosed at a meeting of the Collaboration Committee, Joint Research Committee, Joint Development Committee or the Joint Commercialisation Committee (or any sub-committee or project team of the foregoing) or disclosed through a report to any such committee shall constitute Confidential Information of such Party unless otherwise specified. The terms of this Agreement shall be considered Confidential Information of each Party.
“Contract Year” means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on 31 December 2002 (the “First Contract Year”), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter.
“Control” or “Controlled” means with respect to any (a) Material or Information or (b) intellectual property right, in each case the possession (whether by ownership, licence or other right, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a licence (or sublicence) as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing before or after the Effective Date and existing as of the date such Party obtains such ownership, licence or other right in such Material, Information or intellectual property.
“Cost of Goods” shall have the meaning set forth in Schedule B.
“Detail” means an interactive face-to-face contact (including a live video presentation) of a Representative with (a) a medical professional with prescribing authority or (b) an office nurse with influence over the pharmaceutical treatment of a patient, provided that in the case of (b) such contacts shall not be considered a Detail to the extent they exceed [*] percent ([*]%) of the interactive face-to-face contacts performed by a Party during the Contract Year. To constitute a Detail such interactive face-to-face contact (i) shall be with a medical professional or office nurse designated by the Territorial Commercial Lead as a target call audience in its Lead Territory, (ii) shall occur at the office of such medical professional or office nurse, at hospitals or at other locations (excluding exhibits, displays and other forms of communication not involving face-to-face contact by such sales representative), and (iii) during such contact Regulatory Authority-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and/or other relevant characteristics of an Antibody Product, shall be described in a fair and balanced manner consistent with the laws and regulations of the relevant part of the Territory, using either or both of the Product Labelling or the Promotional Materials, in an effort to increase physician prescribing preferences of such Antibody Product for its approved indicated uses. A sample drop does not constitute a Detail. When used as a verb, “Detailing” means performing Details and “Detailed” shall have a corresponding meaning.
“Development” or “Develop” means all clinical and other activities undertaken to obtain Regulatory Approval of an Antibody Product after the filing of an IND for an Antibody Product and up to and including the obtaining of Regulatory Approval for commercial sale of such Antibody Product, and including any supplementary Development forming part of Late Stage Development in the Field in the Territory. For the avoidance of doubt, these activities shall include clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, product approval and registration, and regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” shall have a corresponding meaning.
“Dollar” means a United States dollar, and “$” shall be interpreted accordingly.
“Drug Approval Application” means an application for any Regulatory Approval required before commercial sale or use of an Antibody Product as a drug or to treat a particular indication in a regulatory jurisdiction, including: (a) (i) a Biologics Licence Application (“BLA”) pursuant to 21 C.F.R. 601.2 (or any successor application or procedure) submitted to the FDA and (ii) any counterpart of a U.S. BLA in any other country in the Territory; and (b) all supplements and amendments that may be filed with respect to the foregoing.
“Early Stage Development” means all post-IND Development up to and including conclusion of Phase II Studies.
“FAMC” shall have the meaning set forth in Schedule E.
“FDA” means the United States Food and Drug Administration or a successor agency thereto.
“Field” means [*].
“Finished Form” means the final finished form of an Antibody Product suitable for use by patients including Antibody Raw Material in combination with excipients, vials or other containers suitable for delivery, delivery devices, packaging and labelling.
“First Commercial Sale” means the first shipment of any Antibody Product sold on arm's-length terms to a non-sublicensee Third Party by a Party, its Affiliates or its sublicensees, in any country in the Territory after the first Regulatory Approval for Commercialisation has been achieved for such Antibody Product in such country in any indication. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not constitute a First Commercial Sale.
“Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by a Party of any of its obligations hereunder.

“FTE” means a full-time equivalent person year of scientific or technical work, full-time being [*].
“FTE Cost” means, for any quarter, the FTE Rate multiplied by the sum of the number of days (calculated by adding the full and partial percentage of days) actually spent in that quarter by FTEs of a Party working directly on Research and Development of Antibody Products under the terms of this Agreement (as per their time sheets) divided by [*].
“FTE Rate” means the sum of the [*] FTE Rate (as calculated herein below) and the [*] FTE Rate (as calculated herein below). The [*] FTE Rate is [*] Dollars ($[*]) per FTE. This [*] FTE Rate shall be adjusted annually beginning with 1st April 2003 in accordance with [*]. The [*] FTE Rate is [*] Dollars ($[*]) and shall be adjusted annually beginning on April 1, 2003 at the same time as the [*] FTE Rate, by the then-most recently published annual increase in the [*] (as determined by the average annual [*] from the prior year as quoted from the [*])).
“GAAP” means United States generally accepted accounting principles.
“IND” means (a) (i) an Investigational New Drug Application (as defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder) that is required to be filed with the FDA before beginning clinical testing of an Antibody Product in human subjects, or any successor application or procedure and (ii) any counterpart of a U.S. Investigational New Drug Application in any other country in the Territory; and (b) all supplements and amendments that may be filed with respect to the foregoing.
“Information” means tangible or intangible know-how, trade secrets, inventions (i.e., conceived or reduced to practice, constructively or actually), methods, knowledge, conclusions, skill, experience, test data and results (including chemical, biological, biochemical, pharmaceutical, pharmacological, toxicological and research, pre-clinical and clinical data, assay, control and manufacturing processes, test data and results), analytical and quality control methods and data, results or descriptions, software and algorithms or other information (whether or not patentable) regarding technology, techniques, practices, products, business information or objectives.
“Joint Commercialisation Committee” means the committee formed pursuant to Article 5.4.
“Joint Development Committee” means the committee formed pursuant to Article 3.7.2.

“[*] Know-How” means all Information or Materials that are conceived or developed [*] after [*] and, in each case, [*]of [*].
“[*] Patent Rights” means Patent Rights in any country within the Territory which claim [*] Know-How and which identify [*] as inventors.
“Joint Research Committee” means the committee formed pursuant to Article 3.7.1.
“Late Stage Development” means Development following completion of Phase II Studies up to and including filing of a Drug Approval Application for an Antibody Product in any jurisdiction and including any supplementary Development necessary or required by a Regulatory Authority (a) in order to obtain a Regulatory Approval; or (b) as required as a condition or maintenance, as the case may be, of a Regulatory Approval; in each case necessary for the commercial sale and/or use of an Antibody Product in that jurisdiction.
“Lead Territory” means Amgen Territory and/or Celltech Territory as the case may be.
“Licence Agreement” means that certain agreement attached hereto as Schedule G.
“Licence Fees” shall have the meaning set forth in Schedule B.
“Marketing Clinical Studies” means, in any jurisdiction, those clinical studies following Early Stage Development of an Antibody Product, including pharmacoeconomic studies, pharmacoepidemiology studies, investigator-sponsored clinical studies, Phase IIIB, Phase IV and other such studies useful for the Commercialisation of an Antibody Product, including those studies required to expand the label of an Antibody Product in the approved indication, but excluding those studies undertaken as part of Late Stage Development of an Antibody Product.
“Materials” means biological and chemical materials including, Antibodies, Antibody Products, screens, animal models, cell lines, cells, vectors, nucleic acids, receptors and reagents.
“Net Sales” shall have the meaning set forth in Schedule D.
“Osteoporosis Indication” means the [*].
“Other Expense” shall have the meaning set forth in Schedule B.
“Other Indications” means all uses of Antibody Products in the Field other than in the Osteoporosis Indication.

“Party” means Amgen or Celltech; “Parties” means Amgen and Celltech.
“Patent Rights” means all (a) existing issued, unexpired patents (with the term “patent” being deemed to encompass an inventor's certificate), including any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent and (b) existing patent applications and patent applications hereafter filed, including any continuations, continuations-in-part, divisionals, provisionals, converted provisional, continued prosecution application, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and all foreign counterparts of any of the foregoing.
“[*] Antibody” means an Antibody which is [*] of any [*] and claimed by any of the [*] Patent Rights.
“Phase II Study” means a clinical trial that is designed to establish the safety and preliminary efficacy of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and that satisfy the requirements of 21 CFR 312.21(b) (or its successor regulation), or its equivalent in any other jurisdiction.
“Pivotal Study” means a clinical trial that, if the defined end-points are met, is designed (and agreed to in advance by a Regulatory Authority(ies) having jurisdiction in the country(ies) in which the trial is to be conducted, based upon existing data in the same patient population as of the start of such clinical trial) to definitively establish that an Antibody Product drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the Antibody Product in the dosage range to be prescribed, and provide pivotal data supporting Regulatory Approval of such Antibody Product and that satisfies the requirements of 21 CFR 321.21(c) (or its successor regulation), or its equivalent in any other jurisdiction.
“Position of Detail” means a Primary Detail, a Secondary Detail or a Tertiary Detail as the case may be.
“Primary Detail” means a Detail in which the predominant portion of time or emphasis is devoted to the Detailing of Antibody Product, and the Antibody Product is the first product presentation made.
“Product Contribution” shall have the meaning set forth in Schedule B.
“Product Labelling” means (a) the Regulatory Authority-approved full prescribing information for an Antibody Product, including any required patient information and (b) all labels and other written, printed or graphic matter upon any container, wrapper or any package insert or outsert utilised with or for an Antibody Product.
“Product Trademark” means any trademarks and trade names (and trademark applications (whether or not registered), and any renewals, extensions or modifications thereto in the Territory) together with all goodwill associated therewith, trade dress and packaging which (a) are Controlled by either Party and (b) are applied to an Antibody Product or any Promotional Materials and (c) distinguishes that Antibody Product; but excluding any house marks or house dress or any reserve trademarks and trade names (and trademark applications and any resulting trademarks) which are Controlled by a Party and are filed with a trademark office for use with an Antibody Product but which shall not have been applied to an Antibody Product.
“Promote” or “Promotion” or “Promoting” or “Promotional” means, with respect to an Antibody Product, those activities and obligations other than Detailing undertaken by a Party to encourage sales of such Antibody Product including, journal advertising, direct mail programs, direct-to-consumer advertising, education, convention exhibits, and other forms of advertising and promotion.
“Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video matter including, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, product inserts, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any Promotion or Detailing of an Antibody Product, except Product Labelling.
“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, pre‑ and post‑approvals, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity), licences, registrations, or authorisations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity necessary for the manufacture, distribution, use, storage, import, export, transport, Promotion, marketing and sale of an Antibody Product in a country or jurisdiction.
“Regulatory Authority” means any governmental or regulatory authority involved in granting Regulatory Approvals of any Antibody Product including, in the United States, the FDA.
“Regulatory Filings” means, collectively, INDs, Drug Approval Applications, establishment licence applications (“ELAs”) and drug master files (“DMFs”) or any other similar filings (including any equivalents in other jurisdictions and further including any related correspondence and discussions) and applications for regulatory exclusivity, and all data contained therein, as may be required by the FDA or equivalent Regulatory Authorities in other jurisdictions, for the Development or Commercialisation of an Antibody Product.
“Representative” shall have the meaning set forth in Schedule B.
“Research” means all research and pre-clinical activities up to and including the filing of any IND for an Antibody Product. When used as a verb “Research” means to engage in Research, and “Researched” and “Researching” shall have a corresponding meaning.
“Research and Development Cost” means for all activities performed following the Effective Date for the Research and Development of Antibody Products (a) all out-of-pocket costs and expenses incurred on an arm's-length basis (calculated in accordance with GAAP) and paid to Third Party subcontractors (or accrued therefor) by Amgen or Celltech or their Affiliates, (b) the FTE Cost of such activities, and (c) the cost of Materials used in such activities. For the avoidance of doubt, Research and Development Costs excludes [*] made by [*] to [*] pursuant to [*].
“Research Plan” means the plan of Research activities to be performed by the Parties and attached hereto as Schedule A, and as may be modified from time to time pursuant to Article 3.7.1(c).
“Secondary Detail” means a Detail in which the second-most predominant portion of time or emphasis is devoted to the Detailing of Antibody Product, it being understood that, in most but not all Secondary Details, Antibody Product shall be the second product presentation made.
“Term” means the term of this Agreement as set forth in Article 14.1.
“Territorial Commercial Lead” means, with respect to a particular country, the Party designated pursuant to Article 5.1 to lead Commercialisation of Antibody Products in such country.
“Territory” means all the countries of the world.
“Tertiary Detail” means a Detail in which Antibody Product is included in the Detail, with lesser prominence than a Secondary Detail but more prominence than mere inclusion in a product list.
“Third Party” means any person, partnership, joint venture, corporation, trust, estate, unincorporated organisation, government or any department or agency thereof, or any entity other than a Party or any of its Affiliates.

“Trademark” means any and all corporate names, service marks, logos or trademarks and trademark applications (whether or not registered) together with all good will associated therewith, and any renewals, extensions or modifications thereto either filed or used.
“Wind Down Costs” means all reasonable out-of-pocket costs incurred by either Party in terminating or transferring to the other Party (or its nominee) Research, Development or Commercialisation activities (including the termination or assignment of relevant related contracts and Materials) as set forth in Article 14.9, following the service of a notice of termination of this Agreement to the extent such activities, contracts and Materials have been approved by the Collaboration Committee and are not accounted for in Commercialisation Expense or Research or Development Cost.

Each of the following definitions are found in the body of this Agreement as indicated:

Defined Terms	Page/Article
“Acquiring Party”	Article 17.1
“Amgen Indemnitees”	Article 18.2
“Amgen Loss(es)”	Article 18.2
“Amgen”	Pg. 1, paragraph 2
“Auditing Party”	Article 8.5
“Balance Payment”	Article 8.3(b)
“BLA”	Article 1, def. “Drug Approval Application”
“Celltech Indemnitees”	Article 18.1
“Celltech Loss(es)”	Article 18.1
“Celltech”	Pg. 1, paragraph 3
“[*]”	Article 5.7(i)
“Co-Detailer”	Article 5.2(a)
“Consultation Rights”	Article 11.2.2(b)
“Continuing Party”	Article 14.8(a)
“Country Plan”	Article 5.9
“Defaulting Party”	Article 14.4(a)
“DMFs”	Article 1, def. “Regulatory Filings”
“Effective Date”	Pg. 1, paragraph 1
“ELAs”	Article 1, def. “Regulatory Filings”
“Excepted Matters”	Article 3.7.1(e)
“[*]”	Article 15.1
“Filing Notice”	Article 5.2(b)
“First Contract Year”	Article 1, def. “Contract Year”
“include” or “includes” or “including”	Article 19.12
"intellectual property"	Article 14.5
“Indemnify”	Article 18.1
“Insolvency Event”	Article 14.5(b)
“Joint Activities”	Article 5.5(a)(iii)
“Joint Loss(es)”	Article 18.3
“Late Stage Development Plan”	Article 3.4(a)
“Manufacturing Lead”	Article 6.1(a)
“[*] Patent Rights”	Article 11.2.2(a)
“[*] Patent Rights”	Article 11.2.2(a)
“Milestone Event”	Article 7.2
“Milestone Payment(s)”	Article 7.2
“non-Acquired Party”	Article 17.1
“Non-Defaulting Party”	Article 14.4(a)
“Notice of Default”	Article 14.4(a)
“[*]”	Article 15.1
“opt-out right”	Article 3.4(a)
“Performance Default”	Article 14.4(a)
“Quality Responsibilities”	Article 6.8
“Recall”	Article 4.8(a)
“Representation Default”	Article 14.4(a)
“SOPs”	Article 4.8(a)
“Subsequent Products”	Article 3.4(a)

“Supply Agreements”	Article 6.1(a)(ii)
“Termination Date”	Article 14.8(b)
“Third Party Licence Agreement”	Article 11.9
“Transition Date”	Article 11.2.9
“Transition Plan”	Article 14.9(b)(iii)

ARTICLE 2
SCOPE OF RELATIONSHIP

2.1
Exclusive Collaboration. The Parties agree to collaborate exclusively in the Research, Development and Commercialisation of Antibody Products in the Field in accordance with the terms of this Agreement and, other than as explicitly permitted under this Agreement, not to undertake or enable any Third Party to undertake any activities for Antibody Products without the other Party's prior written consent (which may be withheld for any reason), including to undertake or enable any Third Party to undertake any activities for Antibody Products for any use outside of the Field (including [*]).

2.2
Provision of Assistance. Each Party shall co-operate reasonably with the other Party to facilitate the Research, Development and Commercialisation of Antibody Products in the Field. In addition to other assistance explicitly set forth in this Agreement, during the Term Amgen shall provide Celltech with reasonable technical assistance relating to the use of [*] Know-How, [*] Know-How and [*] Know-How and Celltech shall provide Amgen with reasonable technical assistance relating to the use of [*] Know-How, [*] Know-How and [*] Know-How, each solely to the extent licensed to the other Party in this Agreement. In addition, during the Term each Party shall make its employees, consultants and agents reasonably available upon reasonable notice during normal business hours at their respective places of employment to consult with the other Party on issues relating to this Agreement or any request from any Regulatory Authority concerning an Antibody Product, including requests relating to regulatory, scientific and technical issues. Each Party shall also keep the Joint Research Committee, Joint Development Committee, Joint Commercialisation Committee and Collaboration Committee, as appropriate, informed as to its progress in the Research, Development and Commercialisation of Antibody Products. A Party shall not be in breach of any obligation under this Agreement to the extent its inability to perform such obligation is caused by the other Party's failure to perform any of its obligations under this Agreement.

2.3
Decision Making and Obligations. Control of a final decision-making authority for any aspect of the Research, Development and/or Commercialisation as set forth in this Agreement shall not relieve the Party with such control from any of its obligations under this Agreement .

2.4
Transfer of Materials. The Parties anticipate that each Party may transfer certain of its Materials to the other Party. Each Party agrees that it will use such Materials of the other Party only in accordance with the terms and conditions of, and solely for the purposes of the activities conducted pursuant to, this Agreement, and will not transfer such Materials of the other Party to any Third Party without the consent of the other Party, except as expressly permitted under this Agreement.

2.5
Third Party Research Agreements. The Parties shall, through the Collaboration Committee or its designees, agree upon and co-ordinate Material transfer agreements and collaboration agreements with Third Parties (excluding Third Party subcontractors) to the extent such agreements relate to the Research or Development of Antibody Products or BEER or involve the use of Antibody Products or BEER, in a manner so as to conserve the available quantities of the Parties' Materials and to avoid compromise of the Parties' abilities to fulfil their obligations and responsibilities under this Agreement, and with a view toward maintaining access to relevant intellectual property rights. Notwithstanding the above, other than with respect to Antibody Products, neither Party may transfer the other Party's Materials to any such Third Parties, without the express written consent of the other Party.

2.6
Employee Obligations. Prior to beginning work relating to any aspect of the subject matter of this Agreement and/or being given access to the [*] Technology or [*] Technology, each employee, consultant or agent of Celltech and Amgen shall be bound by an employment agreement or other agreement pursuant to which (a) each such person (other than administrative and/or non-technical personnel) shall (but in the case of a Party's own Technology, only to the extent such Party's employees consultants or agents are conducting activities pursuant to this Agreement) be obliged to comply with all of the obligations of Celltech or Amgen under this Agreement, as appropriate, including: (i) following Celltech's or Amgen's (as appropriate) policies and procedures regarding reporting any invention, discovery, process, software program or other intellectual property right created by such person in the course of his or her employment or retainer with Celltech or Amgen, as appropriate, within [*] Technology or [*] Technology; (ii) assigning to Celltech or Amgen, as appropriate, all of his or her right, title and interest in and to any such invention, discovery, process, software program or other intellectual property right; (iii) co-operating in the preparation, filing, prosecution, maintenance and enforcement of any Patent Rights covering the same; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement and (b) each person shall be bound by obligations of confidentiality and non-use consistent with the terms of this Agreement. It is understood and agreed that any such agreement need not be specific to this Agreement.

2.7	No Parking. Each Party acknowledges that using Commercially Reasonable Efforts requires it to take ongoing actions that are consistent with a good faith intention to achieve the objective of

Developing an Antibody Product and obtaining Regulatory Approvals to Commercialise such Antibody Product for the [*] (or if the [*] is dropped in accordance with the terms of this Agreement an [*] chosen in accordance with the terms of this Agreement) in the Field, and to Commercialise such Antibody Product, throughout the Amgen Territory and Celltech Territory. For the avoidance of doubt, Development and Commercialisation in each instance includes the manufacture and the supply of Antibody Product. If a Party decides that deployment of Commercially Reasonable Efforts does not justify it making continued, ongoing efforts towards this objective it shall promptly notify the other Party in writing.
ARTICLE 3
RESEARCH AND DEVELOPMENT OF
ANTIBODY PRODUCTS
3.1    Collaboration Regarding Research and Development.
3.1.1    From and after the Effective Date:

(a)
the Parties shall use diligent and timely efforts to satisfactorily complete Research of the Antibody Products and obtain in one of the [*] for an Antibody Product an IND in the [*] or, if agreed by the Joint Research Committee pursuant to Article 3.7.1(e), an [*];

(b)	In addition to its Development supply obligations as set out in Article 6, Celltech shall use Commercially Reasonable Efforts:

(i)	to satisfactorily complete, in respect of an Antibody Product, those Development activities assigned to it pursuant to Article 3.2.2(b) and Article 3.2.2(c); and

(ii)
following delivery by Amgen to Celltech of a filed data package pursuant to Article 4.1(d), to obtain Regulatory Approval to Commercialise an Antibody Product supported by, in the indication supported by, such data package, in the Field throughout the Celltech Territory.

(c)    Amgen shall:

(i)
use Commercially Reasonable Efforts to satisfactorily complete all Development activities with respect to an Antibody Product (other than those Development activities assigned to Celltech pursuant to Article 3.2.2(b) and Article 3.2.2(c)); and

(ii)	use Commercially Reasonable Efforts to obtain Regulatory Approval to Commercialise an Antibody Product;
in each case for the [*] (or if the [*] is dropped in accordance with the terms of this Agreement an [*] chosen in accordance with the terms of this Agreement) in the Field throughout the Amgen Territory.

(d)	Each Party acknowledges that the obligations it undertakes pursuant to this Article 3.1.1 are material obligations.

3.1.2
Each Party agrees to conduct its Research activities and Development activities in compliance with all laws, regulations and guidelines that are applicable to the particular stage of Research or Development for the Antibody Product, including, GLP, GCP and GMP, of the relevant jurisdiction as the same may be amended from time to time.

3.1.3
Neither Party will approve, oppose or take any action under this Agreement which is contrary to its preliminary or final conclusions that the safety or toxicity of an Antibody Product then being considered for Development or being Developed pursuant to this Agreement would pose a [*] that is [*] to patients.

3.1.4
Notwithstanding any other term of this Agreement, [*] shall not, except with the written consent of [*], have an Antibody Product in Late Stage Development in more than one [*] unless (i) Regulatory Approval for the Commercialisation of an Antibody Product has been obtained in any of the [*] or (ii) such additional [*] was included in the first [*] for such Antibody Product presented to [*] pursuant to Article [*].

3.2	Activities. Without limiting the obligations of Article 3.1 the Parties shall undertake the Research and Development activities as follows:

3.2.1	Research

(a)	The Parties shall conduct all activities for the Research of Antibody Products in accordance with the Research Plan, a copy of which is attached as Schedule A, as may be amended from time to time by the Joint Research Committee, with the Research objective of filing an IND and initiating clinical studies for at least one Antibody Product.

(b)	As part of the Research, Celltech shall use diligent and timely efforts to:

(i)
supply Amgen with [*] Antibody in amounts in line with the Research Plan as of the Effective Date and such additional amounts as may be reasonably requested by Amgen (which request will recognize timing constraints for supply imposed by Celltech's existing capacity to provide), and in each case to specifications and timing agreed by the Joint Research Committee, for use by Amgen in [*] studies;

(ii)
supply Amgen with such quantities of [*] as requested by Amgen and as Celltech shall have the existing capacity to provide, and to specifications and timing agreed by the Joint Research Committee, for use by Amgen in [*] studies; and

(iii)	provide Amgen with any Information [*] which [*] reasonably considers to be [*] to the [*] safety and/or toxicity of Antibody Products (being considered for Development or being Developed).

(c)	As part of the Research, Amgen shall use diligent and timely efforts to:

(i)
conduct [*] studies required to select an Antibody Product clinical candidate and file an IND therefor in one of the [*]. For the avoidance of doubt, nothing in this Agreement shall preclude Amgen from filing INDs in such other countries as it sees fit;

(ii)	conduct studies to identify, test and select [*] and, if applicable, [*] for use in the Development of Antibody Products; and

(iii)
provide [*] with any [*] arising from the studies referred to in (i) and (ii), and with any [*] which [*] reasonably considers to be [*] to the [*] safety and/or toxicity of Antibody Products (being considered for Development or being Developed).

(d)
If (i) Celltech has not achieved Milestone 1 as set out in Schedule A by the [*] of the [*]; or (ii) if Celltech achieves [*] but subsequently fails to achieve Milestone 3 as set out in Schedule A within [*] of Amgen notifying Celltech in writing (pursuant to Article 3.2.1(g) below) of [*] Antibody as determined by the [*] study results; the Parties (upon the written request of

[*]) shall for a period of [*] of [*] with respect to unachieved Milestone 1 or unachieved Milestone 3 (as applicable) discuss the possibility of extending such time period for an additional, mutually agreed period. Each Party acknowledges that it shall be [*] as to whether or not to agree to such an extension of any such time period.

(e)	Within [*] of expiry of each date referred to in Article 3.2.1(d) or any extension to such dates agreed to by the Parties, Amgen shall notify Celltech in writing that Amgen will either:

(i)
assume the right and obligation to Research, Develop, and supply either itself or through agreement with a Third Party the [*] referred to in Milestone 1 and/or (as appropriate) the [*] referred to above in Article 3.2.1(d); or

(ii)	terminate this Agreement.
If Amgen does not serve such a notice it will be deemed to have exercised the option set out in Article 3.2.1(e)(i).

(f)	Where Amgen has exercised the option set out in Article 3.2.1(e)(i) the following shall apply and this Agreement shall be deemed to be amended as follows:

(i)	all Research and Development Costs incurred by either Party after the exercise of such option shall be shared equally by the Parties;

(ii)	Amgen shall have no obligation to pay any Milestone Payments pursuant to Article 7.2 not already paid or due to be paid at the time that Amgen exercises such option;

(iii)
Amgen shall cease to have any rights to use or exploit any of the [*] Patent Rights and any other [*] Technology that [*] to any invention claimed by any of the [*] Patent Rights, and Celltech shall cease to have any obligation to provide Amgen with any Information concerning the [*] Patent Rights, or to provide Amgen with assistance or guidance in using or understanding the [*] Technology covered by the same, but without prejudice to the rights [*] has to other [*] Technology as granted hereunder;

(iv)
Celltech's obligations to conduct Research activities shall terminate save for those under Articles 3.2.1(b)(ii) and (iii) and its obligations with respect to the manufacture and supply of Antibody Raw Material (including those pursuant to Articles 3.2.2(c) and Article 6) shall terminate and Amgen shall assume all such responsibilities; and

(v)
Amgen's Research obligations shall, for a period not to exceed [*] from the date Amgen exercised the option pursuant to Article 3.2.1(e), be amended by the substitution of “Commercially Reasonable Efforts” for “diligent and timely efforts” wherever it appears. Celltech shall provide Amgen with reasonable co-operation in connection with its Research activities. If Amgen has not commenced [*] on an Antibody Product clinical candidate within [*] of exercise of the option referred to in Article 3.2.1(e)(i), this Agreement shall terminate automatically and without notice. If Amgen has commenced such [*] before such date, from the commencement of such [*] Amgen shall again be obliged to use diligent and timely efforts where it was previously obliged to use diligent and timely efforts. Save for the change in the level of effort required by Amgen during such period, Amgen's Research and Development obligations as set out in this Agreement shall continue to apply;

provided however if at that time the Parties mutually agree in writing to develop an Antibody Product claimed by any of [*] Patent Rights the provisions of Articles 3.2.1(f)(i) through (v) shall not apply and this Agreement shall remain in force unamended.

(g)
Amgen shall provide the Joint Research Committee with the results of the [*] studies conducted as set out in the Research Plan, within [*] of completion of those studies. The Joint Research Committee shall determine the characteristics required of the [*] for Milestone 3 within [*] of its receipt of the results of the [*] studies and Amgen shall promptly notify Celltech in writing of such characteristics. Should the Joint Research Committee subsequently decide to change such characteristics, Amgen shall notify Celltech of such change within [*] of the Joint Research Committee decision and the [*] referred to in Article 3.2.1(d) (with respect to the achievement of Milestone 3) shall commence on the date of Celltech's receipt of such subsequent notice.

3.2.2	Development

(a)
Other than as specifically set forth in this Article 3.2.2 and Article 6, Amgen shall be responsible for all activities of Development of Antibody Products, and shall have the right to make all strategic and tactical decisions with respect to the Development of Antibody Products subject always to its obligations under this Agreement. Amgen shall be responsible for all Development tasks (other than those which Celltech undertakes pursuant to Article

3.2.2(b) or Celltech is responsible for pursuant to Article 3.2.2(c) and Article 6, below), including:

(i)	determining in which [*] to conduct clinical studies provided that Amgen may not select an [*] in substitution of the [*] except in accordance with Article 3.2.2(e);

(ii)	submitting all necessary Regulatory Filings for initiation of clinical studies;

(iii)	identifying key Development objectives, expected associated resources, risk factors, timelines, Go/No Go decision points and relevant decision criteria;

(iv)	forecasting clinical manufacturing production requirements;

(v)
carrying out all aspects of (e.g., designing studies and protocols for and conducting) clinical studies (but excluding [*]), as well as establishing new dosage forms, new formulations or other enhancements of approved Antibody Products including (1) establishing/contracting with clinical sites, investigators and CROs; (2) enrolling clinical study patients; (3) organising investigator meetings, scientific meetings, advisory panel workshops and regulatory meetings; and (4) analysing, summarising clinical study results;

(vi)	performing any other additional pre-clinical research in support of the clinical development of Antibody Products;

(vii)	subject to Article 4, reporting to Regulatory Authorities on study design, study outcome, other regulatory communications and filings; and

(viii)
maintaining a database of clinical trial data accumulated from clinical studies of all Antibody Products, all safety data, and any adverse reaction information acquired for all Antibody Products during Development or Commercialisation.

(b)
With respect to any Antibody Product and indication which is in [*], Celltech may undertake supplemental [*] activities for that indication in the Celltech Territory where it reasonably considers that such studies are [*] in order to obtain any Regulatory Approvals within the Celltech Territory. Such studies shall be carried out in a manner consistent with the objectives of [*] for that indication as determined by the Joint Development Committee (which objectives shall recognise Celltech's right to conduct such studies).

(c)
Celltech shall be responsible for providing Amgen with guidance and Information Controlled by Celltech and obtained from Celltech's experience in the development of [*], including pre-clinical and clinical safety data and other information Controlled by Celltech, in each case to the extent Celltech in good faith considers the same to be [*] to the Development of Antibody Products.

(d)	Each Party shall conduct its Development responsibilities regarding Antibody Product(s) pursuant to this Article 3.2.2 in a manner consistent with its obligations under Article 3.1.

(e)
Should Amgen reasonably determine that it no longer wishes to continue to pursue Research or Development activities of an Antibody Product for the [*] and that it wishes instead to Develop Antibody Product for an [*] it shall promptly notify the Joint Research Committee (if the Antibody Product is still the subject of Research activities); or the Joint Development Committee if the Antibody Product has ceased to be in Research and is the subject of Development activities. Such notice shall set out Amgen's reasons in detail, and include reasonable supporting evidence. If Celltech disputes that the [*] should be dropped, or disputes the choice of an [*] and suggests a different [*] it shall notify the relevant Committee in writing setting out its reasons in detail, and including reasonable supporting evidence. If the Joint Research Committee or Joint Development Committee (as appropriate) cannot agree (and [*] has [*]) the decision as to whether the [*] should be dropped and an [*] substituted in its place shall be escalated for consideration by the Collaboration Committee. Within the Collaboration Committee, in the case of a dispute arising out of the Research Committee, [*] shall have [*] and, in the case of a dispute arising out of the Development Committee, [*] shall have [*] on this issue. If, following such consideration the relevant Committee determines that the [*] shall be dropped and an [*] substituted in its place then such [*] shall be substituted for the [*] for the purposes of this Agreement. Neither Party shall unreasonably withhold or delay its consent to any [*] proposed by a Party pursuant to this Article. Each Party shall, if requested to do so, provide written reasons to the relevant Committee supporting its choice of an [*], or its rejection of the same.

3.3    Sharing of Information.

3.3.1	Without prejudice to its other obligations, each Party shall disclose to the other Party all Information Controlled by it and which it reasonably considers to be [*] to any Antibody Product as soon as practicable after it is [*] or its [*] is [*]. The Parties shall [*] in the data dossiers used to support applications for Regulatory Approvals and in the database referred to in Article 3.2.2(a)(viii).

3.3.2
In addition to being informed of the progress of the Research and Development via the Joint Research Committee (pursuant to Article 3.7.1) and the Joint Development Committee (pursuant to Article 3.7.2), each Party shall have the right to obtain through the Joint Research Committee or Joint Development Committee (as appropriate), copies of final reports and a reasonable number of interim reports (in existence) of any studies carried out pursuant to Research and Development conducted under this Agreement and the Joint Research Committee and Joint Development Committee shall have no right to refuse any such request. If, after receiving any such report (or in the event no such report exists), a Party reasonably requires additional Information generated during Research and Development by either Party from pre-clinical studies and clinical trials of each Antibody Product, to exercise its rights or fulfil its obligations under this Agreement the other Party shall in response to a request, use Commercially Reasonable Efforts to provide such additional Information but only to the extent such additional Information is Controlled by it. The Party requesting such Information shall, if the Information provided by the other Party is incomplete, have the right to access such Information during regular business hours and on reasonable notice.

3.3.3
Each Party shall provide reasonable assistance to the other Party in understanding the data dossiers, database and reports referred to in this Article 3.3, provided that such Party shall use such data, dossiers, databases and reports only for the purpose of exercising its rights or fulfilling its obligations under this Agreement.

3.3.4
Notwithstanding the obligations in this Agreement to provide Information, co-operation and assistance, [*] shall not be obliged to provide to [*] any of the same in relation to the [*] Patent Rights or any invention claimed by any of the [*] Patent Rights or any [*] Technology specific to any such inventions, except in compliance with its obligations under Article 6.7.

3.4	Celltech Opt-Out Right.

(a)
Celltech shall have the option (the “opt out right”) to terminate this Agreement with respect to any Antibody Product which proceeds to Late Stage Development (as well as all other Antibody Products (“Subsequent Products”) excluding any Antibody Product which has previously been subject to the procedure under this Article 3.4 and for which Celltech shall have previously elected in accordance with this Article 3.4 to remain subject to the terms of this Agreement), as set out in this Article 3.4. Celltech may exercise such opt-out right by providing written notice to Amgen at any time within [*] of Celltech's receipt from Amgen of (i) a detailed report of the results of the Phase II Studies of such Antibody Product; (ii) Amgen's proposed plan for Late Stage Development (“Late Stage Development Plan”) for such Antibody Product together with Amgen's confirmation of its intention to proceed with such plan if Celltech were not to exercise its opt-out right; (iii) Amgen's good-faith estimate of the Research and Development Costs of such Late Stage Development Plan and (iv) if the [*] has been dropped in accordance with Article 3.2.2(e) the Late Stage Development Plan will identify any intention Amgen has to develop the [*]. For the avoidance of doubt, with respect to any such intention set forth in such Late Stage Development Plan, other than as set forth in a revised Late Stage Development Plan provided pursuant to Article 3.4(b) below, Amgen shall not be obliged to inform Celltech of any change to Amgen's intention after providing such Late Stage Development Plan pursuant to this Article 3.4(a). The report, plan and estimate provided to Celltech pursuant to this Article shall be the same standard, quality and completeness as those utilised by Amgen in its internal deliberations and decision making concerning whether to proceed with Development of such Antibody Product.

(b)
If at any stage during the conduct of activities pursuant to a Late Stage Development Plan, but prior to obtaining the first Regulatory Approvals to Commercialise such Antibody Product in the Amgen Territory,

(i)
the Joint Development Committee has decided (in accordance with the terms of this Agreement) to drop the indication set out in the Late Stage Development Plan and has selected a new indication (subject to Article 3.2.2(e) where the initial indication is the [*]); and

(ii)	Amgen decides to advance such Antibody Product into Late Stage Development for such new indication; and

(iii)
the cost of Late Stage Development of such Antibody Product is expected to exceed the good-faith estimate of Research and Development Costs received by Celltech pursuant to Article 3.4(a) by [*] ([*]%) or more; then

Amgen shall provide Celltech with written notice that it wishes to perform Late Stage Development activities pursuant to a revised Late Stage Development Plan. With such notice Amgen shall provide Celltech with:

(iv)
a detailed report of the results of the studies undertaken in Late Stage Development completed at the time of such notice together with preliminary results of any other such studies that are still in progress and for which interim or final results are available;

(v)	Amgen's proposed revised Late Stage Development Plan for such Antibody Product;

(vi)	Amgen's good faith estimate of the Research and Development Costs of such revised Late Stage Development Plan; and

(vii)
the revised Late Stage Development Plan will identify any intention Amgen has to develop the [*] (For the avoidance of doubt, with respect to any such intention set forth in such revised Late Stage Development Plan Amgen shall not be obliged to inform Celltech of any change to Amgen's intention after providing such revised Late Stage Development Plan pursuant to this Article 3.4(b)).

The report, plan and estimate provided to Celltech pursuant to this Article shall be the same standard, quality and completeness as those utilised by Amgen in its internal deliberations and decision making concerning whether to proceed with the Development of such Antibody Product in the new indication. Within [*] of receiving such notice, Celltech may again exercise its opt out right with respect to such Antibody Product by written notice to Amgen.

(c)
At the date Celltech provides its written notice to Amgen that it is exercising its opt-out right pursuant to Articles 3.4(a) or 3.4(b), as appropriate, Celltech shall provide Amgen with a document signed by an authorized officer of Celltech on its behalf either indicating in such document that (i) the written representations and warranties of Celltech set out in Articles 16.1, 16.2 and 16.3 are true and correct as if made as of the date of such document and as if referring to the Licence Agreement and not this Agreement or (ii) such written representations and warranties of Celltech are not true and correct and the reasons why such representations and warranties are not true and correct; provided that failure to provide Information that is subject to a Third Party confidentiality obligation shall not make the representation and warranty under Article 16.2(c) or 16.3(c) untrue or incorrect.

(d)
Within [*] after receipt of Celltech's written notice to Amgen under Article 3.4(c), Amgen shall provide Celltech with a document signed by an authorized officer of Amgen on its behalf either indicating in such document that (i) the written representations and warranties of Amgen set out in Articles 16.1 and 16.2 are true and correct as if made as of the date of such document and as if referring to the Licence Agreement and not this Agreement or (ii) such written representations and warranties of Amgen are not true and correct and the reasons why such representation and warranties are not true and correct; provided that failure to provide Information that is subject to a Third Party confidentiality obligation shall not make the representation and warranty under Article 16.2(c) untrue or incorrect.

(e)
If Celltech shall not have exercised its opt-out right under Articles 3.4(a) or 3.4(b) with respect to an Antibody Product, this Agreement shall remain in full force and effect with respect to all Antibody Products. However, Celltech's opt out right shall apply to any other Antibody Product that Amgen proposes to advance or advances to Late Stage Development, and Articles 3.4(a) and (b) shall apply mutatis mutandis to all such Antibody Products.

(f)
In the event Celltech shall exercise its opt-out right pursuant to Article 3.4(a) or (b) for any Antibody Product, the Licence Agreement shall immediately come into full force and effect for such Antibody Product (as well as all Subsequent Products). This Agreement shall terminate in relation to such Antibody Product (as well as all Subsequent Products), but remain in full force and effect with respect to any Antibody Product which has previously been subject to the procedures set out in Article 3.4(a) and which Celltech shall not have previously exercised its opt-out right. If Celltech exercises its opt-out right, Celltech shall have no liability for any Research and Development Costs of Late Stage Development, whether or not incurred prior to expiry of the opt-out period.

3.5
Budgets. The budgets for each Contract Year during Research and Development shall be specified by each Party and submitted to the other Party (via the Joint Research Committee or Joint Development Committee, respectively) in a format to be agreed by the Parties but which must include line item estimates of Research and Development Costs by function. The budgets shall be updated by the Joint Research Committee or Joint Development Committee (as appropriate) at least once annually on a timeline that meets the budget planning requirements of both Parties, but in no event less than [*] before the end of the preceding Contract Year; provided however, it is acknowledged and agreed that such budgets may need to be modified from time-to-time between annual updates, based upon the results of clinical studies and other unanticipated events. In any Contract Year, each Party shall promptly inform the other Party upon such Party determining that it is likely to exceed or underspend by more than [*] ([*]%) its respective total budget in that Contract Year. In addition, if in any Contract Year a Party exceeds its budget by more than [*]%, the Party who has so exceeded its budget shall, at the request of the other Party, provide to the Joint Research Committee or Joint Development

Committee (as appropriate) and to the Collaboration Committee (if the matter is escalated to the Collaboration Committee) a full explanation for exceeding its budget (as requested). Each Committee may, [*], reduce the amount of any overspend to be included in the Research and Development Costs as it considers equitable in the circumstances. If either the Joint Research Committee or Joint Development Committee do not [*] on how to deal with such overspend, the matter shall be escalated to the Collaboration Committee for consideration. The members of any such Committee (as appropriate) may elect to reduce or not reduce such overspend [*], and unless the relevant Committee [*] to reduce the overspend, [*].

3.6	Costs. Amgen and Celltech shall share all costs for the Research and Development of Antibody Products on the following basis:

3.6.1	Research Costs
Other than as provided below with respect to amounts paid to Third Parties, Celltech and Amgen shall each bear its own Research and Development Costs in carrying out its Research activities. The cost of supplying Amgen with Antibodies for Research shall be considered as Research and Development Costs to be borne by Celltech. All out-of-pocket Research and Development Costs paid to Third Parties shall be paid to any such Third Parties by the Party engaging the services of such Third Parties and, as between Amgen and Celltech, shall be shared on the basis of [*]:[*] Amgen: Celltech. Such Third Party costs shall include the cost of supply of GMP Antibody for Research by a Third Party on behalf of Celltech as required by Amgen for the purposes of pre-clinical or formulation studies.

3.6.2	Early Stage Development Costs
All Research and Development Costs cumulatively incurred (whether FTE Cost incurred directly by Amgen or Celltech or amounts payable to Third Parties engaged by Celltech or Amgen) for Early Stage Development of Antibody Products shall be shared, as follows:

(a)	up to [*] Dollars ($[*]) of such cumulative Research and Development Costs, on the basis of [*]:[*] Amgen:Celltech;

(b)	over [*] Dollars ($[*]) of such cumulative Research and Development Costs on the basis of [*]:[*] Amgen:Celltech.

For the avoidance of doubt, (i) any cost incurred for an Early Stage Development activity shall be a Research and Development Cost of Early Stage Development, even if such activity occurs before the filing of an IND or after any Late Stage Development activity has commenced; and (ii) (without limiting the foregoing) the cost of manufacture of Antibody Product required for the purposes of Early Stage Development shall be deemed Research and Development Costs of Early Stage Development even if such Antibody Product is manufactured before the filing of an IND.

3.6.3	Late Stage Development Costs
All Research and Development Costs cumulatively incurred (whether FTE Cost incurred directly by Amgen or Celltech or amounts payable to Third Parties engaged by Celltech or Amgen) for Late Stage Development of Antibody Products shall be shared as follows:

(a)	up to [*] Dollars ($[*]) of such cumulative Research and Development Costs, on the basis of [*]:[*] Amgen:Celltech; and

(b)	over [*] Dollars ($[*]) of such cumulative Research and Development Costs, on the basis of [*]:[*] Amgen:Celltech.
The costs of manufacture, including scale-up and validation of Antibody Raw Material and Antibody Product in Finished Form, shall be deemed Research and Development Costs of Late Stage Development to the extent only that Antibody Raw Material and Antibody Product in Finished Form so produced is not used for Commercialisation and otherwise shall be a Cost of Goods.
3.6.4    Quarterly Reconciliation of Research and Development Costs

(a)
At least [*] prior to the end of each Calendar Quarter, each Party shall submit to the other Party: (i) a report of the actual Research and Development Costs incurred by such Party in the first [*] of such quarter; and (ii) an estimate of Research and Development Costs to be incurred in the [*] of such quarter.

(b)
Within [*] following the end of each Calendar Quarter, Amgen shall submit to Celltech a written report setting forth in reasonable detail (to the extent made or incurred by Amgen) its Research and Development Costs for such quarter showing, on a line item basis, variances from the budget for that quarter, together with an estimate of Research and Development Costs for the remainder of that Contract Year.

(c)
Within [*] following the end of each Calendar Quarter, Celltech shall submit to Amgen a written report setting forth in reasonable detail (to the extent made or incurred by Celltech) its Research and Development Costs for such quarter showing, on a line item basis, variances from the budget for that quarter, together with an estimate of Research and Development Costs for the remainder of that Contract Year.

(d)
Within [*] following the end of each Calendar Quarter, Amgen shall submit to Celltech a written consolidated report setting forth in reasonable detail the calculation of all Research and Development Costs and the calculation of any net amount owed by Celltech to Amgen or by Amgen to Celltech, as the case may be, in order to ensure the appropriate sharing of Research and Development Costs in accordance with the provisions of Article 3.6.1 or 3.6.2 or 3.6.3 as appropriate. The net amount payable shall be paid by Amgen or Celltech, as the case may be, within [*] after receipt of such written report. If the invoiced amount exceeds the initial budget forecast for such quarter (as provided in Article 3.5) by more than [*] ([*]%), the paying Party may elect to carry the difference between the budgeted amount and the invoiced amount over to the next Calendar Quarter. The election to carry the difference over must be provided within [*] after the date such above-referenced written report is provided by Amgen to Celltech. If, as a result of carrying over such difference to a subsequent quarter, the total amount payable in that subsequent quarter exceeds the initial budget forecast for that quarter by more than [*] ([*]%), the difference between the budgeted amount and the invoiced amount (including the carryover from the previous quarter) may be carried over to the next quarter. Such carry over may be continued quarter-by-quarter to the end of the Contract Year when it shall be paid in full within ten (10) Business Days of the receipt of the above-referenced report by Celltech from Amgen at the end of the Contract Year.

3.6.5
Pre-Launch Commercialisation Cost. Each Party shall provide the Joint Development Committee with a good faith preliminary estimate of its pre-launch Commercialisation Costs of an Antibody Product on or about the date Amgen provides written notice to Celltech that it intends to proceed with Late Stage Development activities with respect to such Antibody Product.

3.7	Governance of Research and Development.
3.7.1    Research

(a)	Promptly after the Effective Date the Parties shall form a Joint Research Committee to co-ordinate the Research activities of the Parties. The Joint Research Committee shall consist of equal numbers (not more than three) from each Party. Either Party may (with the consent of the other Party not to be unreasonably withheld or delayed) invite additional participants from either Party to provide expert opinions for some or all of the meetings.

(b)
Meetings of the Joint Research Committee shall be held at least every three (3) months and shall be held more frequently if reasonably requested by either Party. Meetings which are held in person shall be held alternately at Amgen and Celltech locations (with the first meeting to be held at a Celltech location). Meetings may take place by videoconference or similar means if agreed by both Parties. Promptly following the Effective Date the Joint Research Committee shall hold an organisational meeting to establish its operational requirements. At each scheduled Joint Research Committee meeting each Party shall present a detailed report showing any progress on its Research activities since the previous scheduled meeting of the Committee.

(c)	The Joint Research Committee generally shall have the responsibility of managing, directing and overseeing Research including the following responsibilities:

(i)	modifying the Research Plan, as appropriate;

(ii)	co-ordinating the Research activities of both Parties in accordance with the Research Plan, so as to identify Antibody Products suitable for Development;

(iii)	agreeing Antibody Product candidates (including whether to select a [*] Antibody and/or [*] Antibody) for filing of an IND; and

(iv)	agreeing key decisions required in order to progress the Research and the appropriate criteria to be met in reaching such decisions.

(d)
[*] shall appoint from amongst its representatives a chairperson of the Joint Research Committee with the responsibility to arrange meetings in accordance with this Agreement and to prepare and distribute the minutes of all key decisions made by the Joint Research Committee. Such minutes shall be distributed by the chairperson within ten (10) Business Days of each Joint Research Committee meeting. Minutes shall be approved or disapproved and revised if necessary at the next meeting.

(e)	A primary objective of the Joint Research Committee is to reach unanimous decisions, with the representatives of each Party who are members of the Joint Research Committee collectively having one (1) vote, arrived at through open discussions amongst the representatives of each of the Parties. In the event of a tied vote, the [*] shall, after giving due consideration to the views expressed by both Parties, have [*] in all matters, except the following (“Excepted Matters”):

(i)	changes in the direction of Research and Development from the [*] to an [*] as the initial indication for which to file an IND;

(ii)	[*]. [*] will not, having regard to the potential impact of any proposed change on [*], unreasonably withhold or delay its consent to any reasonable change proposed by [*];

(iii)
changes in the Research Plan that represent a major change in the scope or direction of the Research Plan. [*] will not, having regard to the potential impact of any proposed change on [*], unreasonably withhold or delay its consent to any reasonable change proposed by [*]; or

(iv)	any changes to the then-approved [*] as set out in [*].
In the event of a tied vote on an Excepted Matter, the Joint Research Committee shall promptly submit such issue to the Collaboration Committee for resolution. If the Collaboration Committee is unable to resolve such dispute within [*] of submission (in writing) to the Collaboration Committee, such Excepted Matters shall be resolved using the disputes procedure outlined in Article 15.
3.7.2    Development

(a)
Upon the decision of the Joint Research Committee to file the first IND application for an Antibody Product, the Parties shall form a Joint Development Committee. The Joint Development Committee shall consist of equal numbers (not more than three) from each Party. Either Party may (with the consent of the other Party, not to be unreasonably withheld or delayed) invite additional participants from either Party to provide expert opinions for some or all of the meetings. Meetings of the Joint Development Committee shall be held at least every six (6) months and shall be held more frequently if reasonably requested by either Party. If agreed between the Parties at any time, the Joint Development Committee may assume any residual responsibilities of the Joint Research Committee, and the latter may then be disbanded.

(b)
Meetings of the Joint Development Committee which are held in person shall be held alternately at Amgen and Celltech locations (with the first meeting to be held at an Amgen location). Meetings may take place by videoconference or similar means if agreed by both Parties. At each scheduled Joint Development Committee meeting each Party shall present a detailed report showing any progress on its Development activities since the previous scheduled meeting of the Committee.

(c)
The responsibilities of the Joint Development Committee shall be to (i) co-ordinate the Development activities of both Parties; (ii) share information about Development activities and the results thereof; and (iii) establish procedures for the collection, sharing and reporting of adverse event information pursuant to Article 4.6 and relating to the Antibody Products obtained after Regulatory Approval thereof.

(d)
[*] shall appoint from amongst its representatives a chairperson of the Joint Development Committee with the responsibility to arrange meetings in accordance with this Agreement and to prepare and distribute the minutes of all key decisions made by the Joint Development Committee. Such minutes shall be distributed by the chairperson within fifteen (15) Business Days of each Joint Development Committee meeting. Minutes shall be approved or disapproved and revised if necessary at the next meeting.

(e)
A primary objective of the Joint Development Committee is to reach unanimous decisions, with the representatives of each Party who are members of the Joint Development Committee collectively having one (1) vote, arrived at through open discussions amongst the representatives of each of the Parties. In the event of a tied vote, [*] shall, after giving due consideration to the views expressed by both Parties, have [*] in all matters provided that to the extent the matter concerns a Research activity [*] shall not have [*] in respect of the Excepted Matters set out in Article 3.7.1(e).

ARTICLE 4
REGULATORY

4.1	Rights and Responsibilities through [*].

(a)	The Parties shall fully consult and co-operate with each other on all matters relating to and in communications with Regulatory Authorities and shall use Commercially Reasonable

Efforts to obtain Regulatory Approval for Commercialisation of each Antibody Product and indication in [*] at the earliest possible opportunity. In particular, until Celltech assumes exclusive control for regulatory matters in any country in the Celltech Territory the Parties will co-ordinate all communications with Regulatory Authorities in countries in the Celltech Territory to ensure consistent and clear communication with the Regulatory Authorities in those countries. In addition, each Party will discuss in advance with the other Party any planned communication with any Regulatory Authority in the Celltech Territory, where such communication may affect the activities of the other Party.

(b)
When designing and implementing [*] studies Amgen will consult with Celltech and accommodate the requirements of the Celltech Territory within Amgen's [*] studies, to the extent that is practicable. To the extent any such requirements are not accommodated within such Amgen studies, Celltech may conduct such studies as supplemental [*] studies in accordance with Article 3.2.2(b).

(c)
Subject to Article 4.1(a) and (b), in each jurisdiction Amgen shall be primarily responsible for all regulatory matters (including communications with Regulatory Authorities) concerning each Antibody Product and each indication with such Antibody Product up to delivery to Celltech of the filed data package in accordance with Article 4.1(d). Notwithstanding the previous sentence, during Development prior to completion of a said data package Celltech shall have the right to communicate with Regulatory Authorities in the Celltech Territory solely for the purposes of Article 4.1(c) (i)-(iv) below:

(i)	determining appropriate filing strategies for Drug Approval Applications within the Celltech Territory and matters concerning such Drug Approval Applications;

(ii)	planning, designing and conducting supplemental [*] activities as permitted by Article 3.2.2(b)

(iii)	planning, designing and conducting Marketing Clinical Studies; and

(iv)	with respect to process Development, manufacture and supply of Antibody Raw Material, unless Amgen is the only Manufacturing Lead.

(d)	Amgen shall provide Celltech with a copy of and reasonable opportunity to comment on the data package suitable for a Drug Approval Application for each Antibody Product in each indication intended to be submitted by Amgen to the FDA. Amgen shall provide Celltech with a copy of such data package when filed and with any subsequent data packages filed in such indication.

4.2
Rights and Responsibilities of Territorial Commercial Leads. On an indication-by-indication basis, as reasonably required, each Territorial Commercial Lead shall have the right to monitor, review and direct all aspects of all regulatory matters to the extent the same concern the activities and studies for which it is responsible pursuant to Article 4.1 with respect to each such Antibody Product, including making all strategic and tactical decisions with respect thereto. Each Territorial Commercial Lead shall have the right and responsibility for the filing of a Drug Approval Application in its own name, including the conformation of the data package provided by Amgen to the requirements of each jurisdiction within its Lead Territory and for seeking Regulatory Approvals for such Antibody Products in its Lead Territory. Notwithstanding the above, pursuant to Article 4.1, Amgen shall remain responsible for all regulatory matters for all Antibody Products for any indication which is not yet the subject of [*].

4.3
Additional Rights and Responsibilities of Manufacturing Lead. The Manufacturing Lead in the case of Antibody Raw Material and Amgen in the case of Antibody Products in Finished Form (as appropriate) shall be responsible for obtaining all necessary Regulatory Approvals to enable it to supply the same as specified in Article 6.

4.4
Co-operation. Notwithstanding anything to the contrary in this Agreement, each Party shall have the right to receive from the other Party, and each Party shall provide to the other Party, all regulatory data or information which Amgen or the Territorial Commercial Lead is required to submit to a Regulatory Authority (as it is required by law, rule, regulation or a Regulatory Authority having jurisdiction in any part of the Territory to have access) in sufficient time to comment on and consult with each other with respect to the same.

4.5
Access to INDs. At the request of Celltech and for the purposes set out in Article 4.1(c), Amgen shall grant Celltech a right of access and reference to (and name it a party of record on) all INDs in such country in the Celltech Territory and shall promptly notify Regulatory Authorities in such country of (and as soon as is reasonably practicable thereafter take all actions reasonably necessary to effect or evidence) the right of access and reference to (and naming Celltech as a party of record on) such INDs.

4.6    Adverse Event Reporting; Customer Complaints.

(a)
Each Party shall maintain a record of all non-medical and medical product-related complaints and reports of adverse events that it receives with respect to any Antibody Product. Each Party shall notify the other Party of any complaint received by it and, within three (3) days of the initial receipt, shall provide the other Party with a copy of such complaint(s) and adverse event reports. Amgen shall maintain such adverse reaction information in the database described in Article 3.2.2(a).

(b)
Except as set forth in Article 4.6(c) below, each Party shall be responsible for reporting to Regulatory Authorities any adverse experience and safety issues for such Antibody Product arising out of its activities and studies, in compliance with the requirements of the laws, rules and regulations in its Territory, and shall promptly thereafter provide the other Party with a copy of such report. If possible, with respect to the Celltech Territory, the other Party shall have an opportunity to review and the Parties shall consult with each other, prior to submission of any such report.

(c)
Following the delivery of the filed data package for an Antibody Product to Celltech pursuant to Article 4.1(d), each Territorial Commercial Lead shall be responsible for reporting to Regulatory Authorities, in each country within its Lead Territory, any adverse experience and safety issues for such Antibody Product in the relevant jurisdiction in compliance with the requirements of all applicable laws and regulations in such country and shall promptly thereafter provide the other Party with a copy of such report. Notwithstanding anything to the contrary in this Agreement, the Territorial Commercial Lead shall have the right to receive from the other Party (and the other Party shall provide to the Territorial Commercial Lead) any regulatory data or information Controlled by the other Party which the Territorial Commercial Lead, as the holder of any Drug Approval Application or Regulatory Approval in its Lead Territory, requires by law, rule, regulation or a Regulatory Authority having jurisdiction in its Lead Territory to have access, or which the Territorial Commercial Lead reasonably requires in order to carry out its responsibilities pursuant to this Agreement.

4.7    Communications.

(a)
In addition to the responsibilities in Article 4.6(c), each Party shall have primary responsibility for all correspondence and for any official communications with Regulatory Authorities in the Territory in respect of the activities and studies for which it is responsible. Each Party shall reasonably co-operate with the other Party regarding any direct communications with the Regulatory Authorities.

(b)
Both Parties shall have the right to [*] with Regulatory Authorities having jurisdiction in any part of the Celltech Territory where any matter which may affect the activities or studies of the other Party is to be discussed.

(c)
Without prejudice to the other provisions of this Article 4, following delivery of the filed data package to Celltech pursuant to Article 4.1(d), the Territorial Commercial Lead for such country shall have exclusive responsibility for all correspondence in respect of the Antibody Product covered by such data package and for any official communications with Regulatory Authorities in such country regarding its rights and responsibilities under this Article 4 (including submitting Regulatory Filings, seeking Regulatory Approvals, filing annual reports, and filing of Promotional Materials) consistent with all applicable laws and regulations of any such country. Except as may be required by applicable laws and regulations, or requested by the Territorial Commercial Lead or any Regulatory Authority having jurisdiction in such country, the other Party shall not communicate regarding any Antibody Product with any Regulatory Authority having jurisdiction in such country. The other Party shall keep the Territorial Commercial Lead informed of any such required communications.

(d)
Regarding the manufacture of any Antibody Raw Material and/or Antibody Product, both Parties shall have the right to [*] with Regulatory Authorities having jurisdiction in the Territory wherein issues regarding the manufacturing of such Antibody Raw Material and/or Antibody Product in Finished Form contained in any Regulatory Filings is to be discussed, where the Party responsible for communications is different from the Party responsible for said manufacturing issues or where required by law or regulation. Notwithstanding the above, and unless Amgen is the Manufacturing Lead, Celltech shall have exclusive responsibility for all correspondence and for any official communications with Regulatory Authorities in the Territory in connection with the supply of Antibody Raw Material and as reasonably required to meet its obligations with respect to any such supply under this Agreement. The Manufacturing Lead with respect to Antibody Raw Material, and Amgen with respect to Antibody Product in Finished Form, shall have the right, to the extent permitted by Regulatory Authorities, to file a drug master file with a Regulatory Authority to make their respective proprietary manufacturing information (e.g., the CMC section contained in any Regulatory Filings) and formulation information available directly to the Regulatory Authority, in order to help preserve the proprietary nature thereof; provided however, that the other Party shall have the right of access and reference to the extent required, as a result of its responsibilities hereunder, by law, rule, regulation or a Regulatory Authority having jurisdiction in the Territory.

(e)
Each Party shall promptly notify and provide the other Party with a copy of any correspondence or other reports or complaints submitted to or received by the first Party from any Regulatory Authority or other Third Party claiming that any Promotional Materials are inconsistent with the Product Labelling or are otherwise in violation of any applicable laws and regulations of any country in the Territory.

4.8    Recalls.

(a)
The Parties shall exchange their internal standard operating procedures as to product recalls (“SOPs”) reasonably promptly after the first filing of a Drug Approval Application for an Antibody Product and reasonably promptly after such SOPs are approved or modified thereafter. In the event that, in a country, the Territorial Commercial Lead for such country determines that an event, incident or circumstance has occurred which may result in the need for a “recall” or “market withdrawal” or “stock recovery” (as such terms are defined in U.S. regulations in 21 CFR 7.3 or another similar national, state or local law or regulation), hereinafter collectively referred to as a “Recall”, of Antibody Product or any lot(s) thereof, such Party shall promptly notify the other Party in writing.

(b)
The Territorial Commercial Lead shall have the right to determine whether and upon what terms and conditions to Recall the Antibody Product within its Lead Territory; provided however, if the Territorial Commercial Lead shall elect not to conduct a Recall of the Antibody Product, and solely if the other Party is responsible for the manufacture of Antibody Raw Material or Antibody Product in Finished Form, and the manufacture of Antibody Raw Material or Antibody Product in Finished Form is the basis of such proposed Recall, the other Party shall have the right to conduct such Recall if, in its good faith opinion, regulatory requirements or public safety considerations so require. Prior to making any Recall decision in any part of its Territory, each Party shall consult with the other Party. The Territorial Commercial Lead shall be responsible for discussions with Regulatory Authorities within the applicable country regarding all aspects of the Recall decision and the execution thereof. Any costs or expenses of any Recall in any part of the Territory shall be a Commercialisation Expense. Celltech and Amgen shall each maintain complete and accurate records of any

Recall it has the right to control pursuant to this Article 4.8 for such periods as may be required by legal requirements, but in any event for no less than [*].

4.9
Applications for Regulatory Exclusivity. The Parties recognise that exclusivity rights granted or provided for under regulatory laws of the countries of the Territory may be commercially significant to Antibody Products. To the extent permitted by law, as between the Parties, the Territorial Commercial Lead for a country shall have the exclusive right to file for, request and maintain any regulatory exclusivity rights for Antibody Products in such country (including regulatory exclusivity rights based upon an orphan drug designation of an Antibody Product) and to conduct and prosecute any proceedings or actions to enforce such regulatory exclusivity rights.

ARTICLE 5
COMMERCIALISATION OF ANTIBODY PRODUCTS

5.1
Territorial Commercial Lead. The Parties shall Commercialise each Antibody Product in the Territory, with one Party (on a country-by-country basis) being the Territorial Commercial Lead for all Antibody Products in each such country as follows:

(a)	Amgen shall be the Territorial Commercial Lead in the Amgen Initial Countries;

(b)	Celltech shall be the Territorial Commercial Lead in the Celltech Initial Countries;

(c)
With respect to additional countries in the Territory outside the Amgen Initial Countries and the Celltech Initial Countries, at a time [*] prior to the planned filing date for the first Drug Approval Application of an Antibody Product, the Joint Commercialisation Committee shall designate (such designation [*]), between the Parties, the Territorial Commercial Lead in such additional countries (and such countries shall be included within the Lead Territory of the Territorial Commercial Lead), in accordance with the following principles. If at the time the Joint Commercialisation Committee considers the issue:

(i)
only one Party wishes to be the Territorial Commercial Lead, that Party shall be designated the Territorial Commercial Lead; if neither Party wishes to be the Territorial Commercial Lead, neither Party shall be designated the Territorial Commercial Lead; if both Parties wish to be the Territorial Commercial Lead, then;

(ii)	if only one Party has a [*] that is [*] of the Antibody Product in that country, the Party with such [*] shall be designated the Territorial Commercial Lead in that country;

(iii)
if both Parties have a [*] the Antibody Product in that country, the Party best able to exploit the Antibody Product to best advantage in that country (having regard to [*]of the [*]) shall be designated the Territorial Commercial Lead;

(iv)
if neither Party has a [*] the Antibody Product the Joint Commercialisation Committee shall consider whether either Party has immediate and funded plans to establish a [*] for that country and any other relevant factors that indicate one Party may be better suited to exploit Antibody Products to best advantage in that country, including management of a Third Party subcontractor pursuant to Article 5.3;

provided that, the Joint Commercialisation Committee shall designate the Territorial Commercial Lead for countries outside the Amgen Initial Countries and Celltech Initial Countries such that the [*] of all Antibody Products from such countries used in the [*] for which such [*], is [*].

(d)
If the Joint Commercialisation Committee shall fail, for any reason, to designate the Territorial Commercial Lead in any country where both Parties wish to be the Territorial Commercial Lead, the matter shall be referred to the Collaboration Committee who shall make such designation in accordance with the terms of Article 5.1(c).

(e)
In the event a Territorial Commercial Lead is not designated in a country at the time specified in Article 5.1(c) because, at that time, neither Party wished to be the Territorial Commercial Lead in such country, the Joint Commercialisation Committee shall upon receipt of a notice from a Party expressing the wish to be the Territorial Commercial Lead in such country designate such Party as the Territorial Commercial Lead in such country, provided that the Joint Commercialisation Committee shall give the other Party a reasonable period (not to [*]) to also serve such a notice. If both Parties serve such a notice, the Joint Commercialisation Committee shall designate the Territorial Commercial Lead in accordance with Article 5.1(c).

(f)	The Territorial Commercial Lead shall use Commercially Reasonable Efforts to maximise the Product Contribution of each Antibody Product in its Lead Territory.

5.2    Co-Detailer.

(a)
In the event a Party is not the Territorial Commercial Lead in a country, such Party shall have the right to deploy a supportive co-Detailing sales force in such country. If such Party exercises that right, in accordance with Article 5.2(c) below, such Party shall be termed the “Co-Detailer” in such country.

(b)
The Territorial Commercial Lead shall notify the other Party in writing of the date on which it expects to file the first Drug Approval Application for each Antibody Product in each country in its Lead Territory at least [*] prior to each such filing (“Filing Notice”).

(c)
If a Party is not the Territorial Commercial Lead in such country, it shall have the right to notify the Territorial Commercial Lead within [*] of the Filing Notice for such country and such Antibody Product. The notice shall identify the country or countries identified in such Filing Notice where the Party that is not the Territorial Commercial Lead exercises its right to deploy a supportive co-Detailing sales force in such country. The Territorial Commercial Lead shall have the sole right and responsibility to Commercialise in accordance with Article 5 such Antibody Product in any country not identified in the notice (or if no notice is served, in all countries in its Lead Territory) and the Party that is not the Territorial Commercial Lead shall have no further right to co-Detail in such country.

5.3
Third Parties. The Territorial Commercial Lead may determine that the services of a Third Party are required or desirable to Commercialise an Antibody Product in any country in its Lead Territory. The Territorial Commercial Lead shall be free to enter into an agreement with such Third Party on arm's-length terms; provided that such terms shall be consistent with the terms of this Agreement so as to preserve the rights of the other Party in such country including the right (if any) of such Party to co-Detail pursuant to Article 5.2, and provided that in the reasonable estimation of the Territorial Commercial Lead, in such country, [*] in the absence of such agreement. The Territorial Commercial Lead shall, in entering into such agreement, be entitled to grant such Third Party any licences or sublicences to [*] Technology or [*] Technology required by the Third Party solely to Commercialise an Antibody Product in such country. The Net Sales from and the costs incurred by a Party in such Third Party arrangement shall be included in calculating the Product Contribution for such Antibody Product in such country.

5.4	Joint Commercialisation Committee Formation. Immediately following [*], the Parties shall establish a Joint Commercialisation Committee to facilitate the Commercialisation of Antibody

Products on a global basis. The Joint Commercialisation Committee shall be comprised of an equal number of Celltech and Amgen representatives (not to exceed three (3) from each Party), with each Party having one vote. The Joint Commercialisation Committee shall meet at times to be agreed and, commencing no later than [*] before the expected date for the first filing of the first Drug Approval Application, at least quarterly. In addition, the Joint Commercialisation Committee shall appoint a chairperson and otherwise follow the organisational and meeting procedures set forth in Article 9 with respect to the Collaboration Committee.

5.5	Joint Commercialisation Committee and Territorial Commercial Lead Responsibilities.

(a)
Each Territorial Lead has the right and responsibility to Commercialise Antibody Product in the manner it deems appropriate, but subject always to its obligations under this Agreement including those set out in this Article. If the Joint Commercialisation Committee determines that any Commercialisation activities should be conducted jointly or on a co-ordinated basis, such activities shall be co-ordinated through the Joint Commercialisation Committee. The Parties now agree that it is likely they will wish to co-ordinate the following matters, and that unless and until one Party objects to the Joint Commercialisation Committee determining any or all such matters, and subject always to Article 5.7, the Joint Commercialisation Committee shall be responsible for:

(i)	co-ordination of the Commercialisation of Antibody Products throughout the Territory in accordance with the Commercialisation Plan;

(ii)	addressing strategic issues with relevance throughout the Territory (e.g., branding, regulatory issues, product positioning);

(iii)
deciding any activities that the Parties shall undertake jointly in order to Commercialise Antibody Products on a worldwide basis (e.g. pre-launch activities, market research, launch, and post-launch marketing and promotion) (“Joint Activities”);

(iv)	co-ordinating Marketing Clinical Studies;

(v)	co-ordinating the packaging, labelling and language to be included in the package insert;

(vi)	co-ordinating commercial manufacturing production requirements;

(vii)	selecting, obtaining and maintaining generic names and Product Trademarks and domain names incorporating any of the same or otherwise referencing Antibody Products;

(viii)	developing and updating a Commercialisation Plan pursuant to Article 5.8; and

(ix)	resolving any complaint by a Party that the activities of the other Party are adversely affecting the Commercialisation of Antibody Product in the Lead Territory of the Party making the complaint;
provided however, and subject to Article 5.7, in the event that the Joint Commercialisation Committee is unable to agree on any such matters within its authority, that particular matter shall at the written request of either Party, be removed from the responsibility of the Joint Commercialisation Committee and the Territorial Commercial Lead shall (to the extent such matters concern its Lead Territory only) determine such matters for its Lead Territory.

(b)
The Territorial Commercial Lead shall be responsible in each country in its Lead Territory for determining the Commercialisation of Antibody Product in a manner consistent with the Commercialisation Plan (if any), including:

(i)	tactical issues, for example, sales force allocation and disposition;

(ii)	determining Promotional Materials suitable for each such country; and

(iii)	preparing and implementing a Country Plan (as defined in Article 5.9 below) and monitoring budgets and forecasts for each such country; and

(iv)	booking sales of Antibody Products, taking orders, distributing Antibody Product, handling returns, and contracting and administering accounts.

5.6
Decision Making. A primary objective of the Joint Commercialisation Committee shall be to reach unanimous decisions (with each Party having one (1) vote), arrived at through open discussions amongst the representatives of each of the Parties. All decisions of the Joint Commercialisation Committee shall be made by the unanimous decision of Celltech and Amgen (subject to Article 5.7), with the representatives of each Party who are members of the Joint Commercialisation Committee collectively having one vote in any matter. The Parties agree that all decisions regarding the Commercialisation of an Antibody Product will be made in the interests of securing the best value from the Antibody Product on a global basis.

5.7
Dispute Resolution. If the Joint Commercialisation Committee shall have a disagreement with respect to any issue (including those set forth in Article 5.1(c) and 5.5(a), or should a Party wish to remove any matter set out in Article 5.5(a) from the responsibility of the Joint Commercialisation Committee, such issue shall be promptly submitted in writing to the Collaboration Committee for resolution. If the Collaboration Committee is unable to agree on the resolution of such dispute within [*] of such written submission to the Collaboration Committee:

(i)
the matter, if an issue set forth in [*], shall be promptly submitted in writing to [*]. If following discussion between them, the [*] are unable to agree a resolution of the matter within [*] after the matter has been submitted to them, the Territorial Commercial Lead for any country shall determine such issue with respect to any [*]; or

(ii)	the matter, if relating to any other issue, shall be determined by [*].
5.8    Commercialisation Plan.
Pursuant to Article 5.5(a), the Joint Commercialisation Committee shall develop a Commercialisation Plan for each Antibody Product which shall:

(i)	outline the overall strategy for the Commercialisation of each Antibody Product throughout the Territory;

(ii)	adopt a budget for any Joint Activities;

(iii)	consolidate the budgets of each Territorial Commercial Lead; and

(iv)	address any other issue where the Parties wish to adopt a co-ordinated approach throughout the Territory.
The Commercialisation Plan shall be first developed and approved by the Joint Commercialisation Committee no later than [*] before it is expected to file the first Drug Approval Application for an Antibody Product and shall be updated and approved as deemed necessary but at least annually, in time for the annual budget cycle of each of the Parties.

5.9
Country Plans. In each country, the Territorial Commercial Lead for such country, in consultation with the Co-Detailer (if any) of that country, shall develop a commercialisation plan and budget (“Country Plan”) for such country setting out the work activities, including the number of Details and the Position of Detail to be carried out in such country in the following year, in a manner consistent with the Commercialisation Plan, but taking into account the specific circumstances appropriate to the Commercialisation of such Antibody Product in such country. The Country Plan shall be developed to a standard and timing consistent with other products marketed by the Territorial Commercial Lead in that country. In the event of any dispute between the Territorial Commercial Lead and the Co-Detailer on any matter relating to the Commercialisation of an Antibody Product in that country, the Territorial Commercial Lead shall, after taking due consideration of the views expressed by the other Party, determine the resolution of such matter. Any dispute regarding whether or not a Country Plan is consistent with the Commercialisation Plan shall, at the request of either Party, be determined by the Joint Commercialisation Committee, subject to Article 5.7.

5.10
Implementation of Commercialisation Plan and Country Plan. Once the Commercialisation Plan has been approved by the Joint Commercialisation Committee, or if the Joint Commercialisation Committee fails to approve a Commercialisation Plan, the Territorial Commercial Lead with respect to its Lead Territory shall be free to Commercialise an Antibody Product in each country in such Lead Territory, in such manner that they reasonably deem appropriate in accordance with the Country Plan for such country; provided however, that neither Party shall undertake any activity that is inconsistent with such Commercialisation Plan (if any) or with its obligation to use Commercially Reasonable Efforts to maximise the value of the Antibody Product on a global basis.

5.11	Co-Detailing. The Co-Detailer's right to support the Territorial Commercial Lead in a country shall include the following terms and conditions.

(a)
The Co-Detailer's sales force shall be deployed as determined by the Territorial Commercial Lead (e.g., whether or not such supportive sales force representatives shall double call on customers already called on by sales force representatives of the Territorial Commercial Lead).

(b)
The Co-Detailer's sales force shall jointly Detail with the sales force of the Territorial Commercial Lead under a single Product Trademark in accordance with the Country Plan including being trained by and using the field sales force materials (including Promotional Materials) of the Territorial Commercial Lead and systems compatible with the systems of the Territorial Commercial Lead.

(c)
On an Antibody Product-by-Antibody Product and indication-by-indication basis, the planned level of Detailing effort conducted by the Co-Detailer's sales force for an Antibody Product in an indication shall be [*] ([*]%) (or such lesser percentage as the Co-Detailer may agree) of the planned level of Detailing effort of the [*] for that Antibody Product and indication in any Contract Year.

(d)
Subject to (c) above the Territorial Commercial Lead shall determine the minimum level of effort and resources the Co-Detailer is directed to commit to individual field activities under this Article 5.11, provided the Co-Detailer shall not be required to provide overall effort and resources that exceed the generally proportional level of effort and resources of the Territorial Commercial Lead, having regard to the relative number of sales representatives deployed by the Co-Detailer in relation to the total number of sales representatives deployed by both Parties in such country, pursuant to the Country Plan for such country.

(e)
Except with the prior written consent of the Territorial Commercial Lead, all sales representatives of the Co-Detailer Detailing an Antibody Product shall be [*]. Notwithstanding Article 5.11(g) below, if any sales representative of the Co-Detailer is not competent or qualified to carry out the Co-Detailer's responsibilities pursuant to this Article 5.11, the Territorial Commercial Lead (at its discretion, after consultation with the Co-Detailer) may require the Co-Detailer to remove such sales representative from the Detailing of all Antibody Products.

(f)
If an Antibody Product is returned to the Co-Detailer, it shall promptly be shipped to the facility responsible for shipment of Antibody Products in the country in question, to the attention of a department or another location as may be designated by the Territorial Commercial Lead.

(g)
Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any employee benefits. No employee or representative of a Party shall have any authority to bind or obligate the other Party to a Third Party for any sum or in any manner whatsoever, without said first Party's written approval.

(h)
Upon the other Party's request and to the extent permitted by law, regulation or Regulatory Authorities in such a country, the other Party's corporate name and logo shall be included on Promotional Materials and Product Labelling in positions of equivalent prominence and frequency with the corporate name and logo of the Territorial Commercial Lead. In order to maintain the value of the other Party's corporate name and logo, when using the other Party's corporate name and logo, the Territorial Commercial Lead shall maintain such reasonable quality standards as it maintains for its own corporate name and logo and shall comply with the other Party's then-current policies regarding use of its corporate name and logo (as applied to products marketed by the other Party in that country); provided however, that such policies are consistent with the first sentence of this Article 5.11(h). Prior to the use thereof, the Territorial Commercial Lead shall provide to the other Party a prototype of any Promotional Materials or Product Labelling which contains the other Party's corporate name and logo, so that the other Party may review the manner in which its corporate name and logo are used therein. The other Party shall notify the Territorial Commercial Lead within thirty (30) days after delivery of such prototype as to whether the other Party approves or disapproves of the manner of such use and, in the case of disapproval, the specific reasons therefor and an acceptable alternative. In the event the other Party fails to so notify the Territorial Commercial Lead within such thirty (30) day period, the other Party shall be deemed to have approved the manner of such use.
5.12    Commercialisation Budget.

(a)
Prior to the First Commercial Sale and before the end of each Contract Year following the First Commercial Sale, at a time to be agreed by the Joint Commercialisation Committee, but consistent with the annual budget cycles of each Party, each Party shall provide the Joint Commercialisation Committee with a budget of expected Commercialisation Expenses and forecasted revenue (calculated as set forth in Schedule B) for the ensuing Contract Year for that Party's Lead Territory. Such budget shall be in a form to be agreed by the Joint Commercialisation Committee and shall, unless agreed otherwise by the Joint Commercialisation Committee, be prepared by each Party as a consolidation of the individual budgets for each country in such Party's Lead Territory. For the avoidance of doubt, each budget prepared by a Territorial Commercial Lead will be provided to the Joint Commercialisation Committee for its information but not for its approval. The Joint Commercialisation Committee shall also agree a budget for and agree on an allocation of responsibilities between the Parties for any Joint Activities on which the Parties agree for the ensuing year.

(b)
The Joint Commercialisation Committee shall review on a quarterly basis the Commercialisation Expenses actually incurred against the budget for such expenses in the applicable calendar year and will consider for approval any appropriate changes to such budget. If in the course of the quarterly review, the Joint Commercialisation Committee should determine for any Antibody Product that the actual amounts incurred are, in the aggregate, likely to be greater than [*] ([*]%) of the amount budgeted, the Joint Commercialisation Committee shall review the reasons for such potential overrun and determine whether such overrun is appropriate. If the Joint Commercialisation Committee determines that such overrun is appropriate, the Joint Commercialisation Committee shall approve a revised Commercialisation budget. If the Joint Commercialisation Committee determines that such overrun is not appropriate, the Joint Commercialisation Committee shall initiate (within [*]) such actions as required to remedy the situation. If the Joint Commercialisation Committee is unable to agree on any matter relating to said overrun, [*].

5.13
Public Statements Regarding Antibody Products. Each Party shall be responsible for disseminating accurate information regarding any Antibody Product to its sales representatives based on Product Labelling and Promotional Materials. In exercising their rights pursuant to this Article 5, Celltech and Amgen shall ensure that no claims or representations in respect of the Antibody Products or the characteristics thereof (e.g., safety or efficacy) are made by or on behalf of it (by members of its sales force or otherwise) which do not represent an accurate summary or explanation of the Product Labelling of the Antibody Product in the country in question.

5.14
Medical and Other Inquiries. The Territorial Commercial Lead shall be responsible for responding to all medical questions or inquiries relating to the Antibody Products sold in countries in its respective Lead Territory, except that the Co-Detailer, in the course of carrying out its activities under Article 5.11(c), may respond to any such question or inquiry which can be answered by reference to the Product Labelling and package insert in the applicable country. The Territorial Commercial Lead shall designate a medical liaison to whom the Co-Detailer shall instruct its medical affairs group, as well as its sales forces engaged in the Detailing of Antibody Products, to direct medical questions or inquiries relating to the Antibody Products. The Territorial Commercial Lead shall keep such records and make such reports as are reasonably necessary to document such communications in compliance with all applicable regulatory requirements.

5.15    Compliance with Laws.

(a)
Each Party agrees to comply with all applicable laws, regulations and rules with respect to the Commercialisation of Antibody Products and in all material respects to conform its practices and procedures with the recommended industry practices and procedures applicable to the relevant part of the Territory, as the same may be amended from time to time. Each Party shall use Commercially Reasonable Efforts to conduct its business operations and shall use Commercially Reasonable Efforts to cause each of its employees, representatives and agents to do nothing which such Party knows or reasonably should know would jeopardise the good will or reputation of the other Party or the Antibody Products.

(b)	Neither Party shall be required to undertake any activity relating to the Commercialisation of Antibody Products that it believes, in good faith, may violate any law.

(c)
To the extent that a Party's sales force engages in the distribution of samples of Antibody Products pursuant to any activities conducted pursuant to this Agreement, that Party shall ensure that all such activities are conducted in a manner which conforms to this Agreement, the Country Plan and all applicable laws.

(d)
In addition to its responsibilities under Article 4.7(e), the other Party shall promptly notify the Territorial Commercial Lead of and provide the Territorial Commercial Lead with a copy of any correspondence or other reports with respect to the Detailing or Promotion of Antibody Products submitted to or received from any Regulatory Authority or industry association in the relevant part of the Territory. Each Party shall in all material respects conform its practices and procedures relating to educating the medical community in the relevant part of the Territory with respect to Antibody Products to any applicable Regulatory Authority or industry association regulations, policies and guidelines, as the same may be amended from time to time, and the other Party shall promptly notify the Territorial Commercial Lead of and provide the Territorial Commercial Lead with a copy of any correspondence or other reports submitted to or received from any such Regulatory Authority or industry association with respect to Antibody Products.

5.16    Detailing Reports.

(a)
For information purposes, each Party shall, at country level, provide the other Party with current reports giving detailed information on [*]. Such Detailing reports and any other relevant sales force information related to such Antibody Product shall be provided to the other Party [*].

(b)
No later than forty-five (45) days after the conclusion of each Calendar Quarter after First Commercial Sale of an Antibody Product in each country, each Party shall submit to the other Party a report, based upon such Party's internal Detailing report data, setting forth the [*] or otherwise as required by the Country Plan. Except as set forth in Article 5.16(c) below, for purposes of this Agreement the number of Details and Position of Detail for an Antibody

Product performed by the first Party for a given Calendar Quarter shall be based on such first Party's internal Detailing report data.

(c)
Each Party agrees, if requested by the other Party, to make available to independent accountants nominated by the other Party (subject to the approval of the Party receiving the request, such approval not to be unreasonably withheld or delayed), upon reasonable advance notice, such books and records necessary to verify the accuracy of such report in respect of any Calendar Quarter ending not more than [*] prior to the date of such request. Upon expiration of [*] following the end of any Contract Year, the report reflecting such Party's Details for such Antibody Product for such Contract Year shall be binding on the other Party, and such Party shall be released from any liability or accountability to the other Party with respect to the number of Details given during such Contract Year unless prior to such expiration the other Party has notified the first Party of an issue regarding such audit report (arising from such inspection) pursuant to this Article 5.16(c).

(i)
If, after an audit, the other Party has a good faith concern with the accuracy of the [*] of Details reflected by the first Party's internal Detailing report data, based on the other Party's assessment of such data when compared to available Third Party audit data, sampling data (if applicable) or other relevant data relating to the first Party's Detailing of such Antibody Product, then the other Party shall so advise the first Party of such concern, and promptly thereafter the other Party and the first Party's representatives shall consider in good faith whether the [*] of Details reflected by the first Party's internal Detailing report data are accurate and, if not, whether an adjustment to the [*] of Details of such Antibody Product performed by the first Party for such Calendar Quarter is appropriate.

(ii)
If such representatives referred to in Article 5.16(c)(i) are unable to resolve the matter, either Party may (by notice to the other Party) have the dispute referred to the [*] of each Party, or their designees, for attempted resolution by good faith negotiations for a period of not more than [*] after such notice is received or such other period of time as may be mutually agreed upon by the Parties to determine whether an adjustment to the [*] of the first Party's Details for Antibody Product in such Calendar Quarter is appropriate.

(iii)
If the Parties are unable to resolve the matter after such negotiation as provided in Article 5.16(c)(ii), then such dispute regarding the [*] of the first Party's Details for Antibody Product in such Calendar Quarter shall be referred for final resolution to an independent market research firm or another expert, mutually acceptable to the Parties. The fees that such market research firm or other expert, shall be paid in connection with such resolution shall be charged to the Product Contribution account as a Commercialisation Expense. The settlement of such dispute by such market research firm or other expert shall, after each Party has been given the reasonable opportunity to present written evidence, be binding upon the Parties, and shall be to the exclusion of any court of law with respect to proceedings based solely on such dispute (it being understood that such matter is not within the Collaboration Committee's authority).

5.17	Post-Regulatory Approval Activities. The Territorial Commercial Lead shall have the right to conduct all activities for Marketing Clinical Studies in its Lead Territory.
ARTICLE 6
MANUFACTURE AND SUPPLY

6.1	Manufacturing.

(a)
Celltech shall use Commercially Reasonable Efforts to procure the supply of Antibody Raw Material for Development and Commercialisation and, in so doing, shall be responsible for using Commercially Reasonable Efforts to:

(i)	identify one or more suitable Third Party suppliers of Antibody Raw Material;

(ii)
negotiate the terms of and enter into agreements (“Supply Agreements”) with one or more of such Third Party suppliers for the supply of Antibody Raw Material to meet the Development and Commercialisation requirements of the Parties as set forth in Article 6.4; and

(iii)	manage the relationship with and require any such Third Party supplier(s) to fulfill the responsibilities of the Manufacturing Lead as set forth in this Agreement.
Such Third Party supplier or suppliers is herein referred to as the “Manufacturing Lead” for Antibody Raw Material, unless a Party assumes manufacture of Antibody Raw Material pursuant to Article 6.7 below, in which case such Party shall be responsible for the supply of Antibody Raw Material and shall be designated the “Manufacturing Lead”.

(b)
Amgen shall use Commercially Reasonable Efforts to procure the supply (itself and/or through a Third Party subcontractor) of Antibody Product in Finished Form. To the extent Amgen uses a Third Party subcontractor to supply Antibody Product in Finished Form the terms of Articles 6.1(a)(i)-(iv) and 6.2(b), as they relate to agreement with any such Third Party subcontractor, shall apply mutatis mutandis to the supply of Antibody Product in Finished Form.

6.2	Manufacture of Antibody Products for Development.

(a)
With respect to each Antibody Product selected to be advanced to [*], the Manufacturing Lead shall be responsible for [*] and for [*], Antibody Raw Material for use in all pre-clinical studies, formulation, development studies and clinical studies in the Territory, in quantities (as forecast by Amgen) and with the specifications agreed between the Parties.

(b)
Development Supply Agreements shall have terms and conditions as are customary in transactions of this type and reasonable under all of the circumstances. The terms and conditions of such Development Supply Agreements shall include the cost and specification of the Antibody Raw Material, the quality standards and the method of forecasting demand to be used during Development.

(c)
Amgen shall be responsible for [*] Antibody Product in Finished Form, including [*], for all pre-clinical studies, formulation, development studies and clinical studies in the Territory, in quantities (as forecast by the Parties) and with the specifications agreed between the Parties.

6.3    Manufacture of Antibody Product(s) for Commercialisation.

(a)
With respect to each Antibody Product receiving Regulatory Approval for Commercialisation, the Manufacturing Lead shall be responsible for [*] Antibody Raw Material for commercial use in the Territory (in quantities as forecast in the Commercialisation Plan and with specifications set forth in the Regulatory Approval of such Antibody Raw Material). Commercialisation Supply Agreements shall have terms and conditions as are customary in transactions of this type and reasonable under all circumstances. The terms and conditions of such Commercialisation Supply Agreements shall include the cost and specification of the

Antibody Raw Material, commercial quality standards and the method of forecasting demand to be used during Commercialisation.

(b)
Amgen shall be responsible for [*] Antibody Product in Finished Form and [*] Antibody Product in Finished Form in quantities (as forecast in the Commercialisation Plan) and with specifications set forth in the Regulatory Approval of such Antibody Product.

(c)	The Parties shall agree procedures and terms for the transfer of title in Antibody Products to the Territorial Commercial Lead prior to the sale thereof in its Lead Territory.

6.4
Third Party Manufacturers. Celltech shall not enter into any Supply Agreement with a Third Party for Antibody Raw Material as specified in this Article 6 without first obtaining the consent of Amgen to such agreement (such consent not to be unreasonably withheld or delayed). Celltech shall use Commercially Reasonable Efforts to ensure that, in addition to the terms set forth in Articles 6.2 and 6.3 (as appropriate), such Supply Agreement shall contain terms that, in the event that either Celltech or Amgen assumes exclusive responsibility for manufacture and supply of Antibody Raw Material pursuant to Article 6.7, will grant Celltech the right to (a) terminate such agreement on reasonable notice with respect to Antibody Raw Materials, (b) have transferred to Amgen or Celltech (as appropriate) and to receive assistance reasonably required by Amgen or Celltech (as appropriate) to effect transfer of the Third Party's Information relating to the manufacture and analysis of Antibody Raw Material in sufficient detail for Amgen or Celltech (as appropriate) to implement the [*] of such[*], including Information contained in the [*] of any applicable Regulatory Filings and the results of any stability studies performed on Antibody Raw Material, (c) have provided Amgen or Celltech (as appropriate) such Information pertaining to the manufacture and analysis of Antibody Raw Material as Amgen or Celltech (as appropriate) shall reasonably request; (d) if requested by Amgen or Celltech (as appropriate), obtain reasonable assistance in the manufacture of trial batches of Antibody Raw Material to enable Amgen or Celltech (as appropriate) to determine its ability to manufacture Antibody Raw Material; (e) audit in accordance with Article 6.6; (f) obtain copies of any direct communications by or to the Manufacturing Lead from Regulatory Authorities having jurisdiction in the Territory regarding and concerning the manufacture of any Antibody Product and (g) name Amgen as a permitted assignee or sublicensee.

Once Amgen has given such consent, Amgen shall be deemed to have accepted the terms of such Third Party Supply Agreement. Both Parties shall comply and operate in accordance with the terms of any such Supply Agreement accepted by Amgen and entered into by Celltech. To the extent the same relates to Antibody Product, all (i) out-of-pocket costs, expenses and liabilities (calculated on an arm's-length basis in accordance with GAAP), (ii) FTE Cost and (iii) cost of Materials used, which are incurred by Celltech in discharging its obligations pursuant to this Article 6 shall be Research and Development Costs if incurred for Development and a Commercialisation Expense if incurred for Commercialisation, and all amounts recovered from any Third Party supplier shall be credited to Product Contribution revenues, provided however, that if the costs, liabilities and/or amounts recovered are also applicable to products other than Antibody Products, then only an equitable portion of such costs, liabilities and/or amounts recovered shall be so allocated. The sharing of liabilities under any Third Party Supply Agreement is without prejudice to Article 18. In the event that Amgen obtains supply of Antibody Product in Finished Form from a Third Party, costs, liabilities and/or amounts recovered shall also be allocated to Research and Development Costs or Commercialisation Expenses mutatis mutandis.

6.5
Standards of Supply. Antibody Raw Material, in the case of the Manufacturing Lead, and Antibody Products in Finished Form, in the case of Amgen, shall be manufactured in accordance with current GMP in manufacturing processes and facilities as described in the applicable Regulatory Filings submitted to and approved by the Regulatory Authority.

6.6
Audit. Each Party, to the extent it is not the Manufacturing Lead, shall have the right to conduct reasonable quality assurance audits with respect to all facilities, operations and laboratories (and any records related thereto) of the other Party or its subcontractors (provided that, where the Manufacturing Lead is a Third Party, only to the extent permitted by the relevant Supply Agreement), where applicable manufacturing activities are conducted, as is reasonably necessary to verify the Manufacturing Lead's conformance (or Amgen's conformance with respect to Antibody Product in Finished Form) with cGMP, cGLP, cGCP and other regulatory requirements. Such audits shall be conducted upon reasonable notice during reasonable business hours.

6.7	Manufacturing Option.

(a)
At any time during Development or Commercialisation and subject to any commitments already made to any Third Party supplier either Party may seek to manufacture and supply Antibody Raw Material by providing written notice to the other Party and the Collaboration Committee that it wishes to assume manufacture and supply of the Antibody Raw Material for the Territory or its Lead Territory. Within [*] after receipt of such request, the other Party shall have the right to provide reciprocal notice of its desire to manufacture and supply Antibody Raw Material.
Thereafter, the Collaboration Committee shall promptly meet to consider any and all requests and determine ([*]) whether one or both of the Parties should have the right and obligation to manufacture and supply Antibody Raw Material, applying the following criteria:

(i)
the FAMC resulting from the requesting Party's manufacturing is likely to be less than the actual or probable FAMC as invoiced by the Third Party manufacturer or, if both Parties desire to assume such responsibility, the probable FAMC as between the Parties;

(ii)	other benefits, such as stability of supply or quality of product, are like to accrue to both Parties as a result of manufacture of Antibody Raw Material by the requesting Party or Parties;

(iii)
a Third Party manufacturer for Development or Commercialisation supplies has not been identified or such Third Party manufacturer is unable or unwilling to enter into a Supply Agreement on terms reasonably satisfactory to both Parties;

(iv)	the desirability of a second (or further) source of supply of Antibody Raw Material;

(v)
that the Third Party manufacturer is in material breach of its supplier obligations and that as a result of such breach, the requesting Party or Parties should assume manufacture and supply of Antibody Raw Material; or

(vi)	the cost and difficulty of enforcing the relevant Supply Agreement to enable one or both Parties to manufacture and supply Antibody Product.

(b)
If the Collaboration Committee determines that, after applying the foregoing criteria, in total it would be beneficial to the interests of both Parties that the requesting Party or Parties manufacture and supply Antibody Raw Material, the selected Party or Parties shall have the right and obligation to manufacture and supply Antibody Raw Material for either the Territory or its Lead Territory as determined by the Collaboration Committee. Upon selection of a Party, then

(i)
If Amgen is the selected Party, Celltech shall itself transfer any Information Controlled by Celltech, and Celltech shall use the level of effort determined by the Collaboration Committee to enforce (or, at the request of Amgen and to the extent permitted by the terms of the Supply Agreement assign to Amgen the right to enforce) the terms and conditions of the Third Party Supply Agreement entered into by Celltech pursuant to Article 6.4 including (but only to the extent permitted by the Supply Agreement with such Third Party) the provision to Amgen of any Information and assistance reasonably required by Amgen from such Third Party pertaining to the manufacture and analysis of Antibody Raw Material with the objective of Amgen being enabled to implement the [*] of [*], including Information contained in the [*] of any applicable Regulatory Filings and the results of any stability studies performed by or on behalf of Celltech; and

(ii)
If Amgen is the selected Party, Celltech shall, at the request of Amgen, use the level of effort determined by the Collaboration Committee to enforce (or, to the extent permitted by the Supply Agreement with such Third Party assign to Amgen the right to enforce) the terms and conditions of the Third Party Supply Agreement entered into by Celltech pursuant to Article 6.4 (but only to the extent such terms are included in any such Supply Agreement, and only to the extent such Supply Agreement relates to Antibody Raw Material) including termination of the Third Party Supply Agreement on reasonable notice (but only if the Collaboration Committee has determined Amgen shall have the exclusive right and obligation to manufacture and supply Antibody Raw Material); and

(iii)
The Parties (as appropriate) shall continue to work with the Third Party supplier in order to achieve the manufacturing transition or second sourcing with minimal disruption, and to ensure adequate supplies of Antibody Raw Material during the transitional process; and

(iv)
The Party or Parties assuming the obligation to manufacture and supply Antibody Raw Material Party shall use Commercially Reasonable Efforts to put all necessary manufacturing processes in place so as to be able to meet Development or Commercialisation requirements (as appropriate) of Antibody Raw Material (of a quality and quantity required of the Manufacturing Lead); and

(v)
The Party assuming the obligation to manufacture and supply Antibody Raw Material shall have the right to include the cost of [*] as Research and Development Costs if such transfer takes place during Development or as a Commercialisation Expense if such transfer takes place during Commercialisation (but only to the extent any such costs relate to Antibody Raw Material).

(c)
All amounts paid to the Third Party in connection with the supply of Antibody Raw Material and any Third Party Supply Agreement (including all amounts paid in connection with the provision of Information and assistance), and all costs incurred by the Parties in enforcing the terms of any Supply Agreement, shall be a Research and Development Cost if incurred for Development and a Commercialisation Expense if incurred for Commercialisation. All amounts recovered from the Third Party by way of damages as a result of any breach by the Third Party supplier in the supply of Antibody Raw Material shall be revenues included in the calculation of the Product Contribution.

6.8
Quality Responsibility. The Parties acknowledge that, in order to meet regulatory requirements prior to the commencement of any supply of Antibody Raw Material or Antibody Product in Finished Form, appropriate quality assurance agreements relating to such supply must be entered into between the Parties and between each Party and its Third Party manufacturers. The Parties will negotiate such quality assurance agreements in good faith having regard to the document entitled “Quality Responsibilities” and dated March 12, 2002. If the Parties are unable to conclude any such agreement then the matter shall be referred at the request of either Party to the Collaboration Committee.

ARTICLE 7
CONSIDERATION

7.1	Up-front Fees. In consideration of the rights granted hereunder by Celltech, Amgen shall pay Celltech a non-refundable, non-creditable licence fee of [*] ($[*]) within [*] after the Effective Date.

7.2
Milestone Payments. As further consideration for the rights granted hereunder by Celltech, Amgen shall make non-creditable, non-refundable payments (“Milestone Payment(s)”) to Celltech within [*] after the first occurrence of each of the corresponding events listed below (each, a “Milestone Event”), in the amount provided:

	Milestone Event	Milestone Payment Amount

(a)	[*].	[*] ($[*])
(b)	[*].	[*] ($[*])
(c)	[*].	[*] ($[*])
(d)	[*].	[*] ($[*])
(e)	[*].	[*] ($[*])

Each Milestone Payment shall be payable only once, no matter how many times the corresponding Milestone Event is achieved by one or more Antibody Product(s).
ARTICLE 8
COMPENSATION

8.1
Product Contribution. The Parties shall split 50:50 the Product Contribution from Commercialisation of Antibody Products throughout the Territory whether such Product Contribution is a profit or a loss. For the avoidance of doubt, any Commercialisation Expenses incurred prior to Regulatory Approval of an Antibody Product shall be charged to the Product Contribution and be borne by the Parties on a 50:50 basis.

8.2
Calculation and Duration of Product Contribution. The Product Contribution shall be payable in respect of sales in the Territory, on an Antibody Product-by-Antibody Product basis, for so long as there are sales by either Party or their sublicensees or distributors of that Antibody Product in the Territory. The Product Contribution shall be calculated on a quarterly basis for each Antibody Product in accordance with Schedule B.

8.3    Quarterly Reconciliation of Product Contribution.

(a)
Within [*] following the end of each Calendar Quarter, each Party shall submit to the other Party a written report (in reasonable detail specified by the categories set out in Schedule B and with supporting documentation) which shall show separately with respect to each Antibody Product and each country in the Territory, to the extent made or incurred by each Party the following: (i) a calculation of the Product Contribution showing all Net Sales achieved and recoveries from legal actions and any other relevant revenues, Cost of Goods, Commercialisation Expenses (per category), Other Expenses and Licence Fees incurred; (ii)

the variation from the budgeted Product Contribution for that quarter (identifying in the same any variance which is attributable to fluctuations in currency exchange rates); and (iii) an estimate for the Product Contribution for the remainder of the Contract Year.

(b)
Within [*] following the end of each Calendar Quarter, Amgen shall submit to Celltech a written consolidated report setting forth in reasonable detail the calculation of total Product Contribution for each Antibody Product in each country in the Territory for that Calendar Quarter and the calculation of any net amount owed by Celltech to Amgen or by Amgen to Celltech, as the case may be in order to ensure the appropriate sharing of Product Contribution in accordance with Article 8.1, and the net amount payable (the “Balance Payment”) shall be paid by Amgen or Celltech (as the case may be) within [*] after receipt of such written report. If the Product Contribution is a negative number and the Balance Payment is [*] ([*]%) or greater in excess of the budgeted Balance Payment for that quarter (after taking into account any change in applicable exchange rates used in calculating the Balance Payment for that quarter and the budgeted Balance Payment), the paying Party may elect to carry over to the next quarter the difference between the budgeted Balance Payment and the invoiced Balance Payment, and such carried sum shall be included in the calculation of the amount of the Balance Payment for the next quarter. The election to roll over must be provided within [*] after receipt of the above-referenced written report.

(c)
In the event of a dispute with respect to any amounts under this Article 8.3, the disputing Party shall provide written notice to the Joint Commercialisation Committee within [*] after receipt of the written report in question, specifying such dispute and explaining the basis of the dispute. The Joint Commercialisation Committee shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. The resolution of such dispute shall [*]. In the event that the Parties are unable to resolve such dispute within [*] after written notice by the disputing Party, the matter shall be resolved in the manner set forth in Article 15. Notwithstanding the above, such dispute shall not affect a Party's obligation to pay all undisputed amounts (and all undisputed amounts shall be paid in accordance with Article 8.3(b)) or a Party's right to audit the records of the other Party in accordance with Article 8.5.

(d)	Interest shall accrue from the due date for payment as set out in Article 8.3(b) on all amounts due and payable but unpaid, including any amounts withheld which are subsequently agreed or determined to be payable. All withheld amounts, together with interest, shall be paid within [*] of any such agreement or determination.
8.4    Payments; Tax Matters.

(a)
All payments to be made under this Agreement shall be made in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated from time to time in writing by the Party receiving the funds.

(b)
Net Sales or other revenues received or payments due in currencies other than Dollars shall first be calculated in the relevant foreign currency and then converted to Dollars against the currency in question on the rate of exchange applicable on the last Business Day of the Calendar Quarter in respect of which the funds are payable using the currency exchange rates quoted by Bloomberg Professional, a service of Bloomberg L.P., during the period of such Net Sales, or in the event Bloomberg Professional is not available then The Wall Street Journal. Budgets and intra-budget forecasts of future Net Sales and expenses in currencies other than Dollars shall be converted into Dollars at budget rates to be agreed between the Parties at the Joint Commercialisation Committee.

(c)
All amounts due under this Agreement shall be paid exclusive of any Value Added Tax (which, if applicable shall be payable by a Party in addition upon receipt of a valid Value Added Tax invoice). Each Party agrees to inform the other Party forthwith if it concludes that there is a Value Added Tax law or practice, or a change in such law or practice, which requires it to account for Value Added Tax on any payments due pursuant to this Agreement at any time after the Effective Date, with a view to the Parties using their best endeavours to agree on the manner in which subsequent payments shall be made to reduce or eliminate the liability of the Parties to pay Value Added Tax.

(d)
All amounts due under this Agreement shall be paid in full without deduction for any applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, except for tax legally required to be deducted or withheld. Where any sum due to be paid to a Party under this Agreement is subject to any withholding or similar or other tax, the Parties shall take all reasonable steps to do all such acts and things and to sign all such deeds and documents as will enable them to take advantage of any applicable double taxation agreements to reduce the rate of withholding or similar taxes with the object of paying the sums due under deduction of a reduced rate of withholding tax or on a gross basis. In the event there is no double taxation agreement or the reduced rate of withholding tax under the relevant double taxation agreement is greater than [*] ([*]%), the Party making payment shall pay such withholding or similar tax, deduct the relevant amount from the payment due to the other Party, and secure and send to the other Party proof of such withholding or similar tax in a form in accordance with the relevant taxation authority as evidence of such payments. Each Party agrees to inform the other Party forthwith if it concludes that there is any law or practice or any change in such law or practice which requires it to deduct or withhold tax in respect of any payments due pursuant to this Agreement at any time after the Effective Date with a view to the Parties using their best endeavours to agree on the manner in which subsequent payments shall be made to reduce or eliminate the liability of both Parties to deduct or withhold any amount on account of tax.

(e)
Any payment of any amount under this Agreement not received by the due date specified herein shall accrue interest thereafter on the sum due and owing from the date payment is due until the date payment is received at the rate equal to [*].

8.5
Records; Audits. Each of Celltech and Amgen and their respective Affiliates shall keep and maintain complete and accurate records and books of account documenting in detail sufficient to track and determine, in a manner consistent with GAAP, all revenues, expenses and all other data necessary for the Product Contributions and other sums payable pursuant to this Agreement and in compliance with the terms of the Agreement. Such records shall be retained for a period of the later of (a) a [*] period following the year in which any payments were made hereunder; (b) the expiration of the applicable tax statute of limitations (or any extensions thereof); or (c) such longer period as may be required by law. Each Party and their respective Affiliates shall permit independent accountants of internationally recognised standing retained by the other Party (the “Auditing Party”) and reasonably acceptable to the other Party, upon reasonable prior written notice, to have access to its and its Affiliates' records and books and premises for the sole purpose of determining the appropriateness of costs charged by or accrued to the Party being audited and the correctness of amounts due and payable under this Agreement for any year ending no more than [*] prior to the date of such request; provided however, that the books and records for any particular Contract Year shall only be subject to one audit. Such examination shall be conducted during regular business hours and no more than once in each calendar year. The report of such accountant shall be limited to a certificate verifying, or not verifying, as the case may be, any report made or payment submitted by the audited Party during such period. In the event the accountant shall be unable to verify the correctness of any such payment, the accountant's report shall specify why such payment is unverifiable and the amount of any discrepancy. The audited Party shall receive a copy of each such report concurrently with receipt by the Auditing Party and the Parties shall use good faith efforts to resolve any discrepancies. All information contained in any such report shall be deemed Confidential Information hereunder. If such examination reveals that such costs or payments have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. The Auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals a net discrepancy of [*] ([*]%) or more for the period examined which is to the disadvantage of the Auditing Party, in which case the Party who misreported shall pay all reasonable costs and expenses incurred by the Auditing Party in the course of making such determination. Upon the expiration of [*] following the end of any Contract Year, the calculation of any such amounts payable with respect to such year shall be binding and conclusive upon a Party entitled to such audit and the other Party or its Affiliates shall be released from any liability or accountability with respect to such amounts for such year.
ARTICLE 9
COLLABORATION

9.1
Collaboration Committee Formation. As soon as practicable following the Effective Date, the Parties shall establish a Collaboration Committee to oversee the Research, Development and Commercialisation of all Antibody Products. The Collaboration Committee shall be comprised of an equal number (not more than four ) of Celltech and Amgen representatives and shall include senior officers or managers from each Party. The Collaboration Committee shall follow the organisational and meeting procedures set forth in Article 9.3.

9.2	Collaboration Committee Responsibilities.
The Collaboration Committee shall be responsible for:
(a)    managing the relationship between the Parties;

(b)
resolving issues in the Joint Research, Joint Development and Joint Commercialisation Committees that are [*], or that are expressed to be matters to be considered or determined by the Collaboration Committee; and

(c)
performing such other functions as are expressly set out in this Agreement as matters for the Collaboration Committee or are consistent with the terms of this Agreement to further the purposes of the collaboration as set forth in Article 2, as determined by the Parties.

9.3    Decision Making; Administrative Matters.

(a)
All decisions of the Collaboration Committee shall be made by the unanimous decision of Celltech and Amgen, with the representatives of each Party who are members of the Collaboration Committee collectively having one vote in any matter requiring the approval of the Collaboration Committee. The Parties agree that all decisions regarding the Research, Development or Commercialisation of an Antibody Product will be made in the interests of maximising the value of the Antibody Product on a global basis.

(b)
If the Collaboration Committee is unable to reach unanimous agreement on any issue within its authority pursuant to Article 9.2, the Parties shall attempt to resolve such dispute in accordance with the provisions of Article 15.

(c)
The Collaboration Committee shall establish its own procedural rules for its operation, consistent with the terms of this Article 9.3(c). A chairperson for the Collaboration Committee shall be appointed from among its members. The chairperson shall be appointed on an annual basis and shall alternate each year between a Celltech representative and an Amgen representative, with Celltech being responsible for designating the chairperson for the First Contract Year after the Effective Date. The chairperson shall be responsible for calling meetings of the Collaboration Committee and for leading the meetings. A Collaboration Committee member of the Party hosting a meeting of the Collaboration Committee shall serve as secretary of that meeting. The secretary of the meeting shall prepare and distribute (within ten (10) Business Days following each meeting) to all members of the Collaboration Committee the minutes of the meeting. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the Collaboration Committee. The minutes of each Collaboration Committee meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the Collaboration Committee by the chairperson.

(d)	The Collaboration Committee shall meet at least every six (6) months and in addition within [*] of a request by either Party to have such a meeting . Such meetings shall be held at such times as are mutually agreed upon by the Collaboration Committee. Meetings may take place by video conference or telephone conference or such other means as the Collaboration Committee shall decide, provided that all members of the Collaboration Committee shall meet in person at least [*]. Meetings held in person shall alternate between Amgen and Celltech locations. The first meeting shall be held at Celltech's facilities.

(e)
If a Party's representative is unable to attend a meeting, such Party may designate an appropriate alternate representative to attend such meeting in place of the absent representative. In addition, each Party may (at its discretion and with the consent of the other Party) invite additional employees, consultants or scientific advisors to attend the Collaboration Committee meetings.

ARTICLE 10
GRANT OF RIGHTS
10.1    Patent Licences.

(a)
Amgen hereby grants to Celltech (i) a sole royalty-free licence (co-exclusive with Amgen), under the [*] Patent Rights, [*] Patent Rights, [*] Know-How, [*] Know-How [*] and [*] Know-How; and (ii) a non-exclusive royalty-free licence under the [*] Patent Rights and other [*] Know-How to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in Antibody Products in the Field in the Territory, solely in compliance with the terms and conditions of this Agreement. For the avoidance of doubt, the grant of a licence under [*] Patent Rights and [*] Know-How is not intended to require the transfer by Amgen to Celltech of Materials and Information beyond that explicitly set forth in this Agreement.

(b)
Celltech hereby grants to Amgen (i) a sole royalty-free licence (co-exclusive with Celltech), under the [*] Patent Rights, [*] Patent Rights, [*]Patent Rights, [*] Know-How, [*] Know-How [*] and [*] Know-How; and (ii) a non-exclusive royalty-free licence under [*] Patent Rights and other [*] Know-How to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in Antibody Products in the Field in the

Territory, solely in compliance with the terms and conditions of this Agreement. For the avoidance of doubt, the grant of a licence under [*]Patent Rights and [*] Know-How is not intended to require the transfer by Celltech to Amgen of Materials and Information beyond that explicitly set forth in this Agreement.

(c)
Certain licence rights granted to a Party under this Article 10.1 may include a sublicence of Patent Rights and/or know-how of Third Parties under Third Party licences. Notwithstanding anything to the contrary in this Agreement, the Party receiving a sublicence of such Third Party licences shall, in exercising such sublicence rights, subject to and so far as the terms are applicable to its activities, comply with the provisions of such Third Party licences relating to Antibody Products to the extent the granting Party has notified in writing the terms of such Third Party licence to the Party receiving a sublicence of such Third Party licences. Each Party shall promptly provide to the other Party a copy of any notice of breach received by it under any such Third Party licence.

10.2    Trademark; Copyright Licences.

(a)
Amgen hereby grants to Celltech a non-exclusive, royalty-free licence to use and display the Amgen Trademarks (subject to the provisions of Article 5.11(h)) and a sole royalty-free licence (co-exclusive with Amgen), to use and display the Product Trademarks, in connection with Antibody Products in the Territory. Celltech hereby grants to Amgen a non-exclusive, royalty-free licence to use and display (subject to the provisions of Article 5.11(h)) the Celltech Trademarks and a sole royalty-free licence (co-exclusive with Amgen) to use and display Product Trademarks in connection with Antibody Products in the Territory. All licences granted under this Article 10.2(a) are sublicensable pursuant to the terms of Article 19.10.

(b)
Each Party hereby grants to the other Party a sole royalty-free licence (co-exclusive with the Party), with the right to sublicence solely pursuant to the terms of Article 19.10, under the Party's entire right, title and interest in any intellectual property rights in Promotional Materials and additional Antibody Product-specific materials to reproduce, distribute copies of, prepare derivative works of and publicly perform and display such Promotional Materials or additional Antibody Product-specific materials solely in connection with Antibody Products in the Field in the Territory and in accordance with this Agreement.

(c)	The Joint Commercialisation Committee shall determine a Product Trademark that shall be applied to each Antibody Product in the Territory. In the event that the Joint Commercialisation

Committee is unable to agree on such a Product Trademark, and if the matter is not determined in accordance with Article 5.7, the Territorial Commercial Lead shall be free to choose and in any event the Territorial Commercial Lead shall own, the Product Trademark in its respective Lead Territory.
ARTICLE 11
INTELLECTUAL PROPERTY RIGHTS
11.1    Ownership.

11.1.1
As between the Parties, Amgen shall own all right, title and interest in and to all [*] Technology (other than [*] Know-How and all [*] Patent Rights), subject to the rights and licences granted to Celltech hereunder.

11.1.2
As between the Parties, Celltech shall own all right, title and interest in and to all [*] Technology (other than [*] Know-How and all [*] Patent Rights), subject to the rights and licences granted to Amgen hereunder.

11.1.3
As between the Parties, all right, title and interest in and to all [*] Know-How and all [*] Patent Rights shall be [*] by [*]. Subject to the rights and licences granted hereunder, each Party shall have [*].

11.1.4
Other than as expressly set forth in this Agreement, neither Party shall have any right in and to any intellectual property owned or controlled by the other Party and neither Party shall have an obligation to grant the other Party any rights therein.

11.1.5
Other than as expressly set forth in Articles 11.2, 11.4 and 11.6, neither Party shall have the right to prepare, file, prosecute, maintain, defend, settle and/or enforce Patent Rights or Product Trademarks Controlled by the other Party, such activity being the exclusive right (but not the obligation) of the Party Controlling the same.

11.2    Prosecution and Defence.

11.2.1
Promptly after the Effective Date, Celltech shall provide Amgen with copies of all material documents in Celltech's possession pertaining to [*] Patent Rights [*]. During the term of this Agreement, each Party shall as soon as practicable provide the other Party (as appropriate) with all material documents and any other document Controlled by a Party reasonably requested by the other Party (such request to identify the specific documents required), pertaining to [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and [*] Patent Rights.

11.2.2 (a)
Amgen shall have the first right (but not the obligation) to have mutually acceptable outside counsel (i) at any time prepare, file, prosecute, maintain and defend the Product Trademarks in the Amgen Territory and [*] Patent Rights outside the Celltech Territory; (ii) prior to, on and following the Transition Date (as defined in Article 11.2.9 below) prepare, file, prosecute and maintain any [*] Patent Rights and the [*] Patent Rights that are [*] to any Antibody Products (“[*] Patent Rights”) in the Amgen Territory; (iii) on and following the Transition Date, defend any [*] Patent Rights and [*] Patent Rights in the Amgen Territory; and (iv) for the avoidance of doubt only, prior to the Transition Date defend any [*] Patent Rights that are [*]to any Antibody Products (“[*] Patent Rights”) in the Celltech Territory.

(b)
Celltech shall have the right to review and comment on any papers pertaining to proposed applications, responses, interferences and oppositions before the filing thereof by such counsel with any patent or trademark office (e.g., national, regional or international) (“Consultation Rights”), regarding [*] Patent Rights, [*] Patent Rights and Product Trademarks in the Amgen Territory. Celltech shall also have Consultation Rights regarding [*] Patent Rights and [*] Patent Rights outside the Amgen Territory. If such outside counsel concludes that taking, or failing to take, any specific action(s) would be inconsistent with its instructions under Article 11.2.4, then Amgen shall not take, or shall take (as the case may be), such specific action(s) unless the prior express written consent of Celltech shall have been obtained. Amgen shall have the right to propose an alternative strategy for Celltech's consideration. To that end, Amgen shall instruct such outside counsel to furnish Celltech with a reasonably complete draft of each submission to a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Celltech's reasonably timely comments thereon. Additionally, Amgen shall instruct such outside counsel to provide Celltech with a copy of each submission made to and document received from a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks reasonably promptly after making such filing.

(c)
Amgen shall have the right, at any time and at its sole option, to elect not to proceed with and/or to abandon the preparation, filing, prosecution, maintenance and/or defence of any Patent Right or any Product Trademark it is permitted to pursue under Article 11.2.2(a), provided that it shall give Celltech notice of such intention at least [*] before a final due date which would result in the abandonment, cancellation or lapse of an issued patent or pending patent application or abandonment, cancellation or lapse of such granted trademark or pending trademark application. In such case, Celltech, at its option, may assume the right to prepare, file prosecute, maintain and/or defend any such Patent Right or Product Trademark. Amgen shall have Consultation Rights in respect of any such Patent Right and Product Trademark and if such outside counsel concludes that taking, or failing to take, (as the case may be) any specific action(s) would be inconsistent with its instructions under Article 11.2.4, then Celltech shall not take, or shall take (as the case may be), such specific action(s) unless the prior express written consent of Amgen has been obtained. Celltech shall have the right to propose an alternative strategy for Amgen's consideration. To that end, Celltech shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a patent or trademark authority regarding any such Patent Rights and Product Trademark no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Amgen's reasonably timely comments thereon. Additionally, Celltech shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent or trademark authority regarding any such Patent Rights and Product Trademark reasonably promptly after making such filing.

(d)
A decision by Amgen not to exercise its right pursuant to Article 11.2.2(a) to prepare, file, prosecute, maintain and/or defend any Patent Right or any Product Trademark as permitted by the terms of that Article shall not affect any of Amgen's licence or other rights under this Agreement.

11.2.3 (a)
Celltech shall have the first right (but not the obligation) to have mutually acceptable outside counsel (i) at any time prepare, file, prosecute, maintain and defend the Product Trademarks in the Celltech Territory and [*] Patent Rights in the Celltech Territory; (ii) prior to, on and following the Transition Date prepare, file, prosecute and maintain any [*] Patent Rights in the Celltech Territory; (iii) on and following the Transition Date, defend any [*] Patent Rights in the Celltech Territory; and (iv) for the avoidance of doubt only, prior to the Transition Date defend any [*] Patent Rights and [*] Patent Rights in the Amgen Territory.

(b)
Amgen shall have Consultation Rights regarding [*] Patent Rights and [*] Patent Rights outside the Amgen Territory. Amgen shall also have Consultation Rights regarding [*] Patent Rights, [*] Patent Rights and Product Trademarks in the Celltech Territory. If such outside counsel concludes that taking, or failing to take, any specific action(s) would be inconsistent with its instructions under Article 11.2.4, then Celltech shall not take, or shall take, (as the case may be) such specific action(s) unless the prior express written consent of Amgen shall have been obtained. Celltech shall have the right to propose an alternative strategy for Amgen's consideration. To that end, Celltech shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Amgen's reasonably timely comments thereon. Additionally, Celltech shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks reasonably promptly after making such filing.

(c)
Celltech shall have the right, at any time and at its sole option, to elect not to proceed with and/or to abandon the preparation, filing, prosecution, maintenance and/or defence of any Patent Right or Product Trademark it is permitted to pursue under Article 11.2.3(a), provided that it shall give Amgen notice of such intention at least [*] before a final due date which would result in the abandonment, cancellation or lapse of an issued patent or pending patent application or abandonment, cancellation or lapse of such granted trademark or pending trademark application. In such case Amgen, at its option, may assume the right to prepare, file, prosecute, maintain and/or defend any such Patent Right or Product Trademark. Celltech shall have Consultation Rights in respect of any such Patent Right and Product Trademark and if such outside counsel concludes that taking, or failing to take, any specific action(s) would be inconsistent with its instructions under Article 11.2.4, then Amgen shall not take, or shall take (as the case may be), such specific action(s) unless the prior express written consent of Celltech has been obtained. Amgen shall have the right to propose an alternative strategy for Celltech's consideration. To that end, Amgen shall instruct such outside counsel to furnish Celltech with a reasonably complete draft of each submission to a patent or trademark authority regarding any such Patent Rights and Product Trademark no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Celltech's reasonably timely comments thereon. Additionally, Amgen shall instruct such outside counsel to provide Celltech with a copy of each submission made to and document received from a patent or trademark authority regarding any such Patent Rights and Product Trademark reasonably promptly after making such filing.

(d)
A decision by Celltech not to exercise its right pursuant to Article 11.2.3(a) to prepare, file, prosecute, maintain and/or defend any Patent Right or any Product Trademark as permitted by the terms of that Article shall not affect any of Celltech's licence or other rights under this Agreement.

11.2.4
Outside counsel retained under this Article 11 shall be instructed to act in the best interests of both Parties under this Agreement and such counsel shall also be instructed to secure claims of the broadest possible scope without jeopardising validity.

11.2.5
The Parties shall closely co-ordinate the defence of any attack on the validity and/or any enforcement (against a Third Party developing or commercialising an Antibody that binds to BEER) of the [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and/or the [*] Patent Rights through the Collaboration Committee (including the right of the Party not responsible for such defence or enforcement to review and comment on any papers relating thereto which are material to the conduct of such defence or enforcement). Notwithstanding anything to the contrary in this Article 11, prior to the Transition Date, neither Party shall have any right to enforce or defend the validity of Patent Rights Controlled by the other Party, which right shall be exclusively that of the Party Controlling the Patent Rights. The Party responsible for such defence or enforcement shall not take (nor fail to take) any action with respect to any such defence and/or enforcement which would, in the opinion of the retained outside counsel, be inconsistent with the instructions given to outside counsel under Article 11.2.4.

11.2.6
Celltech agrees to use reasonable efforts to ensure that with respect to any patent application forming part of the [*] Patent Rights and [*] Patent Rights which it shall initially file in the Celltech Initial Countries in accordance with Article 11 will be filed in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent filing in the Amgen Initial Countries. Amgen agrees to use reasonable efforts to ensure that with respect to any patent application forming part of the [*] Patent Rights and [*] Patent Rights which it shall initially file in the Amgen Initial Countries in accordance with Article 11 will be filed in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent filing in the Celltech Initial Countries.

11.2.7
Each Party agrees to co-operate with the other Party in the preparation, filing, prosecution, maintenance and defence of intellectual property rights as set forth in this Article 11.2, including the signing of any necessary legal papers, and to provide the other Party with data or other information in support thereof, and to use best efforts to ensure the co-operation of any of their respective personnel as might reasonably be requested in any such matters.

11.2.8
Notwithstanding any other provision of this Article 11, neither Party shall have an obligation, which is in violation of, or not permitted by, the terms of a Third Party agreement, to prosecute or maintain, or take or defend any action in respect of, nor shall either Party have any right, in violation of the terms of a Third Party agreement, to take or defend any action in respect of, any Patent Right which is owned by a Third Party and licensed to such Party under such Third Party agreement.

11.2.9	For the purposes of this Article 11, “Transition Date” means the date of [*].
11.3    Patent and Trademark Expenses.

11.3.1
Amgen shall have the right to charge (i) up to the date of Regulatory Approval to Commercialise the first Antibody Product, as a Research and Development Cost; and (ii) thereafter, to the Product Contribution account as a Commercialisation Expense; all of Amgen's external costs, expenses and fees (as documented by written invoices for legal and expert services and receipts for filing and maintenance fees paid) to have outside counsel prepare, file, prosecute and maintain and/or defend [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks in accordance with Article 11 during the Term.

11.3.2
Celltech shall have the right to charge (i) up to the date of Regulatory Approval to Commercialise the first Antibody Product, as a Research and Development Cost; and (ii) thereafter, to the Product Contribution account as a Commercialisation Expense; all of Celltech's external costs, expenses and fees (as documented by written invoices for legal and expert services and receipts for filing and maintenance fees paid) to have outside counsel prepare, file, prosecute and maintain, and/or defend [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks in

accordance with Article 11 during the Term.
11.4    Enforcement.

11.4.1
Amgen shall have the sole right but not the obligation to bring any suit or action (or to otherwise seek payment and/or claim) against a Third Party developing or commercialising an Antibody product which binds BEER, and Celltech agrees to be joined as a plaintiff to any such suit or action if Amgen so requests: (i) for infringement of a claim within the [*] Patent Rights outside of the Celltech Territory; (ii) on or following the Transition Date, for infringement of a claim within the [*] Patent Rights and/or [*] Patent Rights in the Amgen Territory; and/or (iii) regarding any Product Trademark in the Amgen Territory. Amgen shall, subject to prior consultation with Celltech, have the right to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings including the right to settle or compromise such proceedings (by, for example, granting any such Third Party a sublicence, covenant not to sue or other rights to the Patent Rights or Product Trademark being enforced); provided however, that in any such settlement or compromise Amgen will not admit the invalidity of any claim within [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and/or [*] Patent Rights without the prior written approval of Celltech.

11.4.2
Celltech shall have the sole right but not the obligation to bring any suit or action (or to otherwise seek payment and/or claim) against a Third Party developing or commercialising an Antibody product which binds BEER, and Amgen agrees to be joined as a plaintiff to any such suit or action if Celltech so requests: (i) on or following the Transition Date, for infringement of a claim within the [*] Patent Rights in the Celltech Territory; (ii) for infringement of a claim within the [*] Patent Rights in the Celltech Territory; and/or (iii) regarding any Product Trademark in the Celltech Territory. Celltech shall, subject to prior consultation with Amgen, have the right to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings including the right to settle or compromise such proceedings (by, for example, granting any such Third Party a sublicence, covenant not to sue or other rights to the Patent Rights or Product Trademark being enforced); provided however, that in any such settlement or compromise Celltech will not admit the invalidity of any claim within [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and/or such [*] Patent Rights without the prior written approval of Amgen.

11.4.3
Neither Party shall bring any action in the Lead Territory of the other Party to enforce any Patent Rights Controlled by the non-lead Party against a Third Party in respect of such Third Party developing or commercialising an Antibody product which binds BEER, without the lead Party's prior written consent.

11.4.4
Both Parties shall be entitled to charge to the Product Contribution account as a Commercialisation Expense all out-of-pocket costs and expenses (including outside attorneys' fees) incurred by such Party in preparing for and/or enforcing Patent Rights or Product Trademarks Controlled by it against a Third Party in respect of the Development or Commercialisation of an Antibody product that binds BEER, and/or in bringing any suit under this Article 11.4. Recoveries in any actions under this Article 11.4 shall be credited to the Product Contribution account.

11.5    Infringement Defence.

(a)
The Territorial Commercial Lead shall have the first right to defend any actual, alleged or threatened claim or action in its Lead Territory which names the Territorial Commercial Lead and/or the Territorial Commercial Lead and the other Party and which claims (i) the infringement of Third Party Patent Rights or know-how through Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to an Antibody Product or (ii) that any Product Trademark infringes any Third Party Trademark or its use constitutes any unfair trade practice, trade dress imitation, passing off of counterfeit goods or like offence. If the Territorial Commercial Lead shall decide not to defend such an action, the other Party, to the extent it is named, may defend any such claim or action. The Party defending such claim or action shall have the right to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings; provided however that the Party defending such claim or action shall not settle or compromise such proceedings that affect the other Party's rights or interests, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed). When named, the Party not defending such claim or action shall be entitled to participate in and to have counsel selected by it participate in any action in which the other Party is a named party.

(b)
If either Party defends such claim or action, both Parties shall be entitled to charge if and to the extent the costs of such defence are incurred during Research or Development as a Research and Development Cost and if and to the extent the costs of such defence are incurred during Commercialisation to the Product Contribution account (as a Commercialisation Expense) all external costs and expenses (including outside attorneys' fees) incurred in preparing for and/or carrying out the activities described in this Article 11.5. In addition, any payment that either or both Parties are obliged to make on past and/or future sales of Antibody Product(s) as a result of a settlement or judgment in such a suit shall also be treated as a Commercialisation Expense.

11.6
Trademarks. Each Territorial Commercial Lead may, but shall not be obligated to, elect to defend the Product Trademarks against any challenges in its applicable Lead Territory and to enforce the Product Trademarks against any actual, alleged or threatened infringement by Third Parties or against any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offences in the applicable Lead Territory. In the event the Territorial Commercial Lead shall so elect, the Territorial Commercial Lead shall determine the strategy and the other Party shall reasonably assist and co-operate in any such enforcement or defence. All out-of-pocket costs and expenses incurred by either Party in defending or taking any such action shall be charged to the Product Contribution account as a Commercialisation Expense.

11.7
Patent Markings. To the extent practical, each Territorial Commercial Lead shall mark the Antibody Product(s) sold in its Territory with all applicable patent numbers of Patent Rights of the Parties to the extent permitted by law in those countries of its Lead Territory in which such markings have notice value as against infringers of patents.

11.8	Co-operation.

(a)
Each Party shall promptly notify the other upon becoming aware of (i) any actual, alleged or threatened Third Party claim or action against Celltech and/or Amgen for infringement of any Third Party Trademark through the Development or Commercialisation of an Antibody Product; or of any Third Party Patent Rights through Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to Antibody Products in the Field in the Territory; or (ii) any Third Party infringement of the Product Trademarks, or any Patent Rights of either Party relating to an Antibody that binds to BEER, or (iii) in respect of any Antibody Product, any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offences.

(b)
With respect to a Party bringing or defending a suit as permitted under this Article 11 the other Party shall assist and co-operate with the Party bringing or defending such suit, and if the Party bringing or defending such suit finds it necessary or desirable to join the other Party as a party in such suit, the other Party shall execute all papers or perform such other acts as may reasonably be required by the Party bringing or defending such suit.

(c)
A Party bringing or defending suit as permitted under this Article 11 shall notify the other Party of all substantive developments with respect to such enforcement or defensive actions including, all material filings, court papers and other related documents, substantive settlement negotiations and offer of settlement.

(d)
Without prejudice to the other terms of this Article 11, all actual, alleged or threatened claims, actions and defences referred to in this Article 11 (including any settlement and conduct of same) shall be co-ordinated through the Collaboration Committee.

11.9
Third Party Licences. The Parties acknowledge that they have entered into licence agreements with Third Party owners of potentially blocking intellectual property and that it may be necessary or desirable to enter into such further licences (individually herein called a “Third Party Licence Agreement”). The Parties agree to treat such Third Party Licence Agreements as follows:

(a)
Following the Effective Date, if a Party desires to enter into a new Third Party Licence Agreement, it shall inform the Collaboration Committee and, prior to determining whether to enter into such Third Party Licence Agreement, shall give due consideration to any reasonable comments by the other Party relating thereto, including, comments that entering into such Third Party Licence Agreement [*] of the other Party. If the Collaboration Committee cannot unanimously agree whether or not such a Third Party Licence Agreement should be entered into, the matter shall be promptly submitted in writing to the [*] of both Parties. If following discussion between them, the [*] are unable to agree a resolution of the matter within [*] after the matter has been submitted to them the Territorial Commercial Lead may determine the matter for the countries within its Lead Territory.

(b)
Any fees or other payments due Third Parties under Third Party Licence Agreements prior to the first Regulatory Approval for Commercialisation of an Antibody Product shall be Research and Development Costs, provided however, that if the rights under such Third Party Licence Agreement are also applicable to products other than Antibody Products, then only an equitable portion of such fees or other payments shall be allocated to the Antibody Product as Research and Development Costs.

(c)
Any fees or other payments due to a Third Party under a Third Party Licence Agreement after the first Regulatory Approval of an Antibody Product shall be Licence Fees, provided however, that if the rights under such Third Party Licence Agreement are also applicable to products other than Antibody Products, then only an equitable portion of such fees or other payments shall be allocated to the Antibody Product as Licence Fees.

ARTICLE 12
CONFIDENTIALITY AND NON-USE

12.1
Confidential Information. Except as otherwise provided in this Article 12, (a) the Parties shall maintain in confidence and use only for purposes specifically authorised under this Agreement any Confidential Information of the other Party pursuant to this Agreement; (b) Celltech shall keep confidential all [*] Know-How which is [*] to [*], and/or which is [*] to [*] to [*]and all [*] Know-How and [*] Know-How which is [*] to Antibody Products and/or [*] (whether generated prior to or during the term of this Agreement) and, provided however, where such [*] Know-How may have [*] outside [*], or where such [*] Know-How or [*] Know-How may have [*] outside Antibody Products and/or [*], Celltech shall be free to use and exploit the same and to disclose the same to Third Parties subject always to obligations of confidentiality; and (c) Amgen shall keep confidential all [*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*], and all [*] Know-How and [*] Know-How which is [*] to Antibody Products and/or [*] (whether generated prior to or during the term of this Agreement) and, provided however, where such [*] Know-How may have [*] outside [*], or where such [*] Know-How or [*] Know-How may have [*] outside Antibody Products and/or [*], Amgen shall be free to use and exploit the same and to disclose the same to Third Parties subject always to obligations of confidentiality.

12.2	Disclosure.

12.2.1
To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose such Confidential Information of the other Party as it is otherwise obliged under Article 12.1 not to disclose:

(a)
to its Affiliates and to its (whether actual or potential) sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep such Confidential Information confidential;

(b)
to Regulatory Authorities to the extent that such disclosure is reasonably necessary to obtain authorisations to conduct clinical studies or to file, obtain and maintain Regulatory Approvals and to Commercialise the Antibody Products;

(c)
to the extent that such disclosure is reasonably necessary in connection with preparing, filing, prosecuting, defending and/or maintaining the other Party's Patent Rights in accordance with Article 11; or

(d)
in prosecuting or defending litigation as explicitly authorised under this Agreement; and in establishing rights or enforcing obligations under this Agreement; provided that it shall (i) give reasonable advance notice to the other Party of such disclosure requirement; (ii) provide a copy of the proposed disclosure to the other Party; and (iii) at the request of the other Party, use Commercially Reasonable Efforts in assisting the other Party to secure confidential treatment of such Confidential Information required to be disclosed, including co-operating with the other Party to obtain a protective order of the other Party's Confidential Information.

12.2.2
Notwithstanding Article 12.1, Amgen may disclose [*] Know-How and [*] Know-How and Celltech may disclose [*] Know-How and [*] Know-How and each Party may disclose the [*] Know-How which is subject to an obligation of confidentiality under Article 12.1 in any of the following circumstances:

(a)	where such disclosure would [*];

(b)
to its Affiliates, and to its (whether actual or potential) sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep such Confidential Information confidential;

(c)
to Regulatory Authorities to the extent that such disclosure is reasonably necessary to obtain authorisations to conduct clinical studies or to file, obtain and maintain regulatory approvals and to commercialise products other than Antibody Products;

(d)	without prejudice to Article 11, to the extent that such disclosure is reasonably necessary in connection with preparing, filing, prosecuting, maintaining and/or defending Patent Rights; or

(e)
in prosecuting or defending litigation and in establishing rights or enforcing obligations under this Agreement or in complying with applicable laws, regulations, court or administrative orders, the rules of any relevant stock exchange or the U.S. Securities and Exchange; provided however, in the case of [*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*],[*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*],[*] Know-How and [*] Know-How only, to the extent practicable it shall (i) give reasonable advance notice to the other Party of such disclosure requirement; (ii) provide a copy of the proposed disclosure to the other Party; and (iii) at the request of the other Party, use Commercially Reasonable Efforts to secure confidential treatment of such [*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*],[*] Know-How which is [*] to BEER and/or which is [*] to Antibodies to [*],[*] Know-How and [*] Know-How required to be disclosed, including seeking a protective order of such [*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*],[*] Know-How which is [*] to [*] and/or which is [*] to Antibodies to [*],[*] Know-How and [*] Know-How.

12.3	Exceptions. The obligation not to disclose Confidential Information under this Article 12 shall not apply to any part of such Confidential Information that:

(a)
is or becomes published or otherwise becomes publicly known other than by acts of the Party obligated not to disclose such Confidential Information or its Affiliates or permitted Third Parties pursuant to Article 12.2.1(a) or 12.2.2(b) in breach of this Agreement;

(b)
was disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided that such Confidential Information was not obtained by such Third Party from the disclosing Party under an obligation of confidentiality;

(c)
prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided that such Confidential Information was not obtained from the disclosing Party under an obligation of confidentiality;

(d)
can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement or access to any Confidential Information provided by the disclosing Party; or

(e)
is required to be disclosed by the receiving Party to comply with applicable laws, or with a court or administrative order or the rules of any relevant stock exchange, or the U.S. Securities and Exchange Commission provided however, that this Article 12.3(e) shall not permit a Party to disclose the other Party's Confidential Information for the purpose of obtaining Patent Rights and, further provided however, the receiving Party shall, if practicable, notify the disclosing Party in writing (and if practicable provide a copy of the proposed disclosure) prior to any such disclosure and shall use reasonable efforts to secure confidential treatment thereof prior to its disclosure (whether by protective order or otherwise).

12.4    Terms of Agreement.
Except as permitted by the foregoing provisions or as otherwise required by law or the rules of any relevant stock exchange or the U.S. Securities and Exchange Commission, the Parties shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided however, that each Party shall be entitled to disclose the terms of this Agreement without such consent on a need-to-know basis to its financial and legal advisors and potential investors or other financing sources on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential. Each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission or any stock exchange describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

12.5
Public Announcements. Following the Effective Date, the Parties shall issue one or more press releases regarding this Agreement, the timing and content of which shall be mutually agreed. Except to the extent required by law or the rules of a relevant stock exchange or as otherwise permitted in accordance with this Article 12, neither Party shall make any further public announcements concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any press releases prior to the issuance thereof.

12.6
Residual Information. Each Party acknowledges that personnel of the Parties and their Affiliates who participate in the collaboration set forth in this Agreement also participate in the research, development and commercialisation of other pharmaceutical products unrelated to this Agreement and that each Party's personnel shall have access to Confidential Information of the other Party. Each Party further acknowledges that such personnel will retain and use residual information derived from the collaboration and that use of such residual information by such personnel shall not constitute a breach of this Article 12 to the extent such personnel did not know (and could not reasonably be expected to know) it was the confidential Information of the other Party or otherwise subject to a confidentiality or restricted use obligation; provided however, that notwithstanding the above, no rights are granted to practice under the other Party's Patent Rights and such personnel shall not use the written Confidential Information of the other Party. Each Party shall implement appropriate procedures to identify to its personnel Information which is the subject of confidentiality or restricted use obligations.

12.7
Third Party Obligations. Other than with respect to Article 16.4(e), neither Party is obliged to disclose to the other any Information if to do so would put the disclosing Party in breach of an existing or future obligation owed to a Third Party. Without limitation to the foregoing, Amgen acknowledges that Celltech is not obliged to disclose to Amgen, and will not disclose to Amgen, any Information, data or know-how concerning Celltech's products [*] whether arising out of Celltech's [*] or otherwise.

ARTICLE 13
PUBLICATIONS

13.1
Procedure. The Collaboration Committee (or its appropriate designees) shall determine the strategy for and co-ordinate the publication and presentation of results of studies of Antibody Products or which incorporates data generated under this Agreement. Each Party to this Agreement recognises that the publication of papers regarding results of and other information regarding activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any patent application until such patent application has been published. Accordingly, each Party will have the right to review and approve any paper proposed for publication by the other Party, including oral presentations and abstracts, which incorporates data generated under this Agreement and/or includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party will deliver a complete copy of the paper or materials for oral presentation to the other Party at least [*] prior to submitting the paper to a publisher or making the presentation. The other Party will review any such paper and give its comments to the publishing Party within [*] of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than [*] from the date of delivery to the other Party. Failure to respond within such [*] shall be deemed approval to publish or present. If approval is not given or deemed given, for publications or presentations of other than Marketing Clinical Studies, the matter shall be referred to the Collaboration Committee together with the reasons for withholding approval. Publications or presentations to the extent relating to Marketing Clinical Studies shall be determined by the Territorial Commercial Lead that conducted such Marketing Clinical Studies, having considered the comments of the other Party. Notwithstanding the foregoing, the publishing or presenting Party will comply with the other Party's request to delete references to the other Party's Confidential Information in any such paper and, with respect to Marketing Clinical Studies, will withhold publication of any such paper or any presentation of same for an additional [*] in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Agreement.

13.2
Credit. Any such publication will include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

ARTICLE 14
TERM AND TERMINATION

14.1
Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect, unless earlier terminated pursuant to Article 3.4 or this Article 14, for such time as the Antibody Products are being Researched, Developed or Commercialised by the Parties.

14.2	Termination for Convenience.

14.2.1
Amgen may terminate this Agreement at any time following presentation of the [*] demonstrating an [*] in the [*] referred to in [*] of [*] but prior to the expiry of Celltech's opt out right as set out in Article 3.4 by providing [*] prior written notice of termination to Celltech. Termination shall be effective upon the expiry of the [*] notice period. Should Amgen exercise (or be deemed to exercise) its right to terminate pursuant to Article 3.2.1(e), termination shall be effective upon the receipt of such notice by Celltech.

14.2.2
(a)    After expiry of Celltech's opt-out right as set out in Article 3.4(a), either Party may terminate this Agreement after completion of the first [*] of an Antibody Product by providing [*] prior written notice to the other Party. Termination shall be effective upon the expiry of the [*] notice period.

(b)
Should a Party provide a notice pursuant to Article 2.7 (whether before or after the expiry of Celltech's opt-out right or [*] of a [*]), such Party shall be deemed to have served a termination notice pursuant to this Article.

(c)
Within [*] of receipt of a termination notice pursuant to this Article 14.2.2 the non-terminating Party shall provide a written response to the terminating Party, setting out in such written response whether:

(i)	the non-terminating Party wishes to assume the Research, Development and/or Commercialisation of Antibody Products (as appropriate); or

(ii)	the non-terminating Party does not wish to continue to pursue the Research, Development and/or Commercialisation of Antibody Products (as appropriate).
If the non-terminating Party does not send such a written response within the said [*], it shall be deemed to have made the election set out in 14.2.2(c)(ii).

14.3	Mutual Consent. This Agreement shall terminate upon the mutual written consent of the Parties. Termination shall be effective upon the date specified in such written consent.
14.4    Termination for Default.

(a)
In the event any material representation or warranty made hereunder by either Party shall have been untrue in any material respect and this has had a material and adverse effect on the other Party in relation to this Agreement (“Representation Default”), or upon any material breach or material default of a material obligation of this Agreement by a Party (“Performance Default”), the Party not in default (“Non-Defaulting Party”) must first give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and must request the Defaulting Party cure such Representation Default or Performance Default within [*], or if such Default cannot be cured, take such action as will substantially mitigate the material adverse effect of such Default on the other Party. During any such [*] period after receipt or delivery of a Notice of Default under this Article 14.4(a) for which termination of this Agreement is a remedy, all of each Party's respective rights and obligations under this Agreement, including Research, Development, and Commercialisation, shall (to the extent applicable) remain in force and effect. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the Parties shall use good faith efforts to resolve the dispute.

(b)
In the event of a Representation Default or a Performance Default by Celltech that shall not have been cured or mitigated within the [*], as set forth in Article 14.4(a) above, Amgen, at its option, may immediately terminate this Agreement upon prior written notice to Celltech. Termination shall be effective upon the receipt of such notice by Celltech.

(c)
In the event of a Representation Default or a Performance Default by Amgen that shall not have been cured or mitigated within the [*], as set forth in Article 14.4(a) above, Celltech, at its option, may immediately terminate this Agreement upon prior written notice to Amgen. Termination shall be effective upon the receipt of such notice by Amgen.

14.5    Bankruptcy.

(a)
All rights and licences granted under or pursuant to this Agreement by Amgen or Celltech are, and shall otherwise be deemed to be licences of rights to “intellectual property”. The Parties agree that the Continuing Party (as defined below) shall retain and may fully exercise all of its rights and elections under bankruptcy legislation in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a bankrupt Party the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property which at that date is known to be necessary or useful to an Antibody Product (then the subject of Research or Development or Commercialisation) and all embodiments of such intellectual property; and same, if not already in the other Party's possession, shall be promptly delivered to the other Party (a) upon any such commencement of a bankruptcy proceeding, upon the other Party's written request therefor (which request must identify the specific intellectual property), unless the non-

bankrupt Party (or a trustee on behalf of the bankrupt Party) elects within [*] to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the bankrupt Party, upon written request therefor by the other Party.

(b)
Without prejudice to Article 14.5(a) this Agreement may be terminated by a Party upon prior written notice to the other in the event that (i) the other Party shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (other than for the purposes of a solvent amalgamation or reconstruction), whether now or hereafter in effect; or (ii) if there shall have been filed against the other Party any such bona fide petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or (iii) if the other Party by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, and shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more (each an “Insolvency Event”). Termination shall be effective upon the date specified in such notice. Notwithstanding the foregoing, this Agreement shall not be terminated pursuant to this Article 14.5(b) if, prior to the effective date of termination stated in the written notice from the Party desiring to terminate this Agreement, the Party experiencing the Insolvency Event demonstrates to the other Party that it is not insolvent.

14.6
Additional Termination Right of Celltech. If in any suit or proceeding where Celltech or any of its Affiliates is a named party Amgen or any of its Affiliates asserts, or Amgen or any of its Affiliates provides Confidential Information, financial assistance or technical assistance in collusion with a Third Party to assist such Third Party in asserting that any claim within the [*] Patent Rights or any [*] Patent Rights is invalid, Celltech, at its option, may, within [*] of such assertion, terminate this Agreement upon [*] prior written notice to Amgen (with termination being effective upon expiry of the [*] notice period); provided however, that nothing contained herein shall prohibit Amgen or any of its Affiliates from asserting the invalidity of any claim within the [*] Patent Rights or any [*]

Patent Rights, where such assertion is raised as a defence against an assertion of such [*] Patent Rights or [*] Patent Rights in such suit or proceeding brought against Amgen or any of its Affiliates or any of its licensees (provided that such suit or proceeding relates to the licensed subject matter) or its intellectual property rights. If the inclusion of this Article 14.6 would make invalid or unenforceable any other provision of this Agreement, or any of the Patent Rights licensed pursuant to this Agreement, this Article 14.6 shall be automatically and without notice severed from this Agreement and the remaining provisions of this Agreement shall remain in force.

14.7
Opt-Out by Celltech. In the event Celltech shall provide notice of its election to opt-out of this Agreement pursuant to Article 3.4, this Agreement shall automatically terminate in accordance with that Article 3.4.

14.8	Continuing Party; Effective Date of Termination.
(a)    For the purposes of this Article 14:

(i)	Celltech under Article 14.2.1;

(ii)	the Party who wishes to assume, or has agreed to assume, Research, Development and/or Commercialisation of Antibody Product under Articles 14.2.2 or 14.3;

(iii)	the Non-Defaulting Party under Article 14.4;

(iv)	the terminating Party under Article 14.5 or Article 14.6; and

(v)	Amgen under Article 14.7, with respect to each Antibody Product and Subsequent Products included within Celltech's opt-out under Article 3.4;

shall be, in each case, the “Continuing Party”;

(b)	The effective date of termination of this Agreement, as set forth in each instance in Articles 14.2 through 14.7, is hereby referred to as the “Termination Date”.

14.9
Effects of Termination. In addition to any other remedies which may be available at law or equity upon termination of this Agreement, the rights and obligations of the Parties shall be as set forth in this Article 14.9.

(a)	Upon termination of this Agreement howsoever caused, the following rights and obligations shall apply:

(i)
The following provisions shall remain in full force and effect after the expiration or termination of this Agreement if there is a Continuing Party: Article 1, [*], Article 8 (in case of any payments relating to the period prior to the Termination Date), Article 11.1, Article 12 , this Article 14.9, Article 14.10, Article 16, Article 18, Article 19, Schedule E, and all ancillary provisions necessary for the implementation of this Article 14.9.

(ii)
The following provisions shall remain in full force and effect after the expiration or termination of this Agreement if there is no Continuing Party: Article 1, [*], Article 8 (in case of any payments relating to the period prior to the Termination Date), Article 11.1, Article 11.5, Article 11.8 (in the case of any infringement defence pursuant to Article 11.5), Article 11.9(b), Article 11.9(c), Article 12 (in relation to the other Party's Confidential Information only), Article 13, this Article 14.9, Article 14.10, Article 18, Article 19, and all ancillary provisions necessary for the implementation of this Article 14.9. (iii)All other rights and obligations under this Agreement shall terminate.

(iv)
By the [*] of the Termination Date, each Party (unless there is a Continuing Party, in which case only the non-Continuing Party) shall destroy, or at the other Party's request return, all of the other Party's Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and Materials. In each instance where a Party is required to destroy or return the other Party's Confidential Information under this Article 14.9(a)(iv), such Party shall provide the other Party with certification by an officer of such Party that all such Confidential Information and Materials have been destroyed or returned to the other Party, as appropriate.

(b)	Upon

(i)
Receipt of a notice of termination of this Agreement pursuant to Article 14.2.2, where the Continuing Party has served notice under Article 14.2.2 indicating that it wishes to assume the Research, Development and/or Commercialisation of Antibody Product, or

(ii)
Mutual consent of the Parties to terminate this Agreement, under Article 14.3, where the Parties have agreed for one Party to assume, the Research, Development and/or Commercialisation of Antibody Product, or

(iii)
Termination of this Agreement pursuant to Article 14.2, Article 14.4, Article 14.5, Article 14.6 or Article 14.7; the Collaboration Committee shall promptly meet to devise a transition plan which provides for an orderly and cost-effective transition or winding down of, and which sets forth the responsibilities and a timetable for transferring or winding down (in each case as appropriate), Research, Development and Commercialisation responsibilities (“Transition Plan”). Where the Collaboration Committee cannot agree the timetable the [*] shall have [*]. Such transition shall be completed as soon as practicable and, in any event, shall be no later than the [*] of the Termination Date. Such Transition Plan shall provide for transferring or winding down (as appropriate) Research, Development and Commercialisation responsibilities as expeditiously as possible in accordance with this Article 14 while (in the case of transition) maintaining a supply of Antibody Product to meet the Development and/or Commercialisation requirements (as appropriate), and minimizing interruption of Research, Development and/or Commercialisation of the Antibody Product, including the following:

(1)
Until the [*] of the Termination Date each Party shall make its personnel and other resources reasonably available to the other Party, as necessary, and shall by the [*] of the Termination Date transfer copies of all relevant information, files or data containing Information and transfer all Materials to the other Party.

(2)
By the [*] of the Termination Date, the other Party shall transfer to the Continuing Party all Regulatory Filings and Regulatory Approvals then in its name for all Antibody Products and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer.

(3)
By the [*] of the Termination Date, the other Party shall assign its rights or grant sufficient sublicence rights to the Continuing Party under the other Party's right, title and interest in the Product Trademarks (but otherwise not any of the other Party's Trademarks). The Continuing Party shall also have the right, for a reasonable period not to exceed [*] from the Termination Date, to use the other Party's Trademarks solely in the selling of any existing inventory of Antibody Products (and to use Promotional Materials it then has on hand), with no obligation of accounting to the other Party.

(4)
By the [*] of the Termination Date, the other Party shall, at the request of the Continuing Party, assign its rights or grant sufficient sublicence rights to the Continuing Party, under all of the other Party's rights (but only to the extent permitted by its terms and subject to the obligations) under any [*] to the extent the same relates to Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to Antibody Products and shall not (until receiving notice of whether or not the Continuing Party desires such an assignment or sublicence) terminate or amend any such [*].

(5)
To the extent the other Party is the Manufacturing Lead it shall remain responsible for supplying Antibody Raw Material (and if the Manufacturing Lead is a Third Party then Celltech shall remain responsible for fulfilling its obligations under Article 6.1(a)(iii)), and Amgen shall also remain responsible for supplying Antibody Product in Finished Form, in each case in the amount that it was supplying at the time of such termination (and in accordance with the terms of Articles 6.5, 6.6 and 6.8), for a reasonable period of time not to exceed [*] from the Termination Date, to allow the Continuing Party (or with respect to Antibody Product in Finished Form, Celltech) to obtain an alternate source of supply, if necessary. The other Party shall also assign its rights or grant sufficient sublicence rights (but only to the extent permitted by its terms and only to the extent the same relates to Antibody Raw Material and/or Antibody Product in Finished Form) under all Third Party manufacturing agreements relating to Antibody Product to the Continuing Party, if requested to do so by the Continuing Party. The other Party shall no longer be responsible for supplying Antibody Raw Material and/or Antibody Product in Finished Form, or for fulfilling its obligations under Article 6.1(a)(iii), (as appropriate) from the date of such assignment or sublicence or the rejection of a written offer of such assignment or sublicence (such rejection to be deemed to be given if the offer is not accepted in writing within [*] of receipt by the Continuing Party of such written offer from the other Party). In the event the other Party is obligated to continue to supply Antibody Products under this Article, the Continuing Party shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers in order to transfer manufacturing operations as soon as commercially reasonable.

(6)
By the [*] of the Termination Date, to the extent the other Party is the Manufacturing Lead it shall itself transfer any Information Controlled by it and, to the extent it is using a Third Party manufacturer(s), shall either use Commercially Reasonable Efforts to enforce or assign to the Continuing Party the right to enforce the terms and conditions of each Third Party Supply Agreement entered into by it including (but only to the extent permitted by each such Supply Agreement with the Third Party) the provision to the Continuing Party of any Information and assistance reasonably required by the Continuing Party from such Third Party pertaining to the manufacture and analysis of Antibody Raw Material with the objective of the Continuing Party being enabled to implement the [*] of [*], including Information contained in the [*] of any applicable Regulatory Filings and the results of any stability studies performed by or on behalf of the other Party.

(7)
By the [*] of the Termination Date, to the extent Celltech is the Continuing Party, Amgen shall transfer any Information Controlled by it pertaining to the manufacture and analysis of Antibody Product in Finished Form, and to the extent it is using a Third Party manufacturer(s), shall either use Commercially Reasonable Efforts to enforce or assign to Celltech the right to enforce the terms and conditions of any Third Party supply agreement entered into relating to Antibody Product in Finished Form by it, including (but only to the extent permitted by any such supply agreement) the provision to Celltech of any Information and assistance reasonably required by Celltech from such Third Party pertaining to the manufacture and analysis of Antibody Product in Finished Form with the objective of Celltech being enabled to implement the [*] of [*], including Information contained in the [*] of any applicable

Regulatory Filings and the results of any stability studies performed by or on behalf of Amgen.

(8)
The other Party shall continue to use Commercially Reasonably Efforts to Promote, Detail and otherwise Commercialise the Antibody Product in those countries where it is the Territorial Commercial Lead, and shall if required to do so complete those [*] to which it has committed for the relevant time period in those countries where it is [*], as modified by the Transition Plan, to enable the Continuing Party to assume the Commercialisation responsibilities previously carried out by the other Party with a minimum of disruption.

(9)
By the [*] of the Termination Date, the other Party shall (a) assign its rights or grant sufficient sublicence rights under all other Third Party agreements (but only to the extent permitted by their terms and subject to the obligations) to the extent the same relate to the Antibody Products and as requested to do so by the Continuing Party; and (b) shall provide reasonable assistance to the Continuing Party in assuming management of such agreements.

(c)
Each Party shall assist (and, other than Wind Down Costs, be responsible for its own costs and expenses) in the transition or wind down of affairs as set forth in the Transition Plan in a timely, reasonable and businesslike manner. After completion of the responsibilities set forth in the Transition Plan the Parties shall have no further obligation to assist in such transition or winding down (as appropriate).

(d)
If, under Article 14.2.2 the Continuing Party elects to cease Research, Development and Commercialisation of Antibody Products under this Agreement, the Collaboration Committee shall establish, by unanimous decision, a wind down plan which sets forth the responsibilities and timing for ceasing the Research, Development and/or Commercialisation of Antibody Product as expeditiously and cost effectively as possible. Both Parties shall co-operate to achieve this end, including complying with its obligations under the wind down plan.

(e)
During any period after receipt or delivery of a notice of termination to the Termination Date the Parties' respective rights and obligations under this Agreement shall (to the extent applicable) remain in full force and effect, including the sharing of the Product Contribution.

(f)	In the event this Agreement is terminated by Celltech pursuant to Article 14.2.2 or by the

Parties pursuant to Article 14.3 and Amgen shall have elected or agreed (as appropriate) to assume Research, Development and/or Commercialisation of Antibody Product, or if this Agreement terminates pursuant to Article 14.7, or if this Agreement is terminated by Amgen pursuant to Article 14.4 or 14.5, the Antibody Licence Agreement attached as Schedule G shall come into full force and effect immediately on termination of this Agreement. In the event this Agreement is terminated by Amgen pursuant to Article 14.2.2 or by the Parties pursuant to Article 14.3 and Celltech shall have elected or agreed (as appropriate) to assume Research, Development and/or Commercialisation of Antibody Product, or if this Agreement is terminated by Celltech pursuant to Article 14.4, 14.5 or 14.6, or if this Agreement is terminated pursuant to Article 14.2.1, [*] shall grant to [*] a [*] licence under any [*] Technology (including the Information and [*] Patent Rights pertaining to the [*] of the [*] of Antibody Products) to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to Antibody Products.
Such [*] licence shall be on substantially the same terms as the Antibody Licence Agreement attached as Schedule G (but with Amgen as licensor and Celltech as licensee) provided that no [*] shall be payable and the [*] payable by Celltech to Amgen shall:

(i)	be agreed by the Parties, or failing such agreement within [*] of the Termination Date;

(ii)	be determined by an expert appointed by an independent accountant of internationally recognised standing reasonably acceptable to both Parties, taking into account:

(1)	the value, if any, of any [*] Technology used or to be used by Celltech in connection with the Antibody Product(s) (then being [*] or then being [*] or [*]); and

(2)
the value, if any, of the investment made by Amgen in the Antibody Product(s) (then being [*] or then being [*] or [*]), relative to the value of the investment made by Celltech in such Antibody Product(s); and

(3)	the [*] on the Antibody Product(s) (then being [*] or then being [*] or [*]).

In any event, the [*] shall not be a [*] which would make Commercialisation of such Antibody Product(s) by Celltech [*].

(g)
If a Party serves a notice pursuant to Article 2.7 after expiry of Celltech's opt-out right as set out in Article 3.4, but before completion of the Pivotal Studies of an Antibody Product as set out in the Late Stage Development Plan in effect at the date of such notice, the Party serving such notice shall, notwithstanding such termination, bear its share of all Research and Development Costs of such Pivotal Studies in accordance with Article 3.6 as though the Agreement had not been terminated. This is without prejudice to the other provisions of this Article 14.

(h)
Termination of this Agreement by Celltech due to a notice served by it pursuant to Article 2.7 shall not relieve either Party of its obligations to share Research and Development Costs as set forth in Articles 3.6.1 and 3.6.2. Termination of this Agreement by Amgen due to a notice served by it pursuant to Article 2.7 shall not relieve either Party of its obligations to share Research and Development Costs as set forth in Articles 3.6.1 and 3.6.2 for a period of [*] from the date of Amgen's notice.

14.10
Accrued Rights. Termination, relinquishment or expiration of any licences under this Agreement or of this Agreement for any reason in accordance with this Article 14 shall be without prejudice to any rights which shall have accrued to the benefit of either Party or any liability incurred by either Party prior to such termination, relinquishment or expiration.

ARTICLE 15
DISPUTE RESOLUTION

15.1
Referral of Unresolved Matters to [*]. The Parties recognise that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder and which are not resolved by the Collaboration Committee. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising from, concerning or in any way relating to this Agreement in an expedient manner by mutual co-operation and without resort to litigation. If the Collaboration Committee is unable to resolve any matter falling within its authority, the matter shall be referred to the respective [*] of Research or Development of each Party (in the case of a dispute involving Research or Development respectively) or the respective [*] of Marketing of each Party (in the case of a dispute involving Commercialisation), or to such other senior officer of similar authority and standing as each Party may from time to time designate (collectively, the “[*]”), to be resolved by negotiation in good faith as soon as is practicable but in no event later than [*] after written request from either Party to the other Party for such a referral. If such [*] are unable to resolve the matter within the said [*] it shall be referred to the [*] (together, the [*] and [*], the “[*]”) as soon as practicable but in any event no later than [*] after a written request from either Party to the other Party for such a referral. Each [*]shall have the right to engage the services of any number of independent experts in the field in question (such independent expert(s) to be engaged under obligations of confidentiality and the expense of the Party so engaging such expert(s)) to assist the [*] in making a determination on the unresolved matter, and each [*] shall consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination. In the event that following discussions between the [*], the [*] are unable to resolve such dispute within such [*] of the matter being referred to them, then either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party shall be entitled at all times and without delay to seek equitable relief.
ARTICLE 16
REPRESENTATIONS AND WARRANTIES

16.1
Authority and Consents. Celltech and Amgen each represent and warrant to the other Party that as of the Effective Date (a) it has full right, power and authority to enter into this Agreement and perform its obligations hereunder and has taken all necessary corporate action on its part required to authorise the execution and delivery of the Agreement and the performance of its obligations hereunder; (b) this Agreement has been duly executed by such Party and so far as it is aware (not having made enquiry) constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to all limitations of bankruptcy, liquidation, principles of equity (including moratorium and enforcement of creditors' rights generally), general principles of equity (including, those relating to specific performance, injunctions and other remedies) and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law); and (c) the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (i) do not conflict with or violate such Party's corporate charter and bylaws or so far as it is aware (not having made enquiry)

any requirement of applicable laws or regulations of any court, governmental body or administrative or other agency having jurisdiction over it and (ii) do not and shall not conflict with, violate or breach or constitute a default or require any consent under any contractual obligation of such Party.

16.2
Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that as of the Effective Date: (a) it is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity of this Agreement and (b) it is not aware of any facts or circumstances, individually or in the aggregate, which it knows are reasonably likely to have a material adverse effect on its ability to perform its obligations under this Agreement; and (c) it has acted in good faith in providing Information to the other Party and has not wilfully misled the other Party with respect to any such Information.

16.3    Additional Representation and Warranty of Celltech.
Celltech further represents and warrants to Amgen that as of the Effective Date (a) it is the exclusive owner of the Patent Rights listed in Parts A, B and C of Schedule F and the owner, licensee or holder of option rights under the Patent Rights listed in Part D of Schedule F; (b) it has disclosed to Amgen in good faith all Information which Celltech has and which it reasonably believes to be material to the validity of the [*] Patent Rights, provided however, that nothing herein shall be construed as a warranty or representation by Celltech of the validity of such Patent Rights; (c) it has disclosed to Amgen in good faith all Information Celltech has and which it reasonably believes to be material to the safety of [*] Antibodies for therapeutic use and (d) it has not received a written notice that Celltech is in material breach or material default of the agreements listed in Part E of Schedule F and disclosed to Amgen prior to the Effective Date.
16.4    Mutual Covenants. Each Party hereby covenants to the other Party as follows:

(a)	No Misappropriation. It shall not knowingly misappropriate the trade secret of a Third Party in its activities to Research, Develop or Commercialise Antibody Products.

(b)
No Debarment. In the course of the Development of Antibody Products and during the Term, such Party shall not knowingly use and shall not have knowingly used any employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of such Party's knowledge (not having made enquiry), who is or has been the subject of debarment proceedings by a Regulatory Authority.

(c)	No Conflict. It will not enter into any agreement with a Third Party that is in conflict with this Agreement, and will not take any action that would in any way prevent it from assuming its obligations or granting the rights granted to the other Party under this Agreement or that would otherwise materially conflict with or adversely affect its obligations or its assumption of the rights granted to the other Party under this Agreement.

(d)
[*]. It shall work [*] with the other Party with respect to [*], and it shall not during the term of this Agreement grant any right, licence, consent or privilege to any Third Party(ies) in the Territory which would conflict with the rights granted to the other Party under this Agreement.

(e)
Compliance. Notwithstanding anything to the contrary in this Agreement, each Party shall comply with all applicable statutes and regulations of Regulatory Authorities in carrying out its respective activities regarding the Research, Development and Commercialisation of Antibody Products in the Field in the Territory.

(f)
Workmanship. Each Party shall commit the personnel, facilities and other resources reasonably necessary to conduct its obligations under this Agreement, and shall conduct its Research and/or Development obligations using the same standard of skill and care which it applies to its other products, but in no event less than commonly accepted good professional standards of workmanship.

16.5    Disclaimer of Representation and Warranty.

(a)
Nothing in this Agreement shall be construed as a warranty or representation by either Party (i) that the Research, Development, Commercialisation, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in any Antibody Products under, or in connection with, this Agreement are or will be free from infringement of, or that the activities conducted pursuant to this Agreement will not infringe, Patents Rights, copyrights, Trademarks, industrial design or other intellectual property rights of any Third Party or (ii) that any Antibody Product Researched, Developed, Commercialised, made, have made, used, sold, have sold, offered to sell or resell, imported, exported, distributed or in which physical possession or title is transferred under this Agreement is or will be effective, valuable, safe, non-toxic or patentable. Each Party explicitly accepts all of the same, and accepts that the activities conducted and the Antibody Products are experimental as at the Effective Date. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY

WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF EFFICACY, SAFETY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)	Notwithstanding Articles 16.5(a) and 19.14, nothing in this Agreement limits or excludes any Party's liability for fraud or for death or personal injury caused by that Party's own negligence.
ARTICLE 17
CHANGE OF CONTROL

17.1
Change of Control. In the event that, during the term of this Agreement, a Third Party (the “Acquiring Party”) shall acquire, directly or indirectly: (i) fifty percent (50%) or more of the shares of a Party's stock entitled to vote for the election of directors of a Party, or (ii) a substantial equity interest in, together with the power to direct the management and policies of, a Party; the other Party (the “non-Acquired Party”) shall have the right, within [*] of such acquisition, to terminate the Acquired Party's right to [*] with its [*] right to [*] in accordance with Article 5.2. If such a termination notice is served, the Parties shall co-operate to ensure an orderly wind down of all [*] throughout the Territory as soon as practicable.

ARTICLE 18
INDEMNIFICATION; INSURANCE

18.1
Indemnification by Amgen. Amgen hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify”) Celltech and its Affiliates, agents, directors, officers and employees (the “Celltech Indemnitees”) from and against any and all Third Party claims, suits, actions or demands and all out-of-pocket liabilities, damages, costs, settlements, expenses and/or losses paid to any Third Party bringing any such Third Party claim, as well as reasonable legal expenses and attorney and expert fees incurred in defending and/or compromising the same, (“Celltech Loss(es)”) arising out of any of (a) Amgen's representations or warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by Amgen of its material covenants and material obligations under this Agreement; (c) Amgen's negligence or intentional misconduct in carrying out its activities set forth in this Agreement; and (d) any Trademark infringement claim, lawsuit or other action, resulting solely from Celltech's proper use of Amgen Trademarks in connection with an Antibody Product in accordance with the terms of this Agreement.

Celltech shall provide Amgen with prompt written notice of any claim (with a description of the claim and the nature and amount (if determinable) of any such Celltech Loss) giving rise to the indemnification obligation pursuant to this Article 18.1 and the exclusive ability to defend such Third Party claim; provided however, that Amgen shall be relieved of its obligations only to the extent the failure to be provided prompt written notice shall have been prejudicial to its ability to defend such action. Celltech shall co-operate as reasonably requested in the defence of the claim; provided however, that Celltech shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Celltech shall not settle any claim for Celltech Losses for which any Celltech Indemnitee is seeking to be Indemnified by Amgen, without Amgen's prior written consent. Amgen's obligation to Indemnify the Celltech Indemnitees pursuant to this Article 18.1 shall not apply to the extent any Celltech Losses (i) arise from the negligence or intentional misconduct of any Celltech Indemnitee; (ii) arise from any material breach by Celltech of this Agreement; or (iii) for which Celltech is obligated to Indemnify the Amgen Indemnitees pursuant to Article 18.2 of this Agreement.

18.2
Indemnification by Celltech. Celltech hereby agrees to Indemnify Amgen and its Affiliates, agents, directors, officers and employees (the “Amgen Indemnitees”) from and against any and all Third Party claims, suits, actions or demands and all out-of-pocket liabilities, costs, settlements, damages, expenses and/or losses paid to any Third Party bringing any such Third Party claim, as well as reasonable legal expenses and attorney and expert fees incurred in defending and/or compromising the same, (“Amgen Loss(es)”) arising out of any of (a) Celltech's representations or warranties set forth in this Agreement being untrue in any material respect when made; (b) any material breach or material default by Celltech of its material covenants and material obligations under this Agreement; (c) Celltech's negligence or intentional misconduct in carrying out its activities set forth in this Agreement; and (d) any Trademark infringement claim, lawsuit or other action, resulting solely from Amgen's proper use of Celltech Trademarks in connection with an Antibody Product in accordance with the terms of this Agreement. Amgen shall provide Celltech with prompt written notice of any claim (with a description of the claim and the nature and amount (if determinable) of any such Amgen Loss) giving rise to the indemnification obligation pursuant to this Article 18.2 and the exclusive ability to defend such Third Party claim; provided however, that Celltech shall be relieved of its obligations only to the extent the failure to be provided prompt written notice shall have been prejudicial to its ability to defend such action. Amgen shall co-operate as reasonably requested in the defence of the claim; provided however, that Amgen shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Celltech would be inappropriate due to actual or potential differing interests between the Parties. Amgen shall not settle any claim for Amgen Losses for which any Amgen Indemnitee is seeking to be Indemnified by Celltech, without Celltech's prior written consent. Celltech's obligation to Indemnify the Amgen Indemnitees pursuant to this Article 18.2 shall not apply to the extent any Amgen Losses (i) arise from the negligence or intentional misconduct of any Amgen Indemnitee; (ii) arise from any material breach by Amgen of this Agreement; or (iii) for which Amgen is obligated to Indemnify the Celltech Indemnitees pursuant to Article 18.1 of this Agreement.

18.3
Joint Liability. Any and all liabilities, damages, costs, settlements expenses and/or losses (“Joint Loss(es)”) arising from Third Party claims, suits, actions or demands (other than those subject to indemnification pursuant to Article 18.1 or 18.2) resulting directly or indirectly out of Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to Antibody Products (including a claim that an Antibody Product caused death or personal injury of any kind) shall be charged to the Product Contribution account as a Commercialisation Expense at the time such claim is finally determined. In the event a Party becomes aware of a claim which, if resulting in a Joint Loss, it intends to charge to the Product Contribution account, such Party shall inform the other Party of such claim as soon as reasonably practicable after it receives notice thereof. Amgen shall have the right to assume direction and control of the defence of any claim alleging a date of injury (or in the event of a continuing injury alleging the then-most recent date of injury) to be prior to the completion of the first [*] for an Antibody Product; and, with respect to Third Party claims in a country, each Territorial Commercial Lead in such country shall have the right to assume direction and control of the defence of any claim alleging a date of injury (or in the event of a continuing injury alleging the then-most recent date of injury) to be upon or after completion of the first [*] for such Antibody Product. The Party not in control of such defence shall co-operate as reasonably requested in the defence of the claim; provided however, that such Party shall have the right to retain its own counsel (at its own expense) if representation of the counsel of the Party in control would be inappropriate due to actual or potential differing interests between the Parties. The Party in control shall not settle any such claim without the other Party's prior written consent, such consent not to be unreasonably withheld or delayed.

18.4
Insurance. Each Party shall maintain (through a captive insurer or Third Party insurer) appropriate product liability insurance with respect to Antibody Products and appropriate comprehensive general liability insurance to cover its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Each Party shall use reasonable endeavours to ensure that any insurance policy required by, and procured under, this Article 18.4 by a Party shall name the other Party as an additional insured. Such insurance shall not be construed to create a limit of the insuring Party's liability with respect to its indemnification obligations under this Article 18. Each Party shall furnish the other Party with a certificate(s) or other evidence from an insurance carrier showing all such insurance. Each Party shall diligently pursue recovery of insurance proceeds when a claim arises. The Parties acknowledge that it is the normal business practice of prudent companies similarly situated to have a reasonable level of uninsured loss.

18.5
No Liability. Without prejudice to each Party's obligations as specified in this Agreement, a Party shall have no liability to the other Party with respect to (a) the results obtained in the Research, Development and Commercialisation of Antibody Product; or (b) [*], or any agreement relating thereto; or (c) the results obtained in the filing, prosecution, enforcement, maintenance or defence of any intellectual property; in each case when conducted in accordance with this Agreement. The Parties agree that the risks, liabilities and benefits relating to the Research, Development and Commercialisation of Antibody Product, including [*], and including the filing, prosecution, enforcement, maintenance or defence of any intellectual property, in each case when conducted, in accordance with this Agreement, is [*].

18.6
Pre-Effective Date Losses. In connection with this Agreement, neither Party shall assume or be liable for any liabilities, damages, expenses and/or losses resulting from or arising in connection with activities of the other Party which occurred on or prior to the Effective Date.

ARTICLE 19
MISCELLANEOUS

19.1
Amendments. This Agreement may not be modified or supplemented by any purchase order, change order, acknowledgement, order acceptance, standard terms of sale, invoice or the like. Any amendment or modification to this Agreement shall be made in a writing expressly stated for such purpose and signed by an authorised officer of each Party; except that the Research Plan and the Commercialisation Plan may be amended or updated by the Joint Research Committee and the Joint Commercialisation Committee, respectively, as expressly permitted hereby.

19.2	Notices. Any consent or notice required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), by a next business day delivery service of a nationally recognised overnight courier service or by courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Article 19.2 and shall be effective upon receipt by the addressee.
If to Celltech:        Celltech R&D Limited
208 Bath Road
Slough SL1 3WE
Berkshire, England

Attention: Company Secretary
Facsimile: (XXX) (XX) XXXX XXXXXX

If to Amgen:        Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799 U.S.A.

Attention: Vice President, Licensing
Marked to be copied to: Corporate Secretary
Facsimile: (XXX) (XXX) XXX-XXXX

19.3
Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent such failure or delay is caused by or results from Force Majeure, provided however, that the Party so affected shall use Commercially Reasonable Efforts to avoid, remove or mitigate such causes of non-performance and shall continue performance with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of Force Majeure. Such excuse shall be continued so long as the condition constituting Force Majeure continues. The Parties shall mutually seek in good faith a resolution of the delay or failure to perform.

19.4
Use of Names, Logos or Symbols. Subject to Articles 5.11(h), 10.2 and 12.5, no Party hereto shall use and no rights are granted to the Trademarks (including the names “[*]” and “[*]”), physical likeness, employee names or owner symbol of the other Party for any purpose (including private or public securities placements) without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed so long as use of such name is limited to objective statement of fact rather than for endorsement purposes. Neither Party shall use any Trademark or domain name in connection with the subject matter of this Agreement which either substantially resembles or is confusingly similar to, misleading or deceptive with respect to, or which dilutes any of the other Party's Trademarks or domain names, other than its own Product Trademark or domain names actually used in connection with an Antibody Product.

19.5	Governing Law; Jurisdiction.

(a)
This Agreement shall be governed and interpreted in all respects under the substantive laws of the State of New York, United States, as applied to agreements executed and performed entirely in the State of New York by residents of the State of New York, without regard to conflicts of law rules and without regard to the United Nations Convention on International Contracts for the Sales of Goods.

(b)
Each Party consents to the exclusive jurisdiction of the federal or state courts in the State of New York for any suit, action or other proceeding arising out of or relating to this Agreement whether denominated or arising in contract, tort or otherwise, and further agrees that any process, notice of motion or other application to either such court or judge thereof may be served outside of New York City, New York by personal service, provided that a reasonable time for appearance is allowed. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement whether denominated or arising in contract, tort or otherwise, in the federal or state courts in the State of New York. Each Party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in inconvenient forum. As between the Parties, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Rights claiming the use or sale of any Antibody Product or of any Trademark rights relating to an Antibody Product shall be submitted to a court of competent jurisdiction in the Territory in which such Patent Rights or Trademark rights were granted or arose which in the case of any United States Patent Rights and Trademark rights shall be a court of competent jurisdiction in the State of New York.

(c)
Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Agreement.

19.6	Performance by Affiliates.

(a)
Each of Amgen and Celltech acknowledge that obligations under this Agreement may be performed on a subcontracting basis by Affiliates of Amgen and Celltech. Each of Amgen and Celltech remain responsible for the acts and omissions in the performance of this Agreement, by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Article 19.7 of this Agreement. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities may not make decisions inconsistent with this Agreement, nor amend the terms of this Agreement or act contrary to its terms in any way.

(b)	Each Party agrees that any information or material provided by the other Party's Affiliates or subcontractors shall be deemed to be the Information or Material of the other Party.
19.7    Assignment.

(a)
This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Party not to be unnecessarily withheld or delayed; provided however, that either Celltech or Amgen may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, provided such interest shall be retransferred to the relevant Party if such entity ceases to be an Affiliate of such Party, and provided further that the assigning Party shall remain responsible for the acts and omissions in the performance of this Agreement, by its Affiliate, (ii) in connection with a merger, consolidation or sale of substantially all of the business to which this Agreement relates to an unrelated Third Party of [*], provided that the other Party shall have the right, within [*] of such acquisition, to terminate the assigning Party's right to [*] with its [*]right to [*] in accordance with Article 5.2. If such termination notice is served, the Parties shall co-operate to ensure an orderly wind down of all [*] throughout the Territory as soon as practicable.

(b)
Except as aforesaid, any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; accordingly, all references to the assigning Party shall be deemed references to the assignee to whom the Agreement is so assigned. The assigning Party shall forward to the other Party a copy of those portions of each such fully executed assignment agreement which relate to the assumption of the rights and responsibilities of the assigning Party, within [*] of the execution of such assignment agreements.

(c)	Any assignment or attempted assignment by either Party in violation of the terms of this Article 19.7 shall be null and void and of no legal effect.

19.8	[*]. [*].

19.9
Joint Committees. Members of the Collaboration Committee, Joint Research Committee, Joint Development Committee, the Joint Commercialisation Committee and any subcommittees thereof shall be, and shall remain, employees of Celltech or Amgen, as the case may be. No Party shall incur any liability to the other Party for any act or failure to act by members of the Collaboration Committee, Joint Research Committee, Joint Development Committee, the Joint Commercialisation Committee and any subcommittees thereof who are employees of the other Party.

19.10
Subcontracting. The Parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, elements of the work involved in Research, Development and Commercialisation of Antibody Products may be subcontracted to a Third Party by the responsible Party and that the Party entering into such subcontract may, as part of such subcontract, grant to such Third Party a licence or sublicence to [*] Technology or to [*] Technology, as applicable, only to the extent and only for so long as such licence or sublicence is necessary for such Third Party to perform such tasks; provided however, that the responsible Party shall remain responsible for the acts and omissions in the performance of such work by its subcontractors pursuant to the terms and conditions of this Agreement, and that each subcontractor shall enter into a written agreement binding such subcontractor to the obligations the responsible Party has to the other Party (and containing any other provisions normal and customary for similar types of agreements) including: (a) Amgen may, [*], subcontract to a Third Party various preclinical activities referred to in Article 3.2.1(c); (b) each Party may, [*], contract with / establish clinical sites, investigators and CROs pursuant to Article 3.2.2; (c) each Party may subcontract to a Third Party manufacturer pursuant to Article 6.4; and (d) each Territorial Commercialisation Lead may enter into agreements with distributors or agents for commercial distribution of Antibody Products pursuant to Article 5.3. The subcontracting Party shall use Commercially Reasonable Efforts to enter into an Agreement with the bidder that is best able to meet the Parties' mutual requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation.

19.11	No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

19.12
Interpretation and Schedules. (a) The captions or headings of the Articles or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof. (b) Unless otherwise specified, (i) references in this Agreement to any Article, or Schedule shall mean references to such Article, or Schedule of this Agreement; and (ii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto. (c) Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. (d) All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalised terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. (e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

19.13
Severability. If any provision hereof should be held invalid, illegal or unenforceable from which no appeal can be or is taken, in any respect in any jurisdiction, the invalidity, illegality or unenforceability of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the objectives contemplated by the Parties as evidenced by the terms and conditions of this Agreement when entering into such invalid or unenforceable one.

19.14
No Consequential Damages. NEITHER PARTY HERETO WILL BE LIABLE (WHETHER UNDER AN INDEMNITY OR OTHERWISE) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS, ANTICIPATED PROFITS, LOST GOODWILL, LOST REVENUE, LOST PRODUCTION, LOST CONTRACTS AND LOST OPPORTUNITY, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, WHETHER DENOMINATED IN OR

ARISING IN CONTRACT, TORT OR OTHERWISE REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS ARTICLE 19.14 IS INTENDED TO LIMIT OR RESTRICT ANY PAYMENT OBLIGATION EXPLICITLY SET FORTH UNDER THIS AGREEMENT.
19.15    General Provisions.

(a)
The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and a person who is not a Party to this Agreement may not enforce any of its terms.

(b)
A waiver (whether express or implied) by one of the Parties of any of the provisions of this Agreement or of any breach of or default by the other Party in performing any of those provisions must be in writing executed by a responsible officer of the Party providing the waiver and expressly waiving such provisions or breach or default by reference to this Agreement, and any waiver shall not constitute a continuing waiver, and that waiver shall not prevent the waiving Party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other Party under any of the provisions of this Agreement.

(c)	Each Party undertakes to execute all documents which may be reasonably necessary to give full effect to this Agreement.

(d)	Each Party shall pay its costs and expenses incurred by it in connection with negotiation and execution of this Agreement.

(e)
It is expressly agreed that for tax, legal or all other purposes (i) this Agreement or any portion of this Agreement shall not be considered to be a partnership agreement, and (ii) the relationship between the two Parties shall not constitute an employee-employer, partnership, joint venture, agency or similar business relationship between the Parties. Neither Celltech nor Amgen shall have the authority to make any statements, representations, warranty, guarantee or commitments (express or implied) of any kind or to take any action which shall bind the other Party to a Third Party, without the prior consent of the other Party to do so. Each Party shall use its own discretion, shall have complete and authoritative control over its employees and the methods and means by which it performs its activities under this Agreement (including the management of permitted subcontractors).

(f)	This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.16
Whole Agreement. This Agreement and the Schedules referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous understandings, arrangements and agreements with respect to the subject matter hereof, whether written or oral. Each Party acknowledges that in entering into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those expressly set out in this Agreement together with the Schedules) made by or on behalf of any other Party before the signature of this Agreement. Each Party waives all rights and remedies which, but for this Article 19.16, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance. As of the Effective Date, the Confidential Disclosure Agreement dated [*] (Amgen Reference No. XXXXXXXX) and amended on [*] (Amgen Reference No. XXXXXXXX-XXX) is hereby superseded, provided that all Proprietary Information as defined in and disclosed pursuant to or covered by such Confidential Disclosure Agreement and its Amendment shall be treated as Confidential Information as if disclosed under, and shall be subject to the terms of, this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

AMGEN INC.	CELLTECH R & D LIMITED

By: /s/ R.M. Perlmutter______________	By: /s/ P.V. Allen___________________

Name: R.M. Perlmutter______________	Name: P.V. Allen__________________

Title: EVP, R&D___________________	Title: CFO_________________________

SCHEDULE A
Research Plan

The primary objective of the Research Plan is the [*] that has suitable [*] attributes to designate it as a clinical development candidate. To accomplish this, there will be [*] major [*] work streams. The objective of the [*] workstream is to identify [*] that will be used to validate the [*], the [*] representing the most likely initial [*] for the corresponding [*]. The work includes, but may not be limited to, characterizing [*] in a number of [*] and [*] and then [*] of [*] to identify [*]. A reasonable number of [*] will then be profiled in both [*] and [*]. It is recognised that aspects of this program are iterative by their very nature and that revisions to plan may need to occur based on experimental results. This phase would be considered successful if a [*] proved to be [*].

In parallel with this [*], a [*] workstream will be engaged around generating [*] suitable for clinical testing. Similar to the activities above, [*] will be characterized in a number of [*] and then by [*] of [*] to identify [*]. The [*] will serve as the basis for the generation of [*] which at the present time are envisioned to represent the [*]. The choice of [*], as opposed to a [*], as a clinical candidate will be decided based on the properties of the [*] and also on background data provided by [*] on clinical experience with these [*], especially their [*]. As the [*] are converted to [*], the [*] of the newly generated [*] will be tested against appropriate [*] and [*]. The selection of the [*] candidate will be based on a number of criteria. At the end of this workstream, sufficient material to initiate [*] and perform [*] will be produced. It is recognised that [*] of the [*] workstream would interrupt this plan. In that case, an alternative research plan would be identified through discussions at the Joint Research Committee.

In the event that the [*] workstreams are successful and a clinical candidate is put forward, a [*] program will be engaged to identify additional clinical candidates should the first [*] for any reason. Additionally, it is recognised that additional work directed against understanding the [*] will take place. Such activities could include [*] studies, [*] identification and so forth.

On selection of a clinical candidate, [*] will start work on development of a suitable [*] for both [*] studies and ultimately for clinical evaluation. [*] will expect advice from [*] on the [*] of such a [*] based on [*]'s previous experience with such products. [*] will need sufficient quantities of [*] to enable it to start such studies. A preliminary estimate is [*] for these [*] studies. [*] will expect this material to be supplied by [*]

according to a timeline that will be agreed at the Joint Research Committee. Similarly, [*] will require suitable quantities of [*] to enable it to conduct [*] studies. The time line for this will also be agreed by the Joint Research Committee.

The initial work plan, which shall be agreed by the Joint Research Committee at their first meeting, is as follows:

BEER Draft Timeline
[*] [2 pages of redactions]

Milestone definitions

Milestone 1.
[*]:
a)    [*] and
b)    [*].
In addition, these [*] shall [*]. “[*]” and “[*]” shall mean [*].

Milestone 1 shall also be considered to have been met if [*].

Milestone 2.
[*]:

1.	[*]. [*]. And,

2.	[*], and

3.	[*], and

4.	[*].
Milestone 2 will also be considered to have been met upon [*].

Milestone 3.
[*].
Milestone 3 will also be considered to have been met if the [*].

SCHEDULE B
Costs and Calculation of Product Contribution
“Product Contribution” shall be calculated for each Calendar Quarter by subtracting the sum of (a) Other Expense, (b) Cost of Goods of Antibody Product sold, (c) Commercialisation Expense, and (d) Licence Fees, (in each case, incurred in that quarter) from Net Sales of Antibody Products and recoveries from legal actions pursuant to Articles 6 and 11 and from insurance claims referenced in Article 18 (in each case as recognised in that quarter). Definitions of capitalised terms used for the purposes of calculating Product Contribution are set forth below in this Schedule B:

Commercialisation Expense
means the sum of (a) Promotion Expense, (b) Marketing Expense, (c) Marketing Personnel Costs, (d) Drug Regulatory Expense, (e) Medical Affairs Expense, (f) Direct Sales Force Expense, (g) any out-of-pocket costs incurred in filing, prosecuting and maintaining applications and registrations for Antibody Product Trademarks in any country and (h) the costs of filing suit against or defending against infringers of Patent Rights pursuant to Article 11; (i) Distribution Costs; and (j) any other cost or expense expressly stated to be a Commercialisation Expense in this Agreement. Commercialisation Expense may occur prior to and subsequent to Regulatory Approval and First Commercial Sale.

Cost of Goods	means the FAMC for an Antibody Product as determined by reference to Schedule E.

Detail	Shall have the meaning set forth in Article 1.

Detail Cost	means the cost of a sales force Detailing Antibody Product calculated in accordance with the principles outlined in Schedule C.

Direct Sales Force Expense	means, for each country, the sum of :

(a)	the Detail Cost of each sales force; and

(b)	out-of-pocket costs and expenses paid to Third Parties for Details provided by such Third Parties.

Distribution Costs
means all out-of-pocket costs, expenses, and Personnel Costs incurred in the distribution of Antibody Products, including, without limitation, freight, insurance, warehousing, order entry, billing, credit and collection of debt to the extent that such costs are not included in the calculation of Net Sales or Cost of Goods.

Drug Regulatory Expense
means Personnel Costs, out-of-pocket costs and expenses (e.g., filing fees, user fees, annual product registration fees and the like) incurred for obtaining or maintaining Regulatory Approvals for an Antibody Product in a country and all out-of-pocket costs incurred in satisfying all registration and other requirements of Regulatory Authorities (including for example adverse event reporting) including costs associated with a change of site manufacture or change of container.

Licence Fees
means all upfront payments, milestone payments, licence fees, royalties or other payments, payable to any Third Party under any Third Party Licence Agreement following the first Regulatory Approval of an Antibody Product to the extent such payments are attributable to such Antibody Product. If the rights under any Third Party Licence Agreement are also attributable to products other than Antibody Products then only an equitable portion of any amounts payable under it shall be allocated to Antibody Products as Licence Fees.

Marketing Expense
means all out-of-pocket costs and expenses incurred (i.e., paid to Third Parties or accrued therefor) by Amgen or Celltech for the following functions to the extent directly attributable to the Antibody Product (a) market research on Antibody Product, (b) marketing communications, (c) corporate accounts, (d) managed care, (e) sales force training, (f) product hotlines, (g) reimbursement support, (h) contracting, (i) pricing, (j) conducting compassionate use programs for Antibody Products (including without limitation FAMC for any Antibody Product utilized in such compassionate use programs) and (k) telemarketing services.

Marketing Personnel Costs
means the Personnel Costs of marketing personnel and support staff working directly (either full time or part of the time) on the Commercialisation of Antibody Products. Examples of functions that would be included in the marketing headcount cost are: Marketing, marketing communications, clinical research and educational managers (CREMS), clinical support managers (CSS), corporate accounts, managed care, product hotlines, reimbursement support (Government economic managers), marketing research, contracting, pricing, regulatory, adverse event reporting, sales force training, and sales force operations, including dedicated IT support.

Medical Affairs Expense
means, for all Marketing Clinical Studies (a) all out-of-pocket costs and expenses incurred (i.e., paid to Third Parties or accrued therefor) by Amgen or Celltech for such studies, (b) Personnel Cost of personnel working directly on Marketing Clinical Studies Antibody Products and the Medical Affairs Supply Cost of such studies and (c) other out-of-pocket expenses directly attributable to Marketing Clinical Studies on Antibody Product but not included in (a) or (b).

Medical Affairs Supply Cost
means the sum of (a) the Cost of Goods of Antibody Product (as determined in accordance with Schedule D) utilized in performing Marketing Clinical Studies, and (b) out-of-pocket costs and expenses incurred in purchasing comparator and in packaging comparator and/or Antibody Product, shipping clinical supplies to centers or disposal of clinical supplies.

Other Expense	means the sum of all out-of-pocket costs and expenses incurred in processing and destroying of returns of Antibody Product.

Personnel Costs
means the costs of employment of personnel employed by or under contract to a Party, including, but not limited to, salaries, benefits (including the costs of cars or allowances therefor), travel, lodging, meals and entertainment, office and computing supplies, space costs, recruiting, relocation and subscriptions.

Promotion Expense
means all out-of-pocket costs and expenses incurred (i.e., paid to Third Parties or accrued therefor) by Amgen or Celltech for the Promotion of an Antibody Product including, but not limited to (i) marketing, advertising and promoting of Antibody Products (including, without limitation, educational expenses, advocate development programs and symposia, sales meetings, direct to consumer/patient advertising, samples, agency fees for the development of promotional materials and printing of promotional materials), (ii) FAMC for samples of Antibody Product distributed free of charge and (iii) training and communication materials for the Antibody Products.

Representative
means an individual (i) employed and trained by Amgen or Celltech or (ii) employed by a Third Party or self-employed and trained by or on behalf of Amgen or Celltech, in either case, to Detail an Antibody Product.

Sales Force Cost	means the Personnel Costs of Representatives and their support staff in a sales force engaged in the Detailing of Antibody Products, including training costs.
In calculating the Product Contribution the following shall apply:

1.
There shall be no double counting of any costs or expenses or of any revenues, and to the extent a cost or expense has been included in one category or sub-category, it shall not be included in another; similarly, to the extent any revenue has been taken into account in one category or sub-category it shall not be taken into account in another.

2.
When allocating costs and expenses under this Agreement, each Party shall utilise the same policies and principles as it utilises consistently within its group and business units when making internal cost allocations.

3.
Each Party shall bear its own out-of pocket costs (without limitation, travel costs, meals and accommodation) associated with attendance at meetings of the Joint Research Committee, Joint Development Committee, Joint Commercialisation Committee, Collaboration Committee or such other joint meetings that the Parties agree shall be held in the furtherance of the Research, Development or Commercialisation of Antibody Products.

4.
To the extent an item of income or revenue is received by a Party or a cost or expense is incurred by a Party, and is necessary and specifically and directly identifiable, attributable and allocable to the Commercialisation of Antibody Product and is not otherwise accounted for in the calculation of Product Contribution, such Party shall credit such income or revenue and shall be permitted to charge such cost or expense to the Product Contribution.

SCHEDULE C
Principles for Detail Cost
Each Party shall determine the Sales Force Costs for each Calendar Quarter for each sales force Detailing Antibody Products.

Each Party shall undertake to promote Antibody Product as a Primary Detail, Secondary Detail or Tertiary Detail throughout a Calendar Quarter.

The Detail Cost for each sales force in each country for each Party for each Calendar Quarter shall be calculated by multiplying the Sales Force Costs for that sales force in that country by [*]% when Antibody Product has been promoted as Primary Detail in that Calendar Quarter, and by [*]% when Antibody Product has been promoted as Secondary Detail in that Calendar Quarter and [*]% where Antibody Product has been promoted as Tertiary Detail in that Calendar Quarter, provided that a Party may not charge for a Tertiary Detail for Antibody Product in a country during the [*] following the date of First Commercial Sale of such Antibody Product in a country. For a period not to exceed [*] from the date of First Commercial Sale of an Antibody Product in any country and when a sales force has promoted only an Antibody Product and no other product in a Calendar Quarter in that country, the Detail Cost shall be [*]% of the Sales Force Cost, excluding extraordinary bonuses and the like.

SCHEDULE D
Net Sales Definition
Net Sales means with respect to any Antibody Product, all revenues recognised in accordance with GAAP, consistently applied as between the Parties, from sales of an Antibody Product by a Party, its Affiliate, sublicensees, and agents, to Third Parties (but not including sales relating to transactions between a Party, its Affiliates, and their respective sublicensees and agents), less the total of the following (if not already deducted in the amount invoiced or not otherwise accounted for in Commercialisation Expenses or Cost of Goods):

1.	Normal or customary trade, cash, prompt payment and/or quantity discounts actually allowed and taken;

2.	Returns, allowances, free goods, rebates, chargebacks, other allowances or payments to government agencies actually allowed and taken;

3.	Retroactive price reductions applicable to sales of such product actually allowed and taken;

4.	Fees paid to distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organisations and managed care entities;

5.	Credits or allowances (actively paid or allowed) for wastage replacement, whether cash or trade;

6.	Non-recoverable sales taxes, excise taxes, tariffs and duties (excluding taxes when assessed on income derived from sales); and

7.	[*] percent of the amount invoiced to cover bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges.
In the case of any sale of an Antibody Product between or among a Party and its Affiliates or sublicensees for resale, Net Sales shall be calculated as above only on the first arm's length sale by any such Party, Affiliate or sublicensee to a Third Party.
Upon any sale or other disposal of any Antibody Product for any consideration other than an exclusively monetary consideration on bona fide arm's length terms then for the purposes of calculating the Net Sales under this Agreement, such Antibody Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Antibody Product in the country in which such sale or other disposal occurred when such Antibody Product is sold alone and not with other products.

Where an Antibody Product is sold together with other pharmaceutical products for a single price (whether sold together in the same package, or merely price bundled), then for the purposes of calculating the Product Contribution payable under this Agreement such Antibody Product shall be deemed sold for an amount equal to the following:

(X divided by Y) multiplied by Z

where X is the average sales price during the applicable reporting period generally achieved for such Antibody Product in the country in which such sale or other disposal occurred when such Antibody Product is sold alone and not with other pharmaceutical products; Y is the sum of the average sales price during the applicable reporting period generally achieved in that country when sold alone by each product (including the Antibody Product) included in the bundle of pharmaceutical products that is sold for the single price; and Z equals the single price at which the bundle of pharmaceutical products represented in Y was actually sold. In the event one or more of the products in the bundled product are not sold separately, the parties shall confer in good faith to determine a fair market price that shall equitably compensate the Product Contribution for the value of the Antibody Product(s) within the bundled product.

SCHEDULE E
Calculation of Fully Absorbed Manufacturing Cost
DEFINITION OF FULLY ABSORBED MANUFACTURING COSTS (“FAMC”)

I.	FAMC includes the costs of all [*] consumed, provided or procured by manufacturing facilities in the manufacture of Antibody Product in Finished Form, together with (i) [*], (ii) [*] and (iii) [*].
A.    [*] costs are:

1.	The cost of [*] materials used in production.

2.	[*] materials, [*] ([*] of [*]in excess of a [*] limits).

3.	Other costs of materials used in the manufacture of Antibody Products not included in the preceding two paragraphs.

B.    [*] costs are:

The [*] involved in the manufacture of Antibody Products, but excluding such costs to the extent that they are included within [*].

C.    [*] costs are:
The amounts paid or payable to [*] for the manufacture of Antibody Product in Finished Form or any component thereof ([*] of Antibody Products).

D.	[*] are all [*] and [*] manufacturing costs that [*] with [*] and, therefore, cannot be included in [*] FAMC as [*]. Such [*] costs are:

1.	[*], including, but not limited to, [*].

2.	[*], which reflects on a [*] basis, the [*] used for manufacturing the Antibody Product.

3.	The [*] allocations from [*], including [*] and other services required to be performed in connection with the manufacturing of the Antibody Product.

4.	The [*] allocations for [*] services used at the [*] including [*].

5.	[*] and other [*] costs on Antibody Raw Materials and Antibody Product, [*], [*] Antibody Raw Material or Antibody Product in Finished Form.

6.	[*] and other costs allocable to the [*] used to manufacture the Antibody Product.

7.	[*] cost incurred for [*] or otherwise in connection with compliance with [*] as a [*] of the manufacture of the Antibody Product.

E.	Allowances for [*] include [*] variances within [*] and [*].

F.	Allowances for [*] to [*] include [*] charges for [*] charges.

II.    FAMC does not include:

A.	[*], except the [*] allowance included under item IA.2.

B.	The value of [*] in the manufacturing operation (other than [*] as stated above).

C.	[*] on [*] shipment.

D.	[*].

E.	Costs associated with the [*] and the [*], including without limitation the costs of [*], to the extent that such costs are included under other elements of [*].

F.	Any [*] on [*] manufacturing plants or [*].

G.	[*] related to [*].

H.	[*] categorized separately in Schedule A.

I.	[*] expenses.

III.	Calculation of FAMC
FAMC will be calculated in accordance with GAAP, applied on a consistent basis as between the Parties. Such calculations shall allocate to Antibody Products a fair and reasonable portion of manufacturing overhead consistent with the allocation of such manufacturing overheads to all products manufactured at the relevant facility. Actual FAMC incurred will be charged against Product Contribution as Antibody Product is sold on a first in-first out basis. FAMC incurred for launch inventory build up shall be [*] as Antibody Product is [*]. Such FAMC shall include, without limitation, costs incurred in [*] of Antibody Products in Finished Form.

SCHEDULE F

PART A

[*] PATENT RIGHTS

a) Product

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]
[*]
[*]
[*]
[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

SCHEDULE F

PART B

[*] PATENT RIGHTS

b) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

SCHEDULE F

PART B

[*] PATENT RIGHTS

b) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

SCHEDULE F

PART B

[*] PATENT RIGHTS

c) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

SCHEDULE F

PART B

[*] PATENT RIGHTS

c) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

SCHEDULE F

PART C

[*] PATENT RIGHTS ([*])

d) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]
[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

SCHEDULE F

PART C

[*] PATENT RIGHTS ([*])

d) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

SCHEDULE F

PART C

[*] PATENT RIGHTS ([*])

d) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

SCHEDULE F

PART D

[*] PATENT RIGHTS ([*])

[*]

Applicants:	[*]

Inventor:	[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Title:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

Whether or not the above Patent Rights fall within the [*] Patent Rights is determined by the [*] relating to these Patent Rights as such [*] have been disclosed to [*] prior to [*].

SCHEDULE F

PART D

[*] PATENT RIGHTS ([*])

[*]

Applicants:	[*]

Inventors:	[*],[*],[*]
[*],[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Title:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

Whether or not the above Patent Rights fall within the [*] Patent Rights is determined by the [*] relating to these Patent Rights as such [*] have been disclosed to [*] prior to [*].

SCHEDULE F

PART D

[*] PATENT RIGHTS ([*])

[*]

Applicants:	[*]

Inventors:	[*],[*],[*],[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Title:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

Whether or not the above Patent Rights fall within the [*] Patent Rights is determined by the [*] relating to these Patent Rights as such [*] have been disclosed to [*] prior to [*].

SCHEDULE G

ANTIBODY LICENCE AGREEMENT

ANTIBODY LICENCE AGREEMENT

BY AND BETWEEN

AMGEN INC.

AND

CELLTECH R&D LIMITED

ANTIBODY LICENCE AGREEMENT
INDEX

Article	Description	Page
	Recitals	1
1	Definitions	1
2	Grant of Licences and Other Rights 2.1 Patent Licences 2.2 Trademark; Copyright Licences 2.3 Sublicensing	1 2 2 3
3	Research, Development, Commercialisation 3.1 Diligence 3.2 Research, Development and Commercialisation 3.3 Regulatory Filings and Regulatory Approvals 3.4 Notification due to Regulatory Obligation	3 3 4 5 5
4	Consideration 4.1 Milestones 4.2 Royalties 4.3 FAMC Cost 4.4 Third Party Licences 4.5 Royalty Reduction 4.6 Competition Reduction 4.7 No Competition Reduction 4.8 Term of Royalties 4.9 Revival of Royalty Where Patent Becomes a Valid Claim	5 5 6 8 8 8 9 9 10 10
5	Intellectual Property 5.1 Technology Ownership 5.2 Prosecution 5.3 Enforcement 5.4 Infringement Defence 5.5 Patent Marking 5.6 Co-operation	11 11 11 14 16 16 16
6	Payments; Records; Audits 6.1 Payments 6.2 Records; Audit	17 17 19

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7	Publications 7.1Procedure 7.2Credit	20 20 21
8	Confidentiality 8.1 Confidential Information 8.2 Authorised Disclosure 8.3 Exceptions 8.4 Materials 8.5 Terms of Agreement 8.6 Public Announcements 8.7 Third Party Obligations	21 21 21 23 24 24 24 25
9	Covenants 9.1 Mutual Covenants 9.2 Covenants of Amgen 9.3 Disclaimers	25 25 25 26
10	Indemnification 10.1 Indemnification by Celltech 10.2 Indemnification by Amgen 10.3 Insurance 10.4 Pre-Effective Date Losses ~~1~~0.5 Limitation of Liability	27 27 27 28 28 29
11	Term and Termination 11.1 Term 11.2 Termination for Convenience 11.3 Termination for Default 11.4 Bankruptcy 11.5 Additional Termination Rights of Celltech 11.6 Termination Date 11.7 Effects of Termination 11.8 No Transition 11.9 Accrued Rights	29 29 29 30 31 32 32 32 37 37
12	Dispute Resolution 12.1 Disputes	37 37

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13	General 13.1 Amendments 13.2 Notices 13.3 Force Majeure 13.4 Use of Names, Logos or Symbols 13.5 No Strict Constriction 13.6 Assignment 13.7 Severability 13.8 Interpretation and Schedules 13.9 No Consequential Damages 13.10 Governing Law; Jurisdiction 13.11 General Provisions 13.12 Whole Agreement	38 38 38 39 39 39 39 40 40 41 41 42 43

Schedule One	Defined Terms	44 - 54
Schedule Two	Patent Rights	54 - 59

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ANTIBODY LICENCE AGREEMENT
This Antibody Licence Agreement (the “Licence Agreement”) is made effective as of the Effective Date of Termination of the Collaboration Agreement (as defined in Schedule One) (the “Licence Agreement Effective Date”) by and between Amgen Inc., a corporation organised and existing under the laws of the State of Delaware and having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”) and Celltech R & D Limited, a company organised and existing under the laws of England and having its principal office at 208 Bath Road, Slough, Berkshire SL1 3WE, United Kingdom (“Celltech”).
RECITALS
Whereas, Celltech and Amgen, under the terms and conditions of the Collaboration Agreement, as defined in Schedule One attached hereto, have been collaborating in the Joint development and commercialisation of certain Antibody Products (as defined therein;)
Whereas, pursuant to Article 14 of the Collaboration Agreement, the Collaboration Agreement is now terminated, in whole or part, and Amgen is the Continuing Party as defined in the Collaboration Agreement.
Whereas, in accordance with Article 14 of the Collaboration Agreement, Celltech now wishes to grant to Amgen and Amgen wishes to obtain from Celltech a license under certain Celltech rights to Research, Develop, and Commercialise such certain Antibody Products (for purposes of this Licence Agreement termed “Licensed Antibody Products”, all terms as hereinafter defined in the attached Schedule One), on the terms and conditions herein;
Now Therefore, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
Capitalised terms used but not otherwise defined herein have the meanings provided in Schedule One hereto.
ARTICLE 2
GRANT OF LICENCES AND OTHER RIGHTS

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2.1	Patent Licences.

(a)	Celltech hereby grants to Amgen:

(i)
an exclusive licence even as to Celltech under the [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, [*] Know-How [*],[*] Know-How and [*] Know-How, with the right to sublicense in accordance with Article 2.3; and

(ii)	a non-exclusive licence to all other [*] Technology, with the right to sublicense in accordance with Article 2.3;
to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to Licensed Antibody Products in the Field in the Territory, solely in compliance with the terms and conditions of this Licence Agreement.

(b)
Certain licence rights granted to Amgen under this Article 2 may include a sublicence of Patent Rights and/or know-how of Third Parties under Third Party licences. Notwithstanding anything to the contrary in this Licence Agreement, Amgen shall, in exercising such sublicence rights be subject to and so far as the terms are applicable to its activities, comply with the provisions of such Third Party licences relating to Licensed Antibody Products to the extent Celltech has notified in writing the terms of such Third Party licence to Amgen. Celltech shall promptly provide to Amgen a copy of any notice of breach received by it under such Third Party licence.

2.2    Trademark; Copyright Licences.

(a)
Celltech hereby grants to Amgen an exclusive royalty-free licence, with the right to grant sublicences (subject to Amgen's compliance with Article 2.3 of this Licence Agreement), under Celltech's entire right, title and interest in and to the Product Trademarks, to use and display the Product Trademarks in connection with relevant Licensed Antibody Products in the Territory; provided however, that Amgen shall not have any licence to use and display Celltech Trademarks other than as set forth in Article 14.9(b)(iii)(3) of the Collaboration Agreement (sale of then-existing inventory). For the avoidance of doubt, Amgen shall have the right to select for and use and display with Licensed Antibody Products such Trademarks as it desires.

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(b)
Celltech hereby grants to Amgen a royalty-free licence under Celltech's entire right, title and interest in any copyrights in and to Promotional Materials, with the right to grant sublicences (subject to Amgen's compliance with Article 2.3 of this Licence Agreement), to reproduce, distribute copies of, prepare derivative works of and publicly perform and display such Promotional Materials in connection with Licensed Antibody Products in the Territory solely in compliance with the terms and conditions of this Licence Agreement; provided however, that Amgen shall not have any licence to use and display Celltech Trademarks other than as set forth in Article 14.9(b)(iii)(3) of the Collaboration Agreement (sale of then-existing inventory). Such licence shall be exclusive to the extent the Promotional Materials are exclusive to Licensed Antibody Products and otherwise shall be non-exclusive.

2.3    Sublicensing.

(a)
Amgen shall have the sole right to determine whether to sublicense any or all of its rights under Article 2.1 or Article 2.2. Any such sublicence shall require the Sublicensee to comply with the obligations of Amgen as contained herein. Any such sublicence shall provide for the termination of such sublicence, or the conversion to (with respect to [*] Technology) a licence directly between such Sublicensee and Celltech, [*], upon termination of this Licence Agreement.

(b)
Notwithstanding the sublicensing of all or part of Amgen's rights and obligations hereunder, Amgen shall remain responsible for the actions and omissions of its Sublicensees and for the full and complete performance of all of Amgen's obligations and duties under this Licence Agreement.

ARTICLE 3
RESEARCH, DEVELOPMENT AND COMMERCIALISATION

3.1	Diligence.

3.1.1	From and after the Licence Agreement Effective Date Amgen shall:

(a)
use diligent and timely efforts to satisfactorily complete Research of Licensed Antibody Products and obtain in [*] for a Licensed Antibody Product an IND. For the avoidance of doubt, nothing in this Licence Agreement shall preclude Amgen from filing INDs in [*];

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(b)	use Commercially Reasonable Efforts to satisfactorily complete all Development activities with respect to a Licensed Antibody Product; and

(c)	use Commercially Reasonable Efforts to obtain Regulatory Approval to Commercialise a Licensed Antibody Product;
in each case for the [*] or if the [*] is dropped, [*]; and

(d)	use Commercially Reasonable Efforts to maximise Net Sales of each Licensed Antibody Product in the Territory.
For the avoidance of doubt, the Parties acknowledge that the diligence obligations may have been met, in whole or in part, by activity conducted under the Collaboration Agreement.

3.1.2
Amgen acknowledges that using Commercially Reasonable Efforts requires it to take ongoing actions that are consistent with a good faith intention to achieve the objective of Developing a Licensed Antibody Product and obtaining Regulatory Approvals to Commercialise such Licensed Antibody Product for the [*] (or if the [*] is dropped, [*]) in the Field, and to Commercialise such Licensed Antibody Product [*]. For the avoidance of doubt, Development and Commercialisation in each instance includes the manufacture and supply of Licensed Antibody Product. If Amgen decides that deployment of Commercially Reasonable Efforts does not justify it making continued, ongoing efforts towards this objective it shall promptly notify Celltech in writing.

3.1.3
Amgen shall not be in breach of any obligation under this Licence Agreement to the extent its inability to perform such obligation is caused by Celltech's failure to perform any of its obligations under this Licence Agreement or under Article 14.9 of the Collaboration Agreement. Celltech acknowledges that in applying the Commercially Reasonable Efforts standard to Amgen's obligation pursuant to Article 3.1.1, a relevant factor to be taken into account shall be [*].

3.1.4	Amgen acknowledges that the obligations it undertakes pursuant to this Article 3.1 are [*].

3.2
Research, Development and Commercialisation. Subject to and consistent with its obligations set out in this Licence Agreement, as between the Parties, Amgen shall have sole and full control, discretion, authority and right for conducting, funding and pursuing all aspects of Research, Development and Commercialisation (including the manufacture and supply for Research, Development and Commercialisation) of Licensed Antibody Products in the Territory. Amgen shall conduct its Research activities and Development activities in compliance with all laws, regulations

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and guidelines that are applicable to the particular stage of Research or Development for the Licensed Antibody Product, including, GLP, GCP and GMP, of the relevant jurisdiction as the same may be amended from time to time.

3.3
Regulatory Filings and Regulatory Approvals. With respect to each Licensed Antibody Product, in a manner consistent with its obligations set out in this Licence Agreement, Amgen shall have the sole and full control, discretion authority and right to prepare, file and pursue and shall own all right, title and interest in Regulatory Filings and Regulatory Approvals relating to each said Licensed Antibody Product in the Territory.

3.4
Notification Due to Regulatory Obligation. Notwithstanding any other term of this Agreement, if any other Antibody being developed by Celltech is [*] by a Regulatory Authority for reasons which Celltech believes are attributable to [*] rather than to [*], Celltech shall notify Amgen of this as soon as reasonably practicable after receipt of written notice of [*] from the Regulatory Authority.

ARTICLE 4
CONSIDERATION
4.1    Milestones.

(a)
Within [*] following the first achievement or occurrence with the first Licensed Antibody Product(s) of each of the following milestone events by performance of Amgen or an Affiliate or Sublicensee of Amgen (“Milestone Event(s)”), Amgen shall pay to Celltech the corresponding non-creditable, non-refundable milestone payments set forth herein (“Milestone Payment(s)”):

Milestone Event	Milestone Payment
(i)[*]	$[*]
(ii)[*]	$[*]
(iii)[*]	$[*]

Total	$[*]

(b)
Subject to Article 4.1(c) below, if any Milestone Event set forth above is achieved prior to or in the absence of the achievement of any preceding Milestone Event then, effective upon achievement of any such Milestone Event, all previously unpaid Milestone Payments set forth

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in Article 4.1(a) shall also become due and payable. Each Milestone Payment shall be payable only once, no matter how many times achieved by one or more Licensed Antibody Product(s). Each Milestone Payment shall be non-refundable and non-creditable whether against Royalties payable pursuant to Article 4.2, any other fees, other Milestone Payments, or any other payments due to Celltech with respect to Licensed Antibody Product(s) under this Licence Agreement, or any other amounts accrued and owed prior to termination of the Collaboration Agreement or otherwise.

(c)
If the Licence Agreement Effective Date is after the date of achievement of any Milestone Event(s) set forth in Articles 4.1(a)(i)-(iii), then the Milestone Payment(s) payable in respect of such Milestone Event(s) shall be deemed waived and not payable to Celltech (but without prejudice to any amounts accrued and owed prior to termination of the Collaboration Agreement, and without prejudice to any Milestone Payment payable in respect of a Milestone Event occurring after the Licence Agreement Effective Date).

4.2    Royalties.

(a)
Subject to Articles 4.4 and 4.5 below, if the FAMC of the Antibody Raw Material is more than [*] ($[*]) [*], Amgen shall pay to Celltech a Royalty, based on the following Royalty rates, for annual Net Sales of each Licensed Antibody Product (on a Licensed Antibody Product-by-Licensed Antibody Product basis of cumulative Net Sales in those countries for which a Royalty is due in accordance with Article 4.8) by Amgen, its Affiliates, and its Sublicensees in the Territory:

(i)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is less than [*] ($[*]);

(ii)
a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is equal to or greater than [*] ($[*]) and less than or equal to [*] ($[*]); and

(iii)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is greater than [*] ($[*]).

(b)
Subject to Articles 4.4 and 4.5, below, if the FAMC of the Antibody Raw Material is less than or equal to [*] Dollars ($[*]) [*] and greater than [*] Dollars ($[*]) [*], Amgen shall pay to Celltech a Royalty based on the following Royalty rates for annual Net Sales of each Licensed

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Antibody Product (on a Licensed Antibody Product-by-Licensed Antibody Product basis of cumulative Net Sales in those countries for which a Royalty is due in accordance with Article 4.8) by Amgen, its Affiliates, and its Sublicensees in the Territory:

(i)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is less than [*] Dollars ($[*]);

(ii)
a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is equal to or greater than [*] Dollars ($[*]) and less than or equal to [*] Dollars ($[*]); and

(iii)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is greater than [*] Dollars ($[*]).

(c)
Subject to Articles 4.4 and 4.5 below, if the FAMC of the Antibody Raw Material is less than or equal to [*] Dollars ($[*])[*], Amgen shall pay to Celltech a Royalty based on the following Royalty rates for annual Net Sales of each Licensed Antibody Product (on a Licensed Antibody Product-by-Licensed Antibody Product basis of cumulative Net Sales in those countries for which a Royalty is due in accordance with Article 4.8) by Amgen, its Affiliates, and its Sublicensees in the Territory:

(i)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is less than [*] Dollars ($[*]);

(ii)
a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is equal to or greater than [*] Dollars ($[*]) and less than or equal to [*] Dollars ($[*]); and

(iii)	a Royalty rate of [*] ([*]%) of that portion of annual Net Sales in the Territory of each such Licensed Antibody Product that is greater than [*] Dollars ($[*]).

(d)	In the event that the Antibody Raw Material is not a [*] Antibody, the Royalty rates set forth in Article 4.2 (a) (i), (ii) and (iii) shall apply regardless of the FAMC of the Antibody Raw Material.

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4.3	FAMC. Amgen shall use Commercially Reasonable Efforts to ensure that the FAMC of the Antibody Raw Material is an FAMC that [*].

4.4
Third Party Licences. To the extent not sublicensed by Celltech hereunder, Amgen shall be responsible for obtaining any licences for rights to any Third Party intellectual property required to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to, a Licensed Antibody Product in one or more countries in the Territory. Amgen shall be responsible for making all Third Party Payments for rights to any Third Party intellectual property (when licensed directly by Amgen) required to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to, a Licensed Antibody Product in one or more countries in the Territory. Where Celltech has sublicensed Third Party intellectual property rights to Amgen pursuant to this Licence Agreement, in addition to the Royalties payable by Amgen under Article 4.2, but subject to Article 4.5, Amgen shall pay Celltech against invoice for, and Celltech shall be responsible for making, all Third Party Payments in connection with the rights sublicensed to Amgen pursuant to this Licence Agreement, unless the Parties agree that such Third Party Payments shall be made by Amgen directly to such Third Party.

4.5
Royalty Reduction. If, and for so long as Amgen is required to pay Third Party Payments, as set forth in Article 4.4, as royalties for such licence in respect of sale or other disposal of a Licensed Antibody Product in a country in the Territory, such royalties shall be creditable by Amgen against any Royalties due to Celltech under Article 4.2 above for the Net Sales of such Licensed Antibody Product in such country as follows:

(a)
[*] ([*]%) of Third Party royalties payable by Amgen equal to or less than [*] ([*]%) in aggregate of Net Sales of such Licensed Antibody Product in such country shall be creditable against Royalties payable to Celltech

(b)
[*] ([*]%) of Third Party royalties payable by Amgen greater than [*] ([*]%) in aggregate of Net Sales of such Licensed Antibody Product in such country shall be creditable against Royalties payable to Celltech provided however, that on a Licensed Antibody Product-by-Licensed Antibody Product basis, the Royalty rate payable by Amgen pursuant to this Licence Agreement in any given Calendar Year shall not be less than [*] ([*]%) of Net Sales of such Licensed Antibody Product in such country. Subject

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to the foregoing, Amgen shall have sole discretion, authority and right with respect to determining whether to enter into an agreement for a licence (or to accept, pursuant to Article 3, a sublicence) or other rights and to incur an obligation for any Third Party Payments.

4.6
Competition Reduction. Upon [*], Amgen shall have the immediate and continuing right to reduce the Royalty rates set forth in Article 4.2 on Net Sales of each such Licensed Antibody Product(s) in such country to:

(a)	[*] ([*]%) during the first [*] period following such sale of commercial quantities and thereafter; and

(b)	[*] ([*]%) for each [*] period thereafter until expiration of the obligation to pay a Royalty for such Licensed Antibody Product under Article 4.8;

4.7	No Competition Reduction. With respect to a Competitive Product, in any country in the Territory where such Competitive Product either is being or has been sold:

(a)	If

(i)	Celltech provides a written request pursuant to Article 5.3.2 and Amgen does not bring suit or action within the time frame for bringing suit in accordance with Article 5.3.2 or,

(ii)	Amgen having brought a suit or action described in Article 5.3.1, ceases to progress it and Celltech then requests Amgen in writing to progress such suit or action;
and Amgen elects, at its option, (or is deemed to have so elected by failing to respond to Celltech's written notice pursuant to Article 5.3.2 or within [*] of Celltech's written request pursuant to Article 4.7(a)(ii)) that Celltech shall not have the right to bring any such suit or action, then the Royalty reduction to which Amgen is entitled under Article 4.6 (the “Royalty Reduction”) shall not apply with respect to that Competitive Product in that country for the period from the date of expiry of the relevant time frame under (i) above or the date Amgen ceases to progress such suit or action under (ii) above, as appropriate.

(b)
If Celltech provides a written request pursuant to Article 5.3.2 or Article 4.7(a)(ii) and Amgen, within the time frame for bringing suit in accordance with Article 5.3.2 (or within [*] of Celltech's written request pursuant to Article 4.7(a)(ii)), provides Celltech with written notice of Amgen's election, at its option, that Celltech shall have the right to bring any suit or action

9

described in Article 5.3.2, then the Royalty Reduction shall not apply for the period commencing on the date of Celltech's written notice and ending [*] after the date Amgen notifies Celltech in writing of Amgen's election that Celltech shall have such right to bring such suit or action with respect to such Competitive Product in such country.

(c)
If Celltech provides a written request pursuant to Article 5.3.2 or Article 4.7(a)(ii) and Amgen, within the time frame for bringing suit in accordance with Article 5.3.2, or within [*] of Celltech's written request pursuant to Article 4.7(a)(ii), elects, at its option (as notified to Celltech in writing), that Celltech shall have the right to bring any suit or action described in Article 5.3.2 and

(i)	Celltech exercises such right; and

(ii)
the court concludes that Celltech has been prejudiced in obtaining a preliminary injunction by the delay from Celltech's written request to the date of Amgen's election to allow Celltech to exercise such right, or by Amgen failing to progress such action, then the Royalty Reduction shall not apply and Amgen shall pay Celltech all Royalties Celltech would otherwise have been entitled to receive plus interest (at the rate provided in Article 6.1(d)) on such sum for the period from the later of Celltech's written request or the date of first commercial sale of such Competitive Product in such country up to the date of the final court decision, such sum plus interest to be paid within [*] of such final court decision.

(d)
From such time as a Competitive Product is ordered to be withdrawn from sale or otherwise ceases to be sold as a result of any suit or action brought by Celltech or by Amgen, the Royalty Reduction set forth in Article 4.6 shall not apply.

4.8
Term of Royalties. Amgen's obligations to pay Royalties under Article 4.2 shall expire, on a Licensed Antibody Product-by-Licensed Antibody Product and country-by-country basis, upon the later of: (a) the expiration of the last-to-expire of the [*] Patent Rights, the [*] Patent Rights, [*] Patent Rights and/or [*] Patent Rights containing a Valid Claim that, but for the licence granted by Celltech to Amgen, would be [*] in such country; or (b) [*] after the [*] of the first Licensed Antibody Product in such country.

4.9
Revival of Royalty Where Patent Application Becomes a Valid Claim. If, in respect of any Licensed Antibody Product in any country, (a) Amgen's obligation to pay Royalties under Article 4.2 has expired,

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in accordance with Article 4.7 and (b) after such expiry the use, manufacture, sale or other disposal of such Licensed Antibody Product in such country would, but for this licence, [*] of any [*] Patent Right, [*] Patent Right, [*] Patent Right and/or [*] Patent Right, Amgen shall pay to Celltech: (i) within [*] of receipt of invoice a sum equal to the Royalties set out in Article 4.2 calculated from the date such claim published to the date such claim issued (and became a Valid Claim) together with interest at the rate set out in Article 6.1(d) on such sum from the date such claim published until the date of payment and (ii) the Royalties set out in Article 4.2 until expiry of such Valid Claim as set out in Article 4.8.
ARTICLE 5
INTELLECTUAL PROPERTY
5.1    Technology Ownership.

5.1.1	As between the Parties, [*] shall own all right, title and interest in and to all [*] Technologies, subject to the rights and licenses granted to Amgen hereunder.

5.1.2
Other than as expressly set forth in this Licence Agreement, neither Party shall have any right in and to any intellectual property owned or controlled by the other Party and neither Party shall have an obligation to grant the other Party any rights therein.

5.1.3
Other than as expressly set forth in Articles 5.2, 5.3 and 5.4, neither Party shall have the right to prepare, file, prosecute, maintain, defend, settle and/or enforce Patent Rights or Trademarks Controlled by the other Party, such activity being the exclusive right (but not the obligation) of the Party Controlling the same.

5.2	Prosecution.

5.2.1
Promptly after the Licence Agreement Effective Date, and to the extent not already provided under the Collaboration Agreement, Celltech shall provide Amgen with copies of all material documents in Celltech's possession pertaining to [*] Patent Rights existing as of the Licence Agreement Effective Date. During the term of this Agreement, each Party shall as soon as practicable provide the other Party (as appropriate) with all material documents and any other document Controlled by a Party reasonably requested by the other Party (such request to identify the specific documents required), pertaining to [*] Patent Rights and [*] Patent Rights.

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5.2.2 (a)
Amgen shall have the first right (but not the obligation) at its expense to have mutually acceptable outside counsel (i) at any time prepare, file, prosecute, maintain and defend the Product Trademarks and [*] Patent Rights throughout the Territory; (ii) prior to, on and following the Transition Date (as defined in Article 5.2.7 below) prepare, file, prosecute and maintain any [*] Patent Rights and the [*] Patent Rights that are [*] to any Antibody Products (“[*] Patent Rights”); and (iii) on and following the Transition Date, defend any [*] Patent Rights and [*] Patent Rights throughout the Territory.

(b)
Celltech shall have the right to review and comment on any papers pertaining to proposed applications, responses, interferences and oppositions before the filing thereof by such counsel with any patent or trademark office (e.g., national, regional or international) (“Consultation Rights”), regarding [*] Patent Rights, [*] Patent Rights and [*] Patent Rights. If such outside counsel concludes that taking, or failing to take, any specific action(s) would be inconsistent with its instructions under Article 5.2.4, then Amgen shall not take, or shall take (as the case may be), such specific action(s) unless the prior express written consent of Celltech shall have been obtained. Amgen shall have the right to propose an alternative strategy for Celltech's consideration. To that end, Amgen shall instruct such outside counsel to furnish Celltech with a reasonably complete draft of each submission to a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Celltech's reasonably timely comments thereon. Additionally, Amgen shall instruct such outside counsel to provide Celltech with a copy of each submission made to and document received from a patent or trademark authority regarding any such [*] Patent Rights, [*] Patent Rights, [*] Patent Rights and Product Trademarks reasonably promptly after making such filing.

(c)
Amgen shall have the right, at any time and at its sole option, to elect not to proceed with and/or to abandon the preparation, filing, prosecution, maintenance and/or defence of any Patent Right or any Product Trademark it is permitted to pursue under Article 5.2.2(a), provided that it shall give Celltech notice of such intention at least [*] before a final due date which would result in the abandonment, cancellation or lapse of an issued patent or pending patent application or abandonment, cancellation or lapse of such granted trademark or pending trademark application. In such case, Celltech, at its option, may assume the right to prepare, file, prosecute, maintain and/or defend any such Patent Right or Product Trademark. Amgen shall have Consultation Rights in respect of any such Patent Right and Product Trademark

12

and if such outside counsel concludes that taking, or failing to take (as the case may be), any specific action(s) would be inconsistent with its instructions under Article 5.2.4, then Celltech shall not take, or shall take (as the case may be), such specific action(s) unless the prior express written consent of Amgen has been obtained. Celltech shall have the right to propose an alternative strategy for Amgen's consideration. To that end, Celltech shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a patent or trademark authority regarding any such Patent Rights and Product Trademark no later than [*] prior to the date such submission is proposed to be made, or if given less than [*] to respond as soon as practicable, and will consider any of Amgen's reasonably timely comments thereon. Additionally, Celltech shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent or trademark authority regarding any such Patent Rights and Product Trademark reasonably promptly after making such filing.

(d)
A decision by Amgen not to exercise its right pursuant to Article 5.2.2(a) to prepare, file, prosecute, maintain and/or defend any Patent Right or any Product Trademark as permitted by the terms of that Article shall not affect any of Amgen's licence or other rights under this Licence Agreement.

5.2.3 (a)
Celltech shall have the first right (but not the obligation), at its expense, to have mutually acceptable outside counsel prior to the Transition Date defend any [*] Patent Rights and [*] Patent Rights.

(b)
Celltech shall have the right, at any time and at its sole option, to elect not to proceed with and/or to abandon the defence of any Patent Right it is permitted to pursue under Article 5.2.3(a). In such case Amgen, at its option, may assume the right to have mutually acceptable outside counsel defend any such Patent Right.

(c)
A decision by Celltech or Amgen not to exercise its right pursuant to Article 5.2 to defend any Patent Right as permitted by the terms of that Article shall not affect any of its licence or other rights under this Licence Agreement.

5.2.4
Outside counsel retained under this Article 5 shall be instructed to act in the best interests of both Parties under this Licence Agreement and such counsel shall also be instructed to secure claims of the broadest possible scope without jeopardising validity.

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5.2.5
The Parties shall closely co-ordinate the defence of any attack on the validity and/or any enforcement (against a Third Party developing or commercialising an Antibody that [*]) of the [*] Patent Rights, [*] Patent Rights, and/or the [*] Patent Rights (including the right of the Party not responsible for such defence or enforcement to review and comment on any papers relating thereto which are material to the conduct of such defence or enforcement). Notwithstanding anything to the contrary in this Article 5, prior to the Transition Date, Amgen shall not have any right to enforce or defend the validity of Patent Rights Controlled by Celltech, which right shall be exclusively that of Celltech. The Party responsible for such defence or enforcement shall not take (nor fail to take) any action with respect to any such defence and/or enforcement which would, in the opinion of the retained outside counsel, be inconsistent with the instructions given to outside counsel under Article 5.2.4.

5.2.6
Notwithstanding any other provision of this Article 5, neither Party shall have an obligation, which is in violation of, or not permitted by, the terms of a Third Party agreement, to prosecute or maintain, or take or defend any action in respect of, nor shall either Party have any right, in violation of the terms of a Third Party agreement, to take or defend any action in respect of, any Patent Right which is owned by a Third Party and licensed to such Party under such Third Party agreement.

5.2.7	For purposes of this Article 5, “Transition Date” means the date of [*].

5.3	Enforcement.

5.3.1
Amgen, at its expense, shall have the first right but not the obligation to bring any suit or action (or to otherwise seek payment and/or claim) against a Third Party developing or commercialising an Antibody product which [*], and Celltech agrees to be joined as a plaintiff to any such suit or action if Amgen so requests, at Amgen's expense:

(a)	after the Transition Date, for infringement of a claim within the [*] Patent Rights, [*] Patent Rights and/or [*] Patent Rights, in each case in the Territory; and/or

(b)	regarding any Product Trademark in the Territory.
Amgen shall, subject to prior consultation with Celltech, have the right to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings including the right to settle or compromise such proceedings (by, for example, granting any such Third Party a sublicence, covenant not to sue, or other rights to the Patent Rights or Trademarks being enforced); provided however, that in any such settlement or compromise Amgen will not admit the invalidity of any claim within [*] Patent Rights, [*] Patent Rights, and/or [*] Patent Rights without the prior written approval

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of Celltech. Any amount recovered by Amgen by way of costs and damages pursuant to any such claim or action shall be:

(i)	[*]; and

(ii)	[*].

5.3.2
If Celltech provides Amgen with a written request for Amgen to bring a suit or action described in Article 5.3.1, and Amgen does not, within [*] after receipt of such written request from Celltech to do so (provided however, Celltech may only make a written request to bring a suit or action in any country after a Third Party has filed for Regulatory Approval for an Antibody that [*] in that country and [*] that such Antibody falls within the scope of one or more claims of any of the Patent Rights referred to in Article 5.3.1(a)), bring a suit or action described in Article 5.3.1, then, at Amgen's option (to be notified in writing to Celltech prior to the expiry of the [*] period), Celltech shall have the right but not the obligation within [*] after Amgen's written notification to Celltech to bring any such suit or action (or to otherwise seek payment and/or claim) against any such Third Party, and Amgen agrees to be joined as a plaintiff to any such suit or action if Celltech so requests, at Celltech's expense. Celltech shall, subject to prior consultation with Amgen, have the right to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings, including the right to settle or compromise such proceedings (by, for example, granting any such Third Party a licence, a covenant not to sue, or other rights to the Patent Rights being enforced); provided however that in any such settlement or compromise Celltech will not admit the invalidity of any claim within the [*] Patent Rights, [*] Patent Rights and/or [*] Patent Rights without the prior written approval of Amgen. Any amount recovered by Celltech by way of costs and damages pursuant to any such claim or action shall be:

(a)	[*]; and

(b)	[*].

5.3.3
Amgen may, but shall not be obligated to, elect to defend the Product Trademarks against any challenges in the Territory and/or to enforce the Product Trademarks against any actual, alleged or threatened infringement by Third Parties or against any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offences in the Territory. In the event it elects such defence or enforcement action, Amgen shall determine the strategy.

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5.4
Infringement Defence. Amgen, at its own expense, shall subject to prior consultation with Celltech where Celltech is a named party, have the first right to defend any actual, alleged or threatened claim or action in the Territory which names Amgen and/or Amgen and Celltech and which claims (a) the infringement of Third Party Patent Rights or know-how through Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to a Licensed Antibody Product or (b) that any Product Trademark infringes any Third Party Trademark or its use constitutes any unfair trade practice, trade dress imitation, passing off of counterfeit goods or like offence. If Amgen shall decide not to defend such an action, Celltech (to the extent it is named) may, at its own expense, defend any such claim or action. The Party defending such claim or action shall have the right, subject to prior consultation with the other Party where both Parties are named, to determine the strategy and to exclusively control the conduct and all aspects of any such proceedings; provided however that the Party defending such claim or action shall not settle or compromise such proceedings that affect the other Party's rights or interests, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed). When named, the Party not defending such claim or action shall be entitled, at its own expense, to participate in and to have counsel selected by it participate in any action in which the other Party is a named party.

5.5
Patent Marking. To the extent practical, Amgen will mark the Licensed Antibody Product(s) sold in its Territory with all applicable patent numbers of Patent Rights of Celltech to the extent permitted by law in the Territory in which such markings have notice value as against infringers of patents.

5.6	Co-operation.

(a)
Each Party agrees to co-operate with the other Party in the preparation, filing, prosecution, maintenance and defence of intellectual property rights as set forth in this Article 5.6, including the signing of any necessary legal papers, and to provide the other Party with data or other information in support thereof, and to use best efforts to ensure the co-operation of any of their respective personnel as might reasonably be requested in any such matters.

(b)
Each Party shall promptly notify the other Party upon becoming aware of (i) any actual, alleged or threatened Third Party claim or action against Celltech and/or Amgen for infringement of any Third Party Trademark through the Development or Commercialisation of a Licensed Antibody Product; or of any Third Party Patent Rights through Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell,

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importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to Licensed Antibody Products in the Field in the Territory; or (ii) any Third Party infringement of the Product Trademarks or any Patent Rights of either Party relating to an Antibody that [*]; or (iii) in respect of any Licensed Antibody Product, any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offences.

(c)
The other Party shall assist and cooperate with the Party bringing or defending such suit, and if the Party bringing or defending such suit finds it necessary or desirable to join the other Party in such suit, the other Party shall execute all papers or perform such other acts as may reasonably be required by the Party bringing or defending such suit. The Party bringing or defending such suit shall notify the other Party of all substantive developments with respect to such enforcement or defensive actions including all material filings, court papers and other related documents, substantive settlement negotiations and offer of settlement.

ARTICLE 6
PAYMENTS; RECORDS; AUDIT
6.1    Payments.

(a)
No later than [*] after the conclusion of each Calendar Quarter after First Commercial Sale of a Licensed Antibody Product in each country and extending until the Calendar Quarter during which Amgen's obligation to pay Royalties for all Licensed Antibody Product(s) expires under Article 4.8, Amgen shall submit to Celltech a report setting forth (i) the Net Sales of each Licensed Antibody Product sold by Amgen, and its Affiliates and/or Sublicensees during the previous Calendar Quarter [*]; (ii) any Third Party royalties payable in respect of such Net Sales ([*]) and (iii) the amount of Royalty due hereunder. The report shall be accompanied by a remittance of the corresponding Royalty payment.

(b)
All payments to be made under this Licence Agreement shall be made in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated from time to time in writing by Celltech.

(c)
Net Sales or other revenues received or payments due in currencies other than Dollars shall first be calculated in the relevant foreign currency and then converted to Dollars against the currency in question on the rate of exchange applicable on the last Business Day of the Calendar

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Quarter in respect of which the funds are payable using the currency exchange rates quoted by Bloomberg Professional, a service of Bloomberg L.P., during the period of such Net Sales, or in the event Bloomberg Professional is not available then The Wall Street Journal.

(d)
Any payment of any amount under this Licence Agreement not received by the due date specified herein shall accrue interest thereafter on the sum due and owing from the date payment is due until the date payment is received at the rate equal to [*] ([*]%) [*].

(e)
All amounts due under this Licence Agreement shall be paid in full without deduction for any applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, except for tax legally required to be deducted or withheld. Where any sum due to be paid to Celltech is subject to any withholding or similar or other tax, the Parties shall take all reasonable steps to do all such acts and things and to sign all such deeds and documents as will enable them to take advantage of any applicable double taxation agreements to reduce the rate of withholding or similar taxes with the object of paying the sums due under deduction of a reduced rate of withholding tax or on a gross basis. In the event there is no double taxation agreement or the reduced rate of withholding tax under the relevant double taxation agreement is greater than [*] ([*]%), the Party making payment shall pay such withholding or similar tax, deduct the relevant amount from the payment due to the other Party, and secure and send to the other Party proof of such withholding or similar tax in a form in accordance with the relevant taxation authority as evidence of such payments. Each Party agrees to inform the other Party forthwith if it concludes that there is any law or practice or any change in such law or practice which requires it to deduct or withhold tax in respect of any payments due pursuant to this Licence Agreement at any time after the Licence Agreement Effective Date with a view to the Parties using their best endeavours to agree on the manner in which subsequent payments shall be made to reduce or eliminate the liability of both Parties to deduct or withhold any amount on account of tax.

(f)
All amounts due under this Licence Agreement shall be paid exclusive of any Value Added Tax (which, if applicable shall be payable by a Party in addition upon receipt of a valid Value Added Tax invoice). Each Party agrees to inform the other Party forthwith if it concludes that there is a Value Added Tax law or practice, or a change in such law or practice, which requires it to account for Value Added Tax on any payments due pursuant to this Licence Agreement at any time after the Licence Agreement Effective Date, with a view to the Parties using their

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best endeavours to agree on the manner in which subsequent payments shall be made to reduce or eliminate the liability of the Parties to pay Value Added Tax.

6.2
Records; Audit. Amgen and its Affiliates shall keep and maintain complete and accurate records and books of account documenting in a detail sufficient to track and determine, in a manner consistent with GAAP, all revenues, expenses and Royalties due or other sums payable pursuant to this Licence Agreement and in compliance with the terms of this Licence Agreement. Such records shall be retained for a period of the later of (a) a [*] following the year in which any payments were made hereunder; (b) the expiration of the applicable tax statute of limitations (or any extensions thereof); or (c) such longer period as may be required by law. Amgen and its respective Affiliates shall permit independent accountants of internationally recognised standing retained by Celltech and reasonably acceptable to Amgen, upon reasonable prior written notice, to have access to its and its Affiliates' records and books and premises for the sole purpose of determining the correctness of any payment of Royalties and other amounts due and payable under this Licence Agreement for any year ending no more than [*] prior to the date of such request; provided however, that the books and records for any particular Calendar Year shall only be subject to one audit. Such examination shall be conducted during regular business hours and no more than once in each Calendar Year. The report of such accountant shall be limited to a certificate verifying (or not verifying, as the case may be) any report made or payment submitted by Amgen during such period. In the event the accountant shall be unable to verify the correctness of any such payment, the accountant's report shall specify why such payment is unverifiable and the amount of any discrepancy. Amgen shall receive a copy of each such report concurrently with receipt by Celltech, and the Parties shall use good faith efforts to resolve any discrepancies. All information contained in any such report shall be deemed Confidential Information hereunder. If such examination reveals that such costs or payments have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. Celltech shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals a net discrepancy of [*] ([*]%) or more for the period examined which is to the disadvantage of Celltech, in which case Amgen shall pay all reasonable costs and expenses incurred by Celltech in the course of making such determination. Upon the expiration of [*] following the end of any Calendar Year, the calculation of any such amounts payable with respect to such year shall be binding and conclusive upon Celltech and Amgen shall be released from any liability or accountability with respect to such amounts for such year.

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ARTICLE 7
PUBLICATIONS

7.1
Procedure. Each Party (or its appropriate designees) shall determine the strategy for and co-ordinate the publication and presentation of results of studies of Licensed Antibody Products carried out under the Collaboration Agreement or which incorporate data generated under the Collaboration Agreement. Each Party to this Licence Agreement recognises that the publication of papers regarding results of and other information regarding activities under the Collaboration Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any patent application until such patent application has been published. Accordingly, each Party will have the right to review and approve any paper proposed for publication by the other Party, including oral presentations and abstracts, which incorporates data generated under the Collaboration Agreement and/or includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party will deliver a complete copy of the paper or materials for oral presentation to the other Party at least [*] prior to submitting the paper to a publisher or making the presentation. The other Party will review any such paper and give its comments to the publishing Party within [*] of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than [*] from the date of delivery to the other Party. Failure to respond within such [*] shall be deemed approval to publish or present. Celltech may withhold approval of any proposed Amgen publication or presentation to the extent such publication or presentation contains the Confidential Information of Celltech. Amgen may withhold approval of any proposed Celltech publication or presentation to the extent such publication or presentation is contrary to Amgen's publication strategy. The publishing or presenting Party will comply with the other Party's request to delete references to the other Party's Confidential Information in any such paper and agrees to withhold publication of same for an additional [*] in order to permit the Parties to obtain patent protection, if either of the Parties deems it necessary, in accordance with the terms of this Licence Agreement. [*].

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7.2
Credit. Any such publication will include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

ARTICLE 8
CONFIDENTIALITY

8.1
Confidential Information. Except as otherwise provided in this Article 8, (a) the Parties shall maintain in confidence and use only for purposes specifically authorised under this Licence Agreement any Confidential Information of the other Party; (b) Celltech shall keep confidential all [*] Know-How which is [*] to [*] and/or which is [*] to [*] to [*], and all [*] Know-How and [*] Know-How which is [*] to Licensed Antibody Products and/or [*] (whether generated prior to or during the term of this Licence Agreement), provided however, where such [*]Know-How may have [*] outside [*], or where such [*] Know-How or [*] Know-How may have [*] outside Licensed Antibody Products and/or [*], Celltech shall be free to use and exploit the same and to disclose the same to Third Parties subject always to obligations of confidentiality; and (c) Amgen shall keep confidential all [*] Know-How which is [*] to Licensed Antibody Products and/or [*] (whether generated prior to or during the term of this Licence Agreement) and, provided however, where such [*] Know-How may have [*] outside Licensed Antibody Products and/or [*], Amgen shall be free to use and exploit the same and to disclose the same to Third Parties subject always to obligations of confidentiality.

8.2	Authorised Disclosure.

8.2.1
To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Licence Agreement, a Party may disclose such Confidential Information of the other Party as it is obliged under Article 8.1 not to disclose as follows:

(a)
Each Party may disclose such Confidential Information of the other Party, to its Affiliates, consultants and outside contractors and Amgen may disclose such Confidential Information to its (whether actual or potential) Sublicensees and clinical investigators, in each case on a need-to-know basis and on the condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as each Party is required to keep such Confidential Information confidential;

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(b)
Amgen may disclose such Confidential Information of Celltech, as it is otherwise obliged not to disclose under Article 8.1, to Regulatory Authorities to the extent that such disclosure is reasonably necessary to obtain authorisations to conduct clinical studies or to file, obtain and maintain Regulatory Approvals and to Commercialise the Licensed Antibody Products;

(c)
Each Party may disclose such Confidential Information of the other Party, as it is otherwise obliged not to disclose under Article 8.1, to the extent that such disclosure is reasonably necessary in connection with preparing, filing, prosecuting, defending or maintaining and/or enforcing Patent Rights in accordance with Article 5; and

(d)
Either Party may disclose such Confidential Information of the other Party, as it is otherwise obliged not to disclose under Article 8.1, in prosecuting or defending litigation as explicitly authorised under this Licence Agreement; and in establishing rights or enforcing obligations under this Licence Agreement or in complying with applicable laws, regulations and/or court orders, other than as set forth in Article 8.2.1(b); provided that it shall (i) give reasonable advance notice to the other Party of such disclosure requirement; (ii) provide a copy of the proposed disclosure to the other Party; and (iii) at the request of the other Party, use Commercially Reasonable Efforts in assisting the other Party to secure confidential treatment of such Confidential Information required to be disclosed, including cooperating with the other Party to obtain a protective order of the other Party's Confidential Information.

8.2.2
Notwithstanding Article 8.1, Celltech may disclose [*] Know-How, [*] Know-How and [*] Know-How and Amgen may disclose [*] Know-How which is subject to an obligation of confidentiality under Article 8.1 in any of the following circumstances:

(a)	where such disclosure would [*];

(b)
to its Affiliates and with respect to products other than Licensed Antibody Products, to its (whether actual or potential) sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Know-How confidential for the same time periods and to the same extent as such Party is required to keep such Know-How confidential;

(c)
to Regulatory Authorities to the extent that such disclosure is reasonably necessary to obtain authorisations to conduct clinical studies or to file, obtain and maintain regulatory approvals and to commercialise products other than Licensed Antibody Products;

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(d)
without prejudice to Article 5 to the extent that such disclosure is reasonably necessary in connection with preparing, filing, prosecuting, maintaining and/or defending and/or enforcing Patent Rights; or

(e)
in prosecuting or defending litigation and in establishing rights or enforcing obligations under this Licence Agreement or in complying with applicable laws, regulations, court or administrative orders, the rules of any relevant stock exchange or the U.S. Securities and Exchange Commission; provided however, in the case of [*] Know-How which is [*] and/or which is [*] to Antibodies to [*],[*] Know-How and [*] Know-How only, to the extent practicable it shall (i) give reasonable advance notice to the other Party of such disclosure requirement; (ii) provide a copy of the proposed disclosure to the other Party; and (iii) at the request of the other Party, use Commercially Reasonable Efforts to secure confidential treatment of such [*] Know-How which is [*] to [*] and/or which is exclusive to Antibodies to [*],[*] Know-How and [*] Know-How required to be disclosed, including seeking a protective order of such [*] Know-How which is [*] to [*]and/or which is [*] to Antibodies to [*],[*] Know-How and [*] Know How.

8.3	Exceptions. The obligation not to disclose Confidential Information under this Article 8 shall not apply to any part of such Confidential Information that:

(a)
is or becomes published or otherwise becomes publicly known other than by acts of the Party obligated not to disclose such Confidential Information or its Affiliates or permitted Third Parties pursuant to Article 8.2.1(a) or 8.2.2(b) in breach of this Licence Agreement;

(b)
was disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided that such Confidential Information was not obtained by such Third Party from the disclosing Party under an obligation of confidentiality;

(c)
prior to disclosure under the Collaboration Agreement or this Licence Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided that such Confidential Information was not obtained from the disclosing Party under an obligation of confidentiality;

(d)	can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Licence Agreement or

23

the Collaboration Agreement or access to any Confidential Information provided by the disclosing Party; or

(e)
is required to be disclosed by the receiving Party to comply with applicable laws, or with a court or administrative order or the rules of any relevant stock exchange, or the U.S. Securities and Exchange Commission; provided however, that this Article 8.3(e) shall not permit a Party to disclose the other Party's Confidential Information for the purpose of obtaining Patent Rights and, further provided however, the receiving Party shall, if practicable, notify the disclosing Party in writing (and if practicable provide a copy of the proposed disclosure) prior to any such disclosure and shall use reasonable efforts to secure confidential treatment thereof prior to its disclosure (whether by protective order or otherwise).

8.4
Materials. The Parties anticipate that Celltech may transfer certain of its Materials to Amgen. Amgen agrees that it will use such Materials of Celltech only in accordance with the terms and conditions of, and solely for the purposes of the activities conducted pursuant to, this Licence Agreement, and will not transfer such Materials of Celltech to any Third Party without the consent of Celltech, except as expressly permitted under and subject to the terms of this Licence Agreement.

8.5
Terms of Agreement. Except as permitted by the foregoing provisions or as otherwise required by law or the rules of any relevant stock exchange or the U.S. Securities and Exchange Commission, the Parties shall not disclose any terms or conditions of this Licence Agreement to any Third Party without the prior consent of the other Party; provided however, that each Party shall be entitled to disclose the terms of this Licence Agreement without such consent on a need-to-know basis to its financial and legal advisors and potential investors or other financing sources on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential. Each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission or any stock exchange describing the terms of this Licence Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Licence Agreement for which confidential treatment should be sought.

8.6
Public Announcements. Except to the extent required by law or the rules of a relevant stock exchange or as otherwise permitted in accordance with this Article 8, neither Party shall make any further public announcements concerning this Licence Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed. The Parties agree

24

to consult with each other reasonably and in good faith with respect to the text and timing of any press releases prior to the issuance thereof.

8.7
Third Party Obligations. Other than with respect to Article 9.2(b), neither Party is obliged to disclose to the other any Information if to do so would put the disclosing Party in breach of an existing or future obligation owed to a Third Party. Without limitation to the foregoing, Amgen acknowledges that Celltech is not obliged to disclose to Amgen, and will not disclose to Amgen, any Information, data or know-how concerning Celltech's products [*] whether arising out of Celltech's [*] or otherwise.

ARTICLE 9
COVENANTS
9.1    Mutual Covenants. Each Party hereby covenants to the other Party as follows:

(a)	No Misappropriation. It shall not knowingly misappropriate the trade secret of a Third Party in its activities to Research, Develop or Commercialise Licensed Antibody Product.

(b)
No Conflict. It will not enter into any agreement with a Third Party that is in conflict with this Licence Agreement, and will not take any action that would in any way prevent it from assuming its obligations or granting the rights granted to the other Party under this Licence Agreement or that would otherwise materially conflict with or adversely affect its obligations or its assumption of the rights granted to the other Party under this Licence Agreement.

(c)
[*]. It shall work [*] with the other Party with respect to [*], and it shall not during the term of this Licence Agreement grant any right, licence, consent or privilege to any Third Party(ies) in the Territory which would conflict with the rights granted to the other Party under this Licence Agreement.

9.2    Covenants of Amgen.

(a)
No Debarment. In the course of the Development of Licensed Antibody Products and during the Term, Amgen shall not knowingly use and shall not have knowingly used any employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of Amgen's knowledge (not having made enquiry), who is or has been the subject of debarment proceedings by a Regulatory Authority.

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(b)
Compliance. Amgen shall comply with all applicable statutes and regulations of Regulatory Authorities in carrying out its activities regarding the Research, Development, and Commercialisation of Licensed Antibody Products in the Field in the Territory.

(c)
Workmanship. Amgen shall commit the personnel, facilities and other resources reasonably necessary to conduct its obligations under this Licence Agreement, and shall conduct its Research and/or Development obligations using the same standard of skill and care which it applies to its other products, but in no event less than commonly accepted good professional standards of workmanship.

9.3    Disclaimers.

(a)
Nothing in this Licence Agreement shall be construed as a warranty or representation by either Party (i) that the Research, Development, Commercialisation, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in any Licensed Antibody Products under or in connection with this Licence Agreement are or will be free from infringement of, or that the activities conducted pursuant to this Licence Agreement will not infringe, Patents Rights, copyrights, Trademarks, industrial design or other intellectual property rights of any Third Party or (ii) that any Licensed Antibody Product Researched, Developed, Commercialised, made, have made, used, sold, have sold, offered to sell or resell, imported, exported, distributed or in which physical possession or title is transferred under this Licence Agreement is or will be effective, valuable, safe, non-toxic or patentable. EXCEPT AS EXPRESSLY SET FORTH IN THIS LICENCE AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF EFFICACY, SAFETY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)	Notwithstanding Articles 9.3(a) and 13.9, nothing in this Licence Agreement limits or excludes any Party's liability for fraud or for death or personal injury caused by that Party's own negligence.

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ARTICLE 10
INDEMNIFICATION

10.1
Indemnification by Celltech. Celltech hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Amgen and its Affiliates, agents, directors, officers and employees (the “Amgen Indemnitees”) from and against any and all Third Party claims, suits, actions or demands and all out-of-pocket liabilities, costs, settlements, damages, expenses and/or losses paid to any Third Party bringing any such Third Party claim, as well as reasonable legal expenses and attorney and expert fees incurred in defending and/or compromising the same (“Amgen Loss(es)”) arising out of any of (a) any material breach or material default by Celltech of its material covenants and material obligations under this Licence Agreement; and (b) Celltech's negligence or intentional misconduct in carrying out its activities set forth in this Licence Agreement. Amgen shall provide Celltech with prompt written notice of any claim (with a description of the claim and the nature and amount, if determinable, of any such Amgen Loss) giving rise to the indemnification obligation pursuant to this Article 10.1 and the exclusive ability to defend such Third Party claim; provided however, that Celltech shall be relieved of its obligations only to the extent the failure to be provided prompt written notice shall have been prejudicial to its ability to defend such action. Amgen shall co-operate as reasonably requested in the defence of the claim; provided however, that Amgen shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Celltech would be inappropriate due to actual or potential differing interests between the Parties. Amgen shall not settle any claim for Amgen Losses for which any Amgen Indemnitee is seeking to be Indemnified by Celltech, without Celltech's prior written consent. Celltech's obligation to Indemnify the Amgen Indemnitees pursuant to this Article 10.1 shall not apply to the extent any Amgen Losses (i) arise from the negligence or intentional misconduct of any Amgen Indemnitee; (ii) arise from any material breach by Amgen of this Licence Agreement; or (iii) for which Amgen is obligated to Indemnify the Celltech Indemnitees pursuant to Article 10.2 of this Licence Agreement.

10.2
Indemnification by Amgen. Amgen hereby agrees to Indemnify Celltech and its Affiliates, agents, directors, officers and employees (the “Celltech Indemnitees”) from and against any and all Third Party claims, suits, actions or demands and all out-of-pocket liabilities, damages, costs, settlements, expenses and/or losses paid to any Third Party bringing any such Third Party claim, as well as reasonable legal expenses and attorney and expert fees incurred in defending and/or compromising the same (“Celltech Loss(es)”) arising out of any of (a) any material breach or material default by Amgen of its material covenants and material obligations under this Licence Agreement; (b) Amgen's

27

negligence or intentional misconduct in carrying out its activities set forth in this Licence Agreement; and (c) the exercise of any rights by Amgen, its Affiliates, Sublicensees or any of their agents or distributors pursuant to this Licence Agreement (including any product liability claim). Celltech shall provide Amgen with prompt written notice of any claim (with a description of the claim and the nature and amount, if determinable, of any such Celltech Loss) giving rise to the indemnification obligation pursuant to this Article 10.2 and the exclusive ability to defend such Third Party claim; provided however, that Amgen shall be relieved of its obligations only to the extent the failure to be provided prompt written notice shall have been prejudicial to its ability to defend such action. Celltech shall co-operate as reasonably requested in the defence of the claim; provided however, that Celltech shall have the right to retain its own counsel, at its own expense, if representation of the counsel of Amgen would be inappropriate due to actual or potential differing interests between the Parties. Celltech shall not settle any claim for Celltech Losses for which any Celltech Indemnitee is seeking to be Indemnified by Amgen, without Amgen's prior written consent. Amgen's obligation to Indemnify the Celltech Indemnitees pursuant to this Article 10.2 shall not apply to the extent any Celltech Losses (i) arise from the negligence or intentional misconduct of any Celltech Indemnitee; (ii) arise from any material breach by Celltech of this Licence Agreement; or (iii) for which Celltech is obligated to Indemnify the Amgen Indemnitees pursuant to Article 10.1 of this Licence Agreement.

10.3
Insurance. Amgen shall maintain (through a captive insurer or Third Party insurer) appropriate product liability insurance with respect to Licensed Antibody Products and appropriate comprehensive general liability insurance to cover its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Amgen shall use reasonable endeavours to ensure that any insurance policy required by, and procured under, this Article 10.3 shall name Celltech as an additional insured. Such insurance shall not be construed to create a limit of the insuring Party's liability with respect to its indemnification obligations under this Article 10. Amgen shall furnish Celltech with a certificate(s) or other evidence from an insurance carrier showing all such insurance. Amgen shall diligently pursue recovery of insurance proceeds when a claim arises. The Parties acknowledge that it is the normal business practice of prudent companies similarly situated to have a reasonable level of uninsured loss.

10.4
Pre-Effective Date Losses. In accordance with Article 14.10 of the Collaboration Agreement, each Party shall retain its obligations for any liabilities, damages, expenses and/or losses accrued under the Collaboration Agreement prior to the Effective Date of Termination of the Collaboration Agreement (“Pre-Effective Date Losses”), and this Licence Agreement shall not release, waive, alter or otherwise modify the Parties' respective obligations thereunder. Other than with respect to

28

its obligation for any Pre-Effective Date Losses under and prior to the termination of the Collaboration Agreement, neither Party shall assume or be liable for (pursuant to this Licence Agreement) any liabilities, damages, expenses and/or losses resulting from or arising in connection with activities of the other Party which occurred on or prior to the Licence Agreement Effective Date.

10.5
Limitation of Liability. Without prejudice to either Party's obligations, as specified in this Licence Agreement, a Party shall have no liability with respect to (a) the results obtained in the Research, Development and Commercialisation of Licensed Antibody Product or (b) the results obtained in the prosecution, enforcement or defence of any intellectual property in accordance with Article 5.

ARTICLE 11
TERM AND TERMINATION

11.1
Term. This Licence Agreement shall become effective on the Licence Agreement Effective Date and shall remain in full force and effect, unless earlier terminated pursuant to this Article 11, on a country-by-country basis until there is no remaining payment obligation in any country. Upon the fulfilment of Amgen's obligation to pay Royalties under this Licence Agreement for a given Licensed Antibody Product in a country, Amgen's licence under the [*]Know-How, [*]Know-How and [*] Know-How to make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to such given Licensed Antibody Product in such country shall become fully paid and compensation free, provided that Amgen shall continue to be responsible for any Third Party Payments in accordance with Article 4.4 of this Licence Agreement.

11.2	Termination for Convenience.

(a)
Amgen may terminate this Licence Agreement in its entirety at any time by providing [*] prior written notice of termination to Celltech. Termination shall be effective upon expiry of the [*] notice period.

(b)
Celltech may terminate this Licence Agreement by providing [*] prior written notice of termination to Amgen if Amgen indicates in a document it provides in accordance with Article 3.4(d) of the Collaboration Agreement that any of the written representations and warranties of Amgen set out in Articles 16.1 and 16.2 of the Collaboration Agreement are not true and correct as of the date of such document (as if referring to this Licence Agreement and not the Collaboration Agreement) and that this has a material and adverse effect on Celltech in relation

29

to this Licence Agreement. Termination shall be effective upon expiry of the [*] notice period.

(c)
If Amgen fails to provide a document in accordance with Article 3.4(d) of the Collaboration Agreement in a timely manner as required by that Article 3.4(d), Celltech may (within [*] of the date on which Amgen was due to provide such document) request in writing that Amgen provide such document. If Amgen fails to provide such document within [*] of receipt of such request, Celltech may terminate this Licence Agreement by providing Amgen with written notice thereof within [*] after expiry of such [*] period. Termination shall be effective upon receipt of such notice by Amgen.

(d)
Should Amgen provide a notice pursuant to Article 3.1.2 of this Licence Agreement Amgen shall be deemed to have served a termination notice pursuant to this Article 11.2(d). Termination shall be effective on Celltech's receipt of such notice.

11.3    Termination for Default.

(a)
In the event any material representation or warranty made under the Collaboration Agreement by either Party shall have been untrue in any material respect and this has had a material and adverse effect on the other Party in relation to this Licence Agreement (“Representation Default”) or upon any material breach or material default of a material obligation of this Licence Agreement by a Party (“Performance Default”), the Party not in default (“Non-Defaulting Party”) must first give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and must request the Defaulting Party cure such Representation Default or Performance Default within [*], or if such Default cannot be cured, take such action as will substantially mitigate the material adverse effect of such Default on the other Party. During any such [*] period after receipt or delivery of a Notice of Default under this Article 11.3(a) for which termination of this Licence Agreement is a remedy, all of each Party's respective rights and obligations under this Licence Agreement (to the extent applicable) shall remain in force and effect. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the Parties shall use good faith efforts to resolve the dispute.

(b)	In the event of a Representation Default or a Performance Default by Celltech that shall not have been cured or mitigated within the [*] period, as set forth in Article 11.3(a) above, Amgen,

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at its option, may immediately terminate this License Agreement upon prior written notice to Celltech. Termination shall be effective upon the receipt of such notice by Celltech.

(c)
In the event of a Representation Default or a Performance Default by Amgen that shall not have been cured or mitigated within the [*] period, all as set forth in Article 11.3(a) above, Celltech, at its option, may immediately terminate this Licence Agreement upon prior written notice to Amgen. Termination shall be effective upon the receipt of such notice by Amgen.

11.4    Bankruptcy.

(a)
All rights and licences granted under or pursuant to this Licence Agreement by Celltech are, and shall otherwise be deemed to be licences of rights to “intellectual property”. The Parties agree that Amgen shall retain and may fully exercise all of its rights and elections under bankruptcy legislation in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Celltech, Amgen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property which at that date is known to be necessary or useful to a Licensed Antibody Product (then the subject of Research, Development or Commercialisation) and all embodiments of such intellectual property; and same, if not already in Amgen's possession, shall be promptly delivered to Amgen (i) upon any such commencement of a bankruptcy proceeding, upon Amgen's written request therefor (which request must identify the specific intellectual property), unless Celltech (or a trustee on behalf of Celltech) elects within [*] to continue to perform all of its obligations under this Licence Agreement or (ii) if not delivered under (i) above, upon the rejection of this Licence Agreement by or on behalf of Celltech, upon written request therefor by Amgen.

(b)
Without prejudice to Article 11.4(a), this Licence Agreement may be terminated by Celltech upon written notice to Amgen in the event that (i) Amgen shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (other than for the purposes of a solvent amalgamation or reconstruction) whether now or hereafter in effect; or (ii) if there shall have been filed against Amgen any such bona fide petition or application, or any such proceeding shall have been commenced against it in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more;

31

or (iii) if Amgen by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, and shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more. Termination shall be effective upon the date specified in such notice. Notwithstanding the foregoing, this Licence Agreement shall not be terminated pursuant to this Article 11.4(b) if, prior to the effective date of termination stated in the written notice from Celltech, Amgen demonstrates to Celltech that it is not insolvent.

11.5	Additional Termination Right of Celltech.
If in any suit or proceeding where Celltech or any of its Affiliates is a named party Amgen or any of its Affiliates asserts, or Amgen or any of its Affiliates provides Confidential Information, financial assistance or technical assistance in collusion with a Third Party to assist such Third Party in asserting that any claim within the [*] Patent Rights or any [*] Patent Rights is invalid, Celltech, at its option, may, within [*] of such assertion, terminate this Agreement in its entirety upon [*] prior written notice to Amgen (with termination being effective upon expiry of the [*] notice period); provided however, that nothing contained herein shall prohibit Amgen or any of its Affiliates from asserting the invalidity of any claim within the [*] Patent Rights or any [*] Patent Rights, where such assertion is raised as a defence against an assertion of such [*] Patent Rights or [*] Patent Rights in such suit or proceeding brought against Amgen or any of its Affiliates or any of its licensees (provided such suit or proceeding relates to the licensed subject matter) or its intellectual property rights. If the inclusion of this Article 11.5 would make invalid or unenforceable any other provision of this Agreement, or any of the Patent Rights licensed pursuant to this Agreement, this Article 11.5 shall be automatically and without notice severed from this Agreement and the remaining provisions of this Agreement shall remain in force.

11.6	Termination Date. The effective date of termination of this Agreement, as set forth in each instance in Articles 11.2 through 11.5, is hereby referred to as the “Termination Date”.

11.7
Effects of Termination. In addition to any other remedies which may be available at law or equity upon termination of this Licence Agreement, the rights and obligations of the Parties shall be as set forth in this Article 11.7.

(a)	Upon termination of this License Agreement, howsoever caused, the following rights and obligations shall apply:

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(i)
The following provisions shall remain in full force and effect after the expiration or termination of this Licence Agreement if Amgen is obliged to transfer to Celltech the Research, Development and Commercialisation responsibilities in accordance with Article 11.7(b) below: Article 1, Articles 4 and 6 (in case of any payments relating to the period prior to the Termination Date), Article 5.1, Article 8 (in relation to the other Party's Confidential Information only), Article 9.3, Article 10, this Article 11.7, Article 11.9 and Article 13, and all ancillary provisions necessary for the implementation of this Article 11.7.

(ii)
The following provisions shall remain in full force and effect after the expiration or termination of this Licence Agreement if Amgen is not obliged to transfer to Celltech the Research, Development and Commercialisation responsibilities in accordance with Article 11.7(b) below: Article 1, Articles 4 and 6 (in the case of any payments relating to the period prior to the Termination Date), Article 5.1, Article 8 (in relation to the other Party's Confidential Information only), Article 9.3, Article 10, this Article 11.7, Article 11.9, and Article 13, and all ancillary provisions necessary for the implementation of this Article 11.7.

(iii)	All other rights and obligations under this Licence Agreement shall terminate.

(iv)
By the [*] of the Termination Date, each Party (unless Amgen is obliged to transfer to Celltech the Research, Development and Commercialisation responsibilities in accordance with Article 11.7(b) below, in which case only Amgen) shall destroy, or at the other Party's request return, all of the other Party's Confidential Information (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Licence Agreement) and Materials. In each instance where a Party is required to destroy or return the other Party's Confidential Information under this Article 11.7(a)(iv), such Party shall provide the other Party with certification by an officer of such Party that all such Confidential Information and Materials have been destroyed or returned to the other Party, as appropriate.

(b)
Subject to Article 11.8 below, where Amgen has terminated this Agreement pursuant to Article 11.2(a) or Article 11.2(d), or where Celltech has terminated this Agreement pursuant to Article 11.2 (b) or Article 11.2(c), Article 11.3, Article 11.4 or Article 11.5, the Parties shall promptly meet to devise a transition plan which provides for an orderly and cost-effective transition of,

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and which sets forth the responsibilities and a timetable for transferring to Celltech the Research, Development and Commercialisation responsibilities (“Transition Plan”). Where the Parties cannot agree the timetable Celltech shall determine the same. Such transition shall be completed as soon as practicable and, in any event, shall be no later than the [*] of the Termination Date. Such Transition Plan shall provide for transferring to Celltech the Research, Development and Commercialisation responsibilities as expeditiously as possible in accordance with this Article 11 while maintaining a supply of Licensed Antibody Products to meet the Development and/or Commercialisation requirements (as appropriate), and minimizing interruption of Research, Development and/or Commercialisation of the Licensed Antibody Products, including the following:

(i)
Until the [*] of the Termination Date Amgen shall make its personnel and other resources reasonably available to Celltech, as necessary, and shall by the [*] of the Termination Date transfer copies of all relevant information, files or data containing Information and transfer all Materials to Celltech.

(ii)
By the [*] of the Termination Date, Amgen shall transfer to Celltech all Regulatory Filings and Regulatory Approvals then in its name for all Licensed Antibody Products and shall notify the appropriate Regulatory Authorities and take any other action reasonably necessary to effect such transfer.

(iii)
By the [*] of the Termination Date, Amgen shall assign its rights or grant sufficient sublicence rights to Celltech under Amgen's right, title and interest in the Product Trademarks (but otherwise not any of Amgen's Trademarks). Celltech shall also have the right, for a reasonable period not to exceed [*] from the Termination Date, to use Amgen's Trademarks solely in the selling of any existing inventory of Licensed Antibody Products (and to use Promotional Materials it then has on hand), with no obligation of accounting to Amgen.

(iv)
By the [*] of the Termination Date, Amgen shall, at the request of Celltech, assign its rights or grant sufficient sublicence rights to Celltech, under all of Amgen's rights (but only to the extent permitted by its terms and subject to the obligations) under any [*] to the extent the same relates to Researching, Developing, Commercialising, making, having made, using, selling, having sold, offering to sell or resell, importing, exporting, distributing or otherwise transferring physical possession of or otherwise transferring title in or to Licensed Antibody Products and shall not (until receiving notice of whether

34

or not Celltech desires such an assignment or sublicence) terminate or amend any such [*].

(v)
Amgen shall be responsible for supplying to Celltech the amounts of Licensed Antibody Product that it was supplying at the time of such termination for a reasonable period of time not to exceed [*] from the Termination Date, to allow Celltech to obtain an alternate source of supply, if necessary. Amgen shall also assign its rights or grant sufficient sublicence rights (but only to the extent permitted by its terms and only to the extent the same relates to Licensed Antibody Product) under all Third Party manufacturing agreements relating to Licensed Antibody Product to Celltech, if requested to do so by Celltech. Amgen shall no longer be responsible for supplying Licensed Antibody Product from the date of such assignment or sublicence or the rejection of a written offer of such assignment (such rejection to be deemed to be given if not accepted within [*] of receipt by Celltech of such written offer from Amgen) in writing by Celltech. In the event Amgen is obligated to continue to supply Licensed Antibody Products to the extent covered by such agreements, Celltech shall use Commercially Reasonable Efforts to identify one or more viable Third Party manufacturers in order to transfer manufacturing operations as soon as commercially reasonable.

(vi)
By the [*] of the Termination Date, Amgen shall itself transfer any Information Controlled by it and, to the extent it is using a Third Party manufacturer(s), shall either use Commercially Reasonable Efforts to enforce or assign to Celltech the right to enforce the terms and conditions of each Third Party supply agreement entered into by it including (but only to the extent permitted by each such supply agreement with the Third Party) the provision to Celltech of any Information and assistance reasonably required by Celltech from such Third Party pertaining to the manufacture and analysis of Licensed Antibody Product, with the objective of Celltech being enabled to implement the [*] of [*], including Information contained in the [*] of any applicable Regulatory Filings and the results of any stability studies performed by or on behalf of Celltech.

(vii)
Amgen shall continue to use Commercially Reasonably Efforts to promote, detail and otherwise Commercialise the Licensed Antibody Product and shall, if required to do so, complete [*], as modified by the Transition Plan, to enable Celltech to assume the

35

Commercialisation responsibilities previously carried out by Amgen with a minimum of disruption.

(viii)
By the [*] of the Termination Date, Amgen shall (1) assign its rights or grant sufficient sublicense rights under all other Third Party agreements (but only to the extent permitted by their terms and subject to the obligations) to the extent the same relate to the Licensed Antibody Products and as requested to do so by Celltech; and (2) shall provide reasonable assistance to Celltech in assuming management of such agreements.

(ix)
Amgen shall grant to Celltech a [*] licence under any [*] Technology ([*]) to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to Licensed Antibody Products.

Such [*] licence shall be [*] (but with Amgen as licensor and Celltech as licensee) provided that such licence shall not [*]:

(1)	[*];

(2)	[*]:

A.	[*]; and

B.	[*]; and

C.	[*].

[*].

(c)
Each Party shall assist in the transition as set forth in the Transition Plan in a timely, reasonable and businesslike manner. After completion of the responsibilities set forth in the Transition Plan, the Parties shall have no further obligation to assist in such transition.

(d)
During any period after receipt or delivery of a notice of termination to the Termination Date, the Parties' respective rights and obligations under this Agreement shall (to the extent applicable) remain in full force and effect.

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(e)
If this Licence Agreement is terminated by [*] pursuant to Article 11.4, [*]. If this Licence Agreement is terminated by [*] pursuant to Articles 11.2(b), 11.2(c), 11.3 or 11.5, [*]. Where this Licence Agreement is terminated pursuant to Article 11.2(a) or 11.2(d), the Parties' reasonable out-of-pocket costs in implementing the transition provisions Article 11.7(b) shall be [*] (subject to each Party providing the other Party with reasonable supporting evidence of such costs).

11.8
No Transition.     Articles 11.7(b), (c) and (e) shall not apply where this Licence Agreement has come into force as a result of termination of the Collaboration Agreement by Amgen pursuant to Article 14.4(b) (Default of Celltech) or Article 14.5(b) (Bankruptcy of Celltech) or by Celltech pursuant to Article 14.2.2(b) (No Parking) of the Collaboration Agreement.

11.9
Accrued Rights. Termination, relinquishment or expiration of any licences under this Licence Agreement or of this Licence Agreement for any reason in accordance with this Article 11 shall be without prejudice to any rights which shall have accrued to the benefit of either Party or any liability incurred by either Party prior to such termination, relinquishment or expiration.

ARTICLE 12
DISPUTE RESOLUTION

12.1
Disputes. The Parties recognise that disputes as to certain matters may from time to time arise during the term of this Licence Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising from, concerning or in any way relating to this Licence Agreement in an expedient manner by mutual co-operation and without resort to litigation. In the event of a dispute, it shall be referred to the [*] of Celltech and the [*] of Amgen, or their respective officer designees (all such individuals being referred to herein as the “[*]”), as soon as practicable but in any event no later than [*] after a written request from either Party to the other Party for such a referral. If delegated by the [*] to other [*] and such other [*] are unable to resolve the matter within said [*], it shall be referred back to the [*] as soon as practicable but in any event no later than [*] after a written request from either Party to the other Party for such referral. Each [*] shall have the right to engage the services of any number of independent experts in the field in question (such independent expert(s) to be engaged under obligations of confidentiality and the expense of the Party so engaging such expert(s)) to assist the [*] in making a determination on the unresolved matter, and each [*] shall consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a

37

determination. In the event that following discussions between the [*], the [*] are unable to resolve such dispute within such [*] of the matter being referred to them, then either Party may at any time thereafter pursue any legal or equitable remedy available to it. Notwithstanding the above, either Party shall be entitled at all times and without delay to seek equitable relief.
ARTICLE 13
GENERAL

13.1
Amendments. This Licence Agreement may not be modified or supplemented by any purchase order, change order, acknowledgement, order acceptance, standard terms of sale, invoice or the like. Any amendment or modification to this Licence Agreement shall be made in a writing expressly stated for such purpose and signed by an authorised officer of each Party.

13.2
Notices. Any consent or notice required or permitted to be given or made under this Licence Agreement by one of the Parties to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), by a next business day delivery service of a nationally recognised overnight courier service or by courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Article 13.2 and shall be effective upon receipt by the addressee.

If to Celltech:	Celltech R&D Limited
208 Bath Road
Slough SL1 3WE
Berkshire, England
Attention: Company Secretary
Facsimile: (XXX) (XX) XXXX XXXXXX

If to Amgen:    Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799 U.S.A.
Attention: Vice President, Licensing
Marked to be copied to: Corporate Secretary
Facsimile: (XXX) (XXX) XXX-XXXX

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13.3
Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Licence Agreement for failure or delay in fulfilling or performing any term of this Licence Agreement to the extent such failure or delay is caused by or results from Force Majeure; provided however, that the Party so affected shall use Commercially Reasonable Efforts to avoid, remove or mitigate such causes of non-performance and shall continue performance with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of Force Majeure. Such excuse shall be continued so long as the condition constituting Force Majeure continues. The Parties shall mutually seek in good faith a resolution of the delay or failure to perform.

13.4
Use of Names, Logos or Symbols. Subject to Article 2.2, Article 8.6 and Article 11.7(b)(iii), no Party hereto shall use and no rights are granted to the Trademarks (including the names “[*]” and “[*]”), physical likeness, employee names or owner symbol of the other Party for any purpose (including private or public securities placements) without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed so long as use of such name is limited to objective statement of fact rather than for endorsement purposes. Neither Party shall use any Trademark or domain name in connection with the subject matter of this Licence Agreement which either substantially resembles or is confusingly similar to, misleading or deceptive with respect to, or which dilutes any of the other Party's Trademarks or domain names, other than its own Product Trademark or domain names actually used in connection with a Licensed Antibody Product.

13.5	No Strict Construction. This Licence Agreement has been prepared Jointly and shall not be strictly construed against either Party.

13.6	Assignment.

(a)
This Licence Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Party, not to be unnecessarily withheld or delayed; provided however, that either Celltech or Amgen may, without such consent, assign its rights and obligations under this Licence Agreement (i) to any Affiliate, provided such interest shall be retransferred to the relevant Party if such entity ceases to be an Affiliate of such Party, and provided further that the assigning Party shall remain responsible for the acts and omissions in the performance of this Licence Agreement, by its Affiliate or (ii) in connection with a merger, consolidation or sale of substantially all of the business to which this Licence Agreement relates to an unrelated Third Party of [*].

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(b)
Except as aforesaid, any permitted assignee shall assume all rights and obligations of its assignor under this Licence Agreement; accordingly, all references to the assigning Party shall be deemed references to the assignee to whom the Licence Agreement is so assigned. The assigning Party shall forward to the other Party a copy of those portions of each such fully executed assignment agreement which relate to the assumption of the rights and responsibilities of the assigning Party, within [*] of the execution of such assignment agreements.

(c)	Any assignment or attempted assignment by either Party in violation of the terms of this Article 13.6 shall be null and void and of no legal effect.

13.7
Severability. If any provision hereof should be held invalid, illegal or unenforceable from which no appeal can be or is taken, in any respect in any jurisdiction, the invalidity, illegality or unenforceability of one or several provisions of this Licence Agreement shall not affect the validity of this Licence Agreement as a whole. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the objectives contemplated by the Parties as evidenced by the terms and conditions of this Licence Agreement when entering into such invalid or unenforceable one.

13.8	Interpretation and Schedules.

(a)	The captions or headings of the Articles or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

(b)
Unless otherwise specified, (i) references in this Licence Agreement to any Article, or Schedule shall mean references to such Article or Schedule of this Licence Agreement; and (ii) references to any agreement, instrument or other document in this Licence Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

(c)
Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and

40

instruments incorporated therein. References to a person are also to its permitted successors and assigns.

(d)
All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Licence Agreement as if set forth in full herein. Any capitalised terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Licence Agreement.

(e)	Whenever the words “include”, “includes” or “including” are used in this Licence Agreement, they shall be deemed to be followed by the words “without limitation”.

13.9
No Consequential Damages. NEITHER PARTY HERETO WILL BE LIABLE (WHETHER UNDER AN INDEMNITY OR OTHERWISE) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS LICENCE AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS, ANTICIPATED PROFITS, LOST GOODWILL, LOST REVENUE, LOST PRODUCTION, LOST CONTRACTS AND LOST OPPORTUNITY, ARISING FROM OR RELATING TO ANY BREACH OF THIS LICENCE AGREEMENT, WHETHER DENOMINATED IN OR ARISING IN CONTRACT, TORT OR OTHERWISE REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS ARTICLE 13.9 IS INTENDED TO LIMIT OR RESTRICT ANY PAYMENT OBLIGATION EXPLICITLY SET FORTH UNDER THIS LICENCE AGREEMENT.

13.10	Governing Law; Jurisdiction.

(a)
This Licence Agreement shall be governed and interpreted in all respects under the substantive laws of the State of New York, United States, as applied to agreements executed and performed entirely in the State of New York by residents of the State of New York, without regard to conflicts of law rules and without regard to the United Nations Convention on International Contracts for the Sales of Goods.

(b)
Each Party consents to the exclusive jurisdiction of the federal or state courts in the State of New York for any suit, action or other proceeding arising out of or relating to this Licence Agreement whether denominated or arising in contract, tort or otherwise, and further agrees that any process, notice of motion or other application to either such court or judge thereof may be served outside of New York City, New York by personal service, provided that a

41

reasonable time for appearance is allowed. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Licence Agreement whether denominated or arising in contract, tort or otherwise, in the federal or state courts in the State of New York. Each Party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in inconvenient forum. As between the Parties, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Rights claiming the use or sale of any Antibody Product or of any Trademark rights relating to an Antibody Product shall be submitted to a court of competent jurisdiction in the Territory in which such Patent Rights or Trademark rights were granted or arose, which in the case of any United States Patent Rights or Trademark rights shall be a court of competent jurisdiction in the State of New York.

(c)
Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Licence Agreement.

13.11    General Provisions.

(a)
The covenants and agreements set forth in this Licence Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and a person who is not a Party to this Licence Agreement may not enforce any of its terms.

(b)
A waiver (whether express or implied) by one of the Parties of any of the provisions of this Licence Agreement or of any breach of or default by the other Party in performing any of those provisions must be in writing executed by a responsible officer of the Party providing the waiver and expressly waiving such provisions or breach or default by reference to this Licence Agreement, and any waiver shall not constitute a continuing waiver, and that waiver shall not prevent the waiving Party from subsequently enforcing any of the provisions of this Licence Agreement not waived or from acting on any subsequent breach of or default by the other Party under any of the provisions of this Licence Agreement.

(c)	Each Party undertakes to execute all documents which may be reasonably necessary to give full effect to this Licence Agreement.

42

(d)	Each Party shall pay its costs and expenses incurred by it in connection with negotiation and execution of this Licence Agreement.

(e)
It is expressly agreed that for tax, legal or all other purposes (i) this Licence Agreement or any portion of this Licence Agreement shall not be considered to be a partnership agreement, and (ii) the relationship between the two Parties shall not constitute an employee-employer, partnership, Joint venture, agency or similar business relationship between the Parties. Neither Celltech nor Amgen shall have the authority to make any statements, representations, warranty, guarantee or commitments (express or implied) of any kind or to take any action which shall bind the other Party to a Third Party, without the prior consent of the other Party to do so. Each Party shall use its own discretion, shall have complete and authoritative control over its employees and the methods and means by which it performs its activities under this Licence Agreement (including the management of permitted subcontractors).

(f)	This Licence Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.12
Whole Agreement. This Licence Agreement and the Schedules referred to in this Licence Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous understandings, arrangements and agreements with respect to the subject matter hereof, whether written or oral. Each Party acknowledges that in entering into this Licence Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those expressly set out in this Licence Agreement, together with its Schedules) made by or on behalf of any other Party. Each Party waives all rights and remedies which, but for this Article 13.12, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance. As of the Licence Agreement Effective Date, with respect to the subject matter licensed hereunder the terms and conditions of this Licence Agreement shall apply and the terms and conditions of the Collaboration Agreement (other than with respect to accrued or surviving obligations under the Collaboration Agreement) are hereby superseded.

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SCHEDULE ONE
Defined Terms
“Affiliate” means any corporation, company, partnership, Joint venture and/or firm which controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organised under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.
“[*] Know-How” means, other than [*] Know-How and [*]Know-How, all Information and Materials which are [*] for the [*] of Licensed Antibody Products to the extent the same are [*] as existing on the Licence Agreement Effective Date or during its Term.
“[*] Patent Rights” means, other than [*] Patent Rights and [*] Patent Rights, (i) all Patent Rights to the extent the same are [*] and which claim [*] Know-How and (ii) all Patent Rights [*] to the extent the same are [*]; and in each case which would be infringed by [*] Licensed Antibody Products.
“[*] Know-How” means all Information and Materials characterised, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to [*] in the course of the [*] of Antibody Products [*] and, in each case, [*] of [*].
“[*] Patent Rights” means those Patent Rights of [*] which specifically disclose and claim [*] Know-How.
“[*] Technology” means, collectively, [*] Know-How, [*] Know-How, [*] Patent Rights, [*] Patent Rights, and [*]'s interest in [*] Know-How and [*]'s interest in [*] Patent Rights.
“Antibody” means a polyclonal or monoclonal antibody, whether multiple or single chain, recombinant or naturally-occurring or a combination of the foregoing, whole or fragment, monospecific or

44

multi-specific, and any analogs, constructs, conjugates, fusions or chemical or other modifications and/or attachments thereof.
“Antibody Raw Material” means the bulk Licensed Antibody Product (including, if appropriate, [*] suitable for use in the manufacture of Licensed Antibody Product in Finished Form.
“BEER” means any protein or a portion thereof comprising the polypeptide sequence of [*] and any polypeptide sequence having [*] ([*]%) [*] and any [*].
“Business Day” means a day on which banking institutions in both New York, New York, USA, and London, England are open for business.
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on either March 31, June 30, September 30, or December 31 for so long as this Licence Agreement is in effect.
“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
“[*] Patent Rights” means the patent applications and patents set forth in Part A of Schedule Two and all Patent Rights that issue from or claim priority from those Patent Rights and foreign counterparts thereof.
“[*] Patent Rights” means the Patent Rights set forth in Part B of Schedule Two (and all Patent Rights that issue from or claim priority from those Patent Rights and foreign counterparts thereof); provided that if Amgen has exercised rights under Section 3.2.1(e) of the Collaboration Agreement, unless otherwise agreed in writing the [*] Patent Rights shall be excluded from this Licence Agreement. For the avoidance of doubt, [*] Patent Rights shall not include [*] Patent Rights.
“[*] Know-How” means, other than [*] Know-How and [*] Know-How, all Information and Materials relating to Antibodies, which are [*] for the [*] of Licensed Antibody Products to the extent the same are [*] as in each case [*]; provided that if Amgen has exercised rights under Section 3.2.1(e) of the Collaboration Agreement, unless otherwise agreed in writing the [*] Know-How shall not include any Information or Materials [*] any invention claimed by any of the [*] Patent Rights.
“[*] Patent Rights” means, other than [*] Patent Rights, [*] Patent Rights and [*] Patent Rights, (i) all Patent Rights to the extent the same are [*] and which claim [*] Know-How and (ii) all Patent Rights of a [*] to the extent the same are [*]; and in each case which if not licensed herein would be infringed by [*]

45

Antibody Products. [*] Patent Rights include [*] Patent Rights; provided that if Amgen has exercised rights under Section 3.2.1(e) of the Collaboration Agreement, unless otherwise agreed in writing, the [*] Patent Rights shall be excluded from this Licence Agreement.
“[*] Know-How” means all Information and Materials characterised, conceived, developed, derived, discovered, generated or identified solely by employees of or consultants to [*] in the course of the [*] of Antibody Products [*] and, in each case, [*] of [*].
“[*] Patent Rights” means those Patent Rights of [*] which specifically disclose and claim [*] Know-How.
“[*] Technology” means, collectively, [*]Know-How, [*] Know-How, [*] Patent Rights, [*] Patent Rights, [*] Patent Rights, and [*] Know-How and [*] Patent Rights.
“[*] Trademarks” means the Trademarks including house marks and house dress [*] from time to time [*] and used on or in connection with Licensed Antibody Products, but excluding the [*] Trademarks.
“Collaboration Agreement” means that certain Collaboration and Licence Agreement by and between the Parties, dated May ____, 2002.
“Commercialisation” or “Commercialise” means any and all activities (whether before or after Regulatory Approval) directed to the marketing, detailing and promotion of a Licensed Antibody Product after Regulatory Approval for commercial sale has been obtained and shall include pre-launch and post-launch marketing, manufacturing for commercial sale, promoting, detailing, distributing, offering to sell and selling a Licensed Antibody Product, importing a Licensed Antibody Product for sale, conducting marketing clinical studies (but not Development clinical studies) and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “Commercialising” means to engage in Commercialisation and “Commercialised” shall have a corresponding meaning.
“Commercially Reasonable Efforts” means efforts and resources commonly associated with good business practice and standards in the research-based pharmaceutical industry to research, develop or commercialise (as appropriate) a product of similar market potential at a similar stage in its product life, taking into account efficacy, the competitiveness of alternative products and product candidates in the marketplace (excluding other products owned or controlled or marketed by a Party or any of its Affiliates), the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors of patent rights, alternative Third Party products and product candidates and other relevant factors.

46

Commercially Reasonable Efforts where appropriate shall be determined on a market-by-market basis for a particular product, and the level of effort may change over time, reflecting changes in the status of the product and the market involved.
“Competitive Product” means any [*] product, other than a Licensed Antibody Product, that contains [*] in either bulk or final finished form.
“Confidential Information” means all Information disclosed in good faith for the purposes of this Licence Agreement which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such Information is disclosed by the disclosing Party to the other Party. Notwithstanding anything in the foregoing to the contrary, Information which is disclosed in good faith for the purposes of this Licence Agreement, whether orally, electronically, visually or in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the Information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made or (b) if such Information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties. The terms of this Licence Agreement shall be considered Confidential Information of each Party.
“Control” or “Controlled” or “Controlling” means with respect to any (a) Material or Information or (b) intellectual property right, in each case the possession (whether by ownership, licence or other right, other than pursuant to this Licence Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a licence (or sublicence) as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing on the Licence Agreement Effective Date or during the Term of this Licence Agreement and existing as of the date such Party obtains such ownership, licence or other right in such Material, Information or intellectual property.
“Development” or “Develop” means all clinical and other activities undertaken to obtain Regulatory Approval of a Licensed Antibody Product after the filing of an IND for a Licensed Antibody Product and up to and including the obtaining of Regulatory Approval for commercial sale of such Licensed Antibody Product in the Field in the Territory. For the avoidance of doubt, these activities shall include clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, product

47

approval and registration, and regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” shall have a corresponding meaning.
“Dollar” means a United States dollar, and “$” shall be interpreted accordingly.
“Drug Approval Application” means an application for any Regulatory Approval required before commercial sale or use of a Licensed Antibody Product as a drug or to treat a particular indication in a regulatory jurisdiction, including: (a) (i) a Biologics Licence Application (BLA) pursuant to 21 C.F.R. 601.2 (or any successor application or procedure) submitted to the FDA and (ii) any counterpart of a U.S. BLA in any other country in the Territory; and (b) all supplements and amendments that may be filed with respect to the foregoing.
“Effective Date of Termination of the Collaboration Agreement” means the Termination Date of the Collaboration Agreement as set forth in Article 14.8 of the Collaboration Agreement.
“FAMC” means the Fully Absorbed Manufacturing Cost as defined in Schedule E of the Collaboration Agreement.
“FDA” means the United States Food and Drug Administration or a successor agency thereto.
“Field” means [*].
“First Commercial Sale” means in relation to any Licensed Antibody Product the first shipment of such Licensed Antibody Product sold on arm's-length terms to a non-sublicensee Third Party by Amgen, its Affiliates or its Sublicensees, in a country in the Territory after the first Regulatory Approval for Commercialisation has been achieved for such Licensed Antibody Product in such country in any indication. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not constitute a First Commercial Sale.
“Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by a Party of any of its obligations hereunder.
“GAAP” means United States generally accepted accounting principles.
“IND” means (a) (i) an Investigational New Drug Application (as defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder) that is required to be filed with the FDA before beginning clinical testing of a Licensed Antibody Product in human subjects, or any successor application or procedure and (ii) any counterpart of a U.S. Investigational New

48

Drug Application in any other country in the Territory; and (b) all supplements and amendments that may be filed with respect to the foregoing.
“Information” means tangible or intangible know-how, trade secrets, inventions (i.e., conceived or reduced to practice, constructively or actually), methods, knowledge, conclusions, skill, experience, test data and results (including but not limited to, chemical, biological, biochemical, pharmaceutical, pharmacological, toxicological and research, pre-clinical and clinical data, assay, control and manufacturing processes, test data and results), analytical and quality control methods and data, results or descriptions, software and algorithms or other information (whether or not patentable) regarding technology, techniques, practices, products, business information or objectives.
“[*] Know-How” means all Information or Materials that are conceived or developed [*] and, in each case, [*] of [*].
“[*] Patent Rights” means Patent Rights in any country within the Territory which claim [*] Know-How and which identify employees or contractors of [*] as inventors.
“Licensed Antibody Product(s)” means (i) any Antibody Product and Subsequent Products (as each is defined in the Collaboration Agreement) for which Celltech elected to opt out in accordance with Article 3.4 of the Collaboration Agreement, or (ii) where (i) does not apply, all Antibody or Antibodies in whatever form that [*], and any product incorporating any such Antibody or Antibodies.
“Materials” means biological and chemical materials including, Antibodies, Licensed Antibody Products, screens, animal models, cell lines, cells, vectors, nucleic acids, receptors and reagents.
“Net Sales” means with respect to any Licensed Antibody Product, all revenues recognised in accordance with GAAP, consistently applied as between the Parties, from sales of a Licensed Antibody Product by Amgen, its Affiliates and Sublicensees, to Third Parties (but not including sales relating to transactions between a Party, its Affiliates, and their respective Sublicensees), less the total of the following:

a)	Normal or customary trade, cash, prompt payment and/or quantity discounts actually allowed and taken;

b)	Returns, allowances, free goods, rebates, chargebacks, other allowances or payments to government agencies actually allowed and taken;

c)	Retroactive price reductions applicable to sales of such product actually allowed and taken;

49

d)	Credits or allowances (actively paid or allowed) for wastage replacement, whether cash or trade;

e)	Non-recoverable sales taxes, excise taxes, tariffs and duties (excluding taxes when assessed on income derived from sales); and

f)	[*] ([*]%) of the amount invoiced to cover bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges.
In the case of any sale of a Licensed Antibody Product between or among Amgen and its Affiliates or Sublicensees for resale, Net Sales shall be calculated as above only on the first arm's-length sale by any such Party, Affiliate or Sublicensee to a Third Party.
Upon any sale or other disposal of any Licensed Antibody Product for any consideration other than an exclusively monetary consideration on bona fide arm's-length terms then for the purposes of calculating the Net Sales under this Licence Agreement, such Licensed Antibody Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Licensed Antibody Product in the country in which such sale or other disposal occurred when such Licensed Antibody Product is sold alone and not with other products.
Where a Licensed Antibody Product is sold together with other pharmaceutical products for a single price (whether sold together in the same package, or merely price bundled), then for the purposes of calculating the Net Sales payable under this Licence Agreement such Licensed Antibody Product shall be deemed sold for an amount equal to the following:

(X divided by Y) multiplied by Z

where X is the average sales price during the applicable reporting period generally achieved for such Licensed Antibody Product in the country in which such sale or other disposal occurred when such Licensed Antibody Product is sold alone and not with other pharmaceutical products; Y is the sum of the average sales price during the applicable reporting period generally achieved in that country when sold alone by each product (including the Licensed Antibody Product) included in the bundle of pharmaceutical products that is sold for the single price; and Z equals the single price at which the bundle of pharmaceutical products represented in Y was actually sold. In the event one or more of the products in the bundled product are not sold separately, the Parties shall confer in good faith to determine a fair market price for the value of the Licensed Antibody Product(s) within the bundled product.
“Party” means Amgen or Celltech; “Parties” means Amgen and Celltech.

50

“Patent Rights” means all (a) existing issued, unexpired patents (with the term “patent” being deemed to encompass an inventor's certificate), including any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent and (b) existing patent applications and patent applications hereafter filed, including any continuations, continuations-in-part, divisionals, provisionals, converted provisional, continued prosecution application, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and all foreign counterparts of any of the foregoing.
“[*] Antibody” means an Antibody which is [*] of any [*] and claimed by any of the [*] Patent Rights.
“Phase II Study” means a clinical trial that is designed to establish the safety and preliminary efficacy of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and that satisfy the requirements of 21 CFR 312.21(b) (or its successor regulation), or its equivalent in any other jurisdiction.
“Pivotal Study” means a clinical trial that, if the defined end-points are met, is designed (and agreed to in advance by a Regulatory Authority(ies) having jurisdiction in the country(ies) in which the trial is to be conducted, based upon existing data in the same patient population as of the start of such clinical trial) to definitively establish that a Licensed Antibody Product drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the Licensed Antibody Product in the dosage range to be prescribed, and provide pivotal data supporting Regulatory Approval of such Licensed Antibody Product and that satisfies the requirements of 21 CFR 321.21(c) (or its successor regulation), or its equivalent in any other jurisdiction.
“Product Trademark” means any trademarks and trade names (and trademark applications (whether or not registered), and any renewals, extensions or modifications thereto in the Territory) together with all goodwill associated therewith, trade dress and packaging which (a) are Controlled by either Party and (b) are applied to a Licensed Antibody Product or any Promotional Materials and (c) distinguishes that Licensed Antibody Product; but excluding any house marks or house dress or any reserve trademarks and trade names (and trademark applications (and any resulting trademarks) which are Controlled by a Party and are filed with a trademark office for use with a Licensed Antibody Product but which shall not have been applied to a Licensed Antibody Product.

51

“Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video matter including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, product inserts, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any promotion or detailing of a Licensed Antibody Product.
“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, pre- and post-approvals, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity), licences, registrations, or authorisations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity necessary for the manufacture, distribution, use, storage, import, export, transport, promotion, marketing and sale of a Licensed Antibody Product in a country or jurisdiction.
“Regulatory Authority” means any governmental or regulatory authority involved in granting Regulatory Approvals of any Licensed Antibody Product including in the United States the FDA.
“Regulatory Filings” means, collectively, INDs, Drug Approval Applications, establishment licence applications (ELAs) and drug master files (DMFs) or any other similar filings (including any equivalents in other jurisdictions and further including any related correspondence and discussions) and applications for regulatory exclusivity, and all data contained therein, as may be required by the FDA or equivalent Regulatory Authorities in other jurisdictions, for the Development or Commercialisation of a Licensed Antibody Product.
“Research” means all research and pre-clinical activities including the filing of any IND for a Licensed Antibody Product. When used as a verb “Research” means to engage in Research, and “Researched” and “Researching” shall have a corresponding meaning.
“Royalty” or “Royalties” means those amounts payable as royalties by Amgen to Celltech pursuant to Article 4.2 of this Licence Agreement.
“Sublicensee” means a Third Party to whom Amgen shall have granted a licence or sublicense under Amgen's rights pursuant to Article 2.3 to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to a Licensed Antibody Product in one or more countries in the Territory. Solely for the purpose of any compensation payable to Celltech hereunder, “Sublicensee” shall include a Third Party to whom Amgen or another Sublicensee shall have granted the right to distribute one or more Licensed Antibody Product(s) but, notwithstanding the foregoing, shall not include (i) [*]; or (ii) [*].

52

“Term” shall have the meaning set forth in Article 11.1.
“Territory” means all the countries of the world.
“Third Party” means any person, partnership, Joint venture, corporation, trust, estate, unincorporated organisation, government or any department or agency thereof, or any entity other than a Party or any of its Affiliates.
“Third Party Payment” means all fees, milestones, royalties and any other payments paid to Third Parties under patent or technology licences that are necessary in order to Research, Develop, Commercialise, make, have made, use, sell, have sold, offer to sell or resell, import, export, distribute or otherwise transfer physical possession of or otherwise transfer title in or to the Licensed Antibody Products.
“Trademark” means any and all corporate names, service marks, logos or trademarks and trademark applications (whether or not registered) together with all good will associated therewith, and any renewals, extensions or modifications thereto either filed or used.
“Transition Date” shall have the meaning set forth in Article 5.2.8.
“Valid Claim” means a claim of any issued, unexpired Patent Right which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

53

Each of the following definitions are found in the body of this Licence Agreement as indicated:

Defined Terms	Page/Article
“Amgen”	Page 1, 1st paragraph
“Amgen Indemnitees”	Article 10.1
“Amgen Loss(es)”	Article 10.1
“Celltech”	Page 1, 1st paragraph
“Celltech Indemnitees”	Article 10.2
“Celltech Loss(es)”	Article 10.2
“Consultation Rights”	Article 5.2.2(b)
“Defaulting Party”	Article 11.3(a)
“include”, “includes”, and “including”	Article 13.8(e)
“Indemnify”	Article 10.1
“intellectual property”	Article 11.4(a)
“Licence Agreement”	Page 1, 1st paragraph
“Licence Agreement Effective Date”	Page 1, 1st paragraph
“[*] Patent Rights”	Article 5.2.2(a)
“Milestone Events”	Article 4.1(a)
“Milestone Payments”	Article 4.1(a)
“Non-Defaulting Party”	Article 11.3(a)
“Notice of Default”	Article 11.3(a)
“[*]”	Article 12.1
“patent”	Page S1-10 (part of “Patent Rights” def)
“Performance Default”	Article 11.3(a)
“Pre-Effective Date Losses”	Article 10.4
“Representation Default”	Article 11.3(a)
“Termination Date”	Article 11.6
“Transition Date”	Article 5.2.7
“Transition Plan”	Article 11.7(b)

54

SCHEDULE TWO

PART A

[*] PATENT RIGHTS

a) [*]

[*] Ref. No.	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]
[*]
[*]
[*]
[*]
[*]

Priority Application Date:    [*]
Earliest Publication Date/No.    [*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

55

SCHEDULE TWO

PART B

[*] PATENT RIGHTS

b) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

56

SCHEDULE TWO

PART B

[*] PATENT RIGHTS

b) [*]

[*] Ref. No:	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No:	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*[*]

57

SCHEDULE TWO

PART B

[*] PATENT RIGHTS

c) [*]

[*] Ref. No.	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No.	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]

*[*]

58

SCHEDULE TWO

PART B

[*] PATENT RIGHTS

c) [*]

[*] Ref. No.	[*]

Subject Matter:	[*]

Title:	[*]

Inventors:	[*]
[*]

Priority Application Date:	[*]
Earliest Publication Date/No.	[*]

Territory	Application Date	Application No.	Patent No.	Expiry Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*]

59

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Amgen
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
805.447.1000

Via facsimile (XXX) (XX) XXXX XXXXXX and DHL Courier

Celltech R&D Limited
208 Bath Road
Slough SL1 3WE
Berkshire, England
Attention: Company Secretary

Re:	Amendment No. 1 to Collaboration and Licence Agreement
Between Amgen Inc. and Celltech R&D Limited
Amgen Ref. No. XXXXXXXXX (the “Agreement”)

To Whom It May Concern:

Celltech R&D Limited (“Celltech”) and Amgen Inc. (“Amgen”) entered into the captioned Agreement effective May 10th, 2002. The Parties agree that the Agreement is hereby amended as set forth below (“Amendment”), and that the Amendment shall have an effective date of June 9th, 2003 (the “Amendment Effective Date”). Unless specified herein, each capitalized term shall have the meaning assigned to it in the Agreement.

Section 3.2.1(d) and Section 3.2.1(e) of the Agreement are hereby amended in their entirety as follows:

3.2.1 Research

(d) If (i) Celltech has not achieved Milestone 1 as set out in Schedule A by [*]; or (ii) if Celltech achieves Milestone 1 but subsequently fails to achieve Milestone 3 as set out in Schedule A within [*] of Amgen notifying Celltech in writing (pursuant to Article 3.2.1(g) below) of [*] as determined by the [*] study results; the Parties (upon the written request of [*]) shall for a period of [*] of [*] with respect to unachieved Milestone 1 or unachieved Milestone 3 (as applicable) discuss the possibility of extending such time period for an additional, mutually agreed period. Each Party acknowledges that it shall be at its sole discretion as to whether or not to agree to such an extension of any such time period.

1

July 10, 2003

(e) Within [*] of expiry of the [*] period referred to in Article 3.2.1(d) or any extension to such date agreed to by the Parties, Amgen shall notify Celltech in writing that Amgen will either:

(i)
assume the right and obligation to Research, Develop, and supply either itself or through agreement with a Third Party the [*] referred to in Milestone 1 and/or (as appropriate) the [*] referred to above in Article 3.2.1(d); or

(ii)	terminate this Agreement.
If Amgen does not serve such a notice it will be deemed to have exercised the option set out in Article 3.2.1(e)(i).

Section 3.6.3 of the Agreement is amended in its entirety as follows:
3.6.3 Late Stage Development Costs
All Research and Development Costs cumulatively incurred (whether FTE Cost incurred directly by Amgen or Celltech or amounts payable to Third Parties engaged by Celltech or Amgen) for Late Stage Development of Antibody Products shall be shared as follows:
(a) up to [*] Dollars ($[*]) of such cumulative Research and Development Costs, on the basis of [*]:[*] Amgen:Celltech;
(b)    over [*] Dollars ($[*]) of such cumulative Research and Development Costs, on the basis of [*]:[*] Amgen:Celltech.
The costs of manufacture, including scale-up and validation of Antibody Raw Material and Antibody Product in Finished Form, shall be deemed Research and Development Costs of Late Stage Development to the extent only that Antibody Raw Material and Antibody Product in Finished Form so produced is not used for Commercialisation and otherwise shall be a Cost of Goods.

Amgen and Celltech warrant and represent that they have the right to enter into this Amendment and that the terms of this Amendment are not inconsistent with other contractual obligations (express or implied) which they may have. No amendment, modification or supplement of any provision of this Amendment shall be valid or effective unless made in writing and signed by a duly authorized officer of each party. This Amendment shall be governed by the laws of the State of New York.

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July 10, 2003

Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. The Agreement as amended pursuant to this Amendment, constitutes the entire understanding of the parties and each reference to “Agreement” contained in the Collaboration and Licence Agreement shall from and after the date of the Amendment Effective Date refer to the Collaboration and Licence Agreement as modified hereby. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Amendment is acceptable to you, please confirm by signing and returning the duplicate copy of this agreement to XXXXX X. XXXXXXXXX, M/S XX-X-X, at Amgen.

Yours sincerely,

/s/ David L. Lacey

David L. Lacey, M.D.
Vice President, Basic Research & Metabolic Disorders

Celltech R&D Limited

By: /s/ Melanie G. Lee
Title: R&D Director
Date: 24th July 2003

copy:    Ian J. Nicholson
Senior V.P. Business Development, Celltech

XXX XXXXXXXX, Esq.
XXXXX XXXXXX

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